                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-87663

                         PART ONE: DISCLOSURE DOCUMENT

                  15,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                              SALOMON SMITH BARNEY

                       DIVERSIFIED 2000 FUTURES FUND L.P.
                            ------------------------

THE FUND

Salomon Smith Barney Diversified 2000 Futures Fund L.P. is a limited partnership that will speculatively trade commodity interests including futures, options on futures and forward contracts.

The Fund's general partner, Smith Barney Futures Management LLC, allocates the Fund's assets to professional commodity trading advisors and has selected Beacon Management Corporation, Bridgewater Associates, Inc., Campbell & Company, Inc. and Rabar Market Research, Inc. as the Fund's initial advisors.

THE OFFERING

Salomon Smith Barney Inc. is the selling agent. It is not required to sell any specific number of units but will use its best efforts to sell the units offered. The minimum number of units required to be sold in order for the Fund to begin trading is 15,000 ($15,000,000). The maximum number of units that the Fund is authorized to sell is 150,000 ($150,000,000). No underwriting commissions are charged. Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit.

The initial offering period begins on the date of this prospectus and ends 90 days later, unless the general partner ends the period earlier or extends it for up to an additional 60 days. If 15,000 units are not sold during the initial offering period, your subscription will be returned to you. After the initial offering period, units will be continuously offered. Subscription funds will be held on your behalf in an escrow account until they are returned to you or invested in the Fund.

MINIMUM INVESTMENT

FIRST TIME INVESTORS:     EMPLOYEE BENEFIT PLANS
$5,000 for initial        INCLUDING INDIVIDUAL
investments               RETIREMENT ACCOUNTS:
$1,000 or more for        $2,000 for initial
additional investments    investments
                          $1,000 or more for
                          additional investments

THE RISKS

These are speculative securities. BEFORE YOU DECIDE TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 7.

- The Fund is speculative and its performance may be volatile. Commodity interest trading is highly leveraged.

- You could lose all of your investment in the Fund.

- Substantial expenses may not be offset by trading profits and interest income. At its minimum size of $15,000,000, the Fund must generate trading profits of 11.02% per year to break even.

- Your ability to redeem units is limited and no market exists for the units. You may only redeem units after an initial three month holding period and then only on a monthly basis.

                            ------------------------

You are required to make representations and warranties in connection with this investment. You are encouraged to discuss the investment with your individual financial, legal and tax advisors.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                            ------------------------

SALOMON SMITH BARNEY INC.  SMITH BARNEY FUTURES MANAGEMENT LLC
      SELLING AGENT                  GENERAL PARTNER

    THE DATE OF THIS PROSPECTUS AND DISCLOSURE DOCUMENT IS JANUARY 31, 2000

                     COMMODITIES FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 22.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7-13.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

UNTIL APRIL 30, 2000 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                      SMITH BARNEY FUTURES MANAGEMENT LLC
                                GENERAL PARTNER
                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 723-5424

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
PART ONE -- DISCLOSURE DOCUMENT
Summary of the Prospectus...........    1
  Investing in the Fund.............    1
  Summary of Risks You Should
     Consider Before Investing in
     the Fund.......................    2
  Investment Factors You Should
     Consider Before Investing in
     the Fund.......................    3
  General Partner...................    4
  Trading Advisors for the Fund.....    4
  Fees and Expenses of the Fund.....    5
  Breakeven Threshold...............    6
  Redemptions.......................    6
  An investment in the Fund should
     be considered at least a two
     year commitment................    6
  Federal Income Tax Aspects........    6
The Risks You Face..................    7
  Commodity Trading Risks...........    7
     You may lose all of your
        investment..................    7
     As a result of leverage, small
        changes in the price of the
        Fund's positions may result
        in major losses.............    7
     Investing in units might not
        provide the desired
        diversification of your
        overall portfolio...........    7
     Illiquid markets could make it
        impossible for the Fund's
        advisors to realize profits
        or limit losses.............    7
     Foreign exchanges are less
        regulated than U.S. markets
        and trading is subject to
        exchange rate, market
        practice and political
        risks.......................    8
     Forward foreign currency and
        spot contracts are not
        regulated and are subject to
        credit risk.................    9
     Purchasing and writing options
        could result in trading
        losses......................    9
     Swaps are subject to credit
        risks.......................    9
Trading Advisor Risks...............    9
  Past performance is no assurance
     of future results..............    9
  Descriptions of advisors'
     strategies may not be
     applicable in the future.......   10

                                      PAGE
                                      ----
  Speculative position and trading
     limits may reduce
     profitability..................   10
  Fund performance may be hindered
     by increased competition for
     positions......................   10
  You will not have access to the
     Fund's positions and must rely
     on the general partner to
     monitor the advisors...........   10
Fund Structure and Organization
  Risks.............................   10
  The Fund will pay substantial fees
     and expenses regardless of
     profitability..................   10
  Conflicts of interest exist.......   11
  Your ability to redeem or transfer
     units is limited...............   11
  You will not participate in
     management of the Fund's
     business.......................   11
  Expiration or termination of
     management agreements with the
     advisors could increase fees
     paid to advisors...............   11
  The Fund may terminate before you
     achieve your investment
     objective......................   11
  The offering of units has not been
     subject to independent review
     or review on your behalf.......   11
  You cannot determine the expected
     results of this Fund from the
     performance history of other
     funds operated by the general
     partner........................   12
  Potential risk to trading and
     reporting of results because of
     computer problems associated
     with the year 2000.............   12
Tax and Other Regulatory Risks......   12
  Your tax liability may exceed cash
     distributions..................   12
  You could owe tax on your share of
     the Fund's ordinary income
     despite overall losses.........   12
  Non-U.S. investors may face
     exchange risk and local tax
     consequences...................   13
  You will not have the protections
     provided to regulated mutual
     funds..........................   13
  Deregistration of the commodity
     pool operators and commodity
     trading advisors could disrupt
     operations.....................   13
  Regulatory changes could restrict
     the Fund's operations..........   13

                                      PAGE
                                      ----
Potential Benefits of Investing in
  Salomon Smith Barney Diversified
  2000..............................   14
Conflicts of Interest...............   17
  Relationship Between the General
     Partner and the Commodity
     Broker.........................   17
  Accounts of Salomon Smith Barney,
     the General Partner and Their
     Affiliates.....................   17
  Control of Other Accounts by the
     Advisors.......................   17
  Other Activities of Salomon Smith
     Barney.........................   18
Fees and Expenses of the Fund.......   19
  Advisors..........................   19
  Commodity Broker..................   20
  Other.............................   21
  Caps on Fees......................   21
  Break-even Analysis...............   22
Trading Policies....................   23
The General Partner.................   23
  Background........................   23
  Principals........................   24
  Legal Actions.....................   25
  Investment by General Partner.....   25
  Business and Practices of General
     Partner........................   26
  Duties of the General Partner.....   26
  Management's Discussion and
     Analysis of Financial Condition
     and Results of Operations......   26
  Risk of Computer System Failure
     (Year 2000 Issue)..............   27
  Performance History of the Fund...   28
  Other Pools Operated by the
     General Partner................   28
The Advisors........................   33
  Sectors and Contracts Traded by
     Advisors.......................   33
  Advisor Descriptions..............   35
  Beacon Management Corporation.....   41
  Bridgewater Associates, Inc.......   45
  Campbell & Company, Inc...........   54
  Rabar Market Research, Inc........   66
  Management Agreements.............   73

                                      PAGE
                                      ----
The Commodity Broker................   74
  Brokerage Agreement...............   74
  Litigation........................   75
Use of Proceeds.....................   77
  Commodity Trading Accounts........   77
  Interest Income...................   77
Investing in the Fund...............   77
  The Offering......................   77
  Who May Invest....................   78
  How to Invest.....................   78
  Escrow Arrangements...............   79
  Rejection or Revocation of
     Subscriptions..................   79
ERISA Considerations................   79
  General...........................   79
  Special Investment
     Consideration..................   79
  The Fund Should Not Be Deemed to
     Hold "Plan Assets".............   80
  Ineligible Purchasers.............   80
How to Redeem Units.................   81
Federal Income Tax Aspects..........   81
  The Fund's Partnership Tax
     Status.........................   81
  Taxation of Limited Partners on
     Profits and Losses of the
     Fund...........................   81
  Fund Losses by Limited Partners...   82
  Passive-Activity Loss Rules and
     Their Effect on the Treatment
     of Income and Loss.............   82
  Cash Distributions and Unit
     Redemptions....................   82
  Gain or Loss on Section 1256
     Contracts and Non-Section 1256
     Contracts......................   82
  Tax on Capital Gains and Losses...   82
  Limited Deductions for Certain
     Expenses.......................   83
  Interest Income...................   83
  Syndication Fees..................   83
  Investment Interest Deductibility
     Limitations....................   83
  IRS Audits of the Fund and its
     Limited Partners...............   83
  State and Other Taxes.............   83
  Broker Reporting and Backup
     Withholding....................   83
  Exempt Organizations..............   83

                                      PAGE
                                      ----
  Organization and Limited
     Liability......................   84
  Management of Partnership
     Affairs........................   84
  Fiduciary Responsibility of the
     General Partner................   84
  Sharing of Profits and Losses.....   84
  Additional Partners...............   84
  Restrictions on Transfer or
     Assignment.....................   85
  Dissolution and Termination of the
     Fund...........................   85
  Removal or Admission of General
     Partner........................   85
  Amendments and Meetings...........   85
  Reports to Limited Partners.......   86
  Indemnification of the General
     Partner........................   86
  Enforcing Your Rights as a Limited
     Partner........................   86
Legal Matters.......................   87

                                      PAGE
                                      ----
Experts.............................   87
Financial Statements................   88

PART TWO -- STATEMENT OF ADDITIONAL
  INFORMATION
Diversifying Your Portfolio With
  Managed Futures...................  105
Individual Advisor Performance......  112
Table C-Hypothetical Composite
  Performance.......................  118
Commodity Markets...................  121
Glossary............................  126
Limited Partnership Agreement --
  Exhibit A.........................  A-1
Subscription Agreement -- Exhibit
  B.................................  B-1
Suitability Requirements --
  Exhibit C.........................  C-1
Subscription Agreement -- Execution
  Copy..............................  Back
                                      Cover

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.
                      STRUCTURE AND PRINCIPAL PARTICIPANTS


                                                             CITIGROUP INC.


                                                       SALOMON SMITH BARNEY
                                                           HOLDINGS INC.

          SELLING AGENT                                                                                        GENERAL PARTNER
        COMMODITY BROKER
    Salomon Smith Barney Inc.                                                                                   Smith Barney
                                                                                                           Futures Management LLC

                                  Selling Agreement                               General Partnership
                                 Brokerage Agreement                                   Interest
                                                               FUND

                                                       Salomon Smith Barney
                                                         Diversified 2000         Limited Partnership        Other commodity pools
                                                         Futures Fund L.P.             Interest            operated by Smith Barney
                                                                                                           Futures Management LLC(1)

                                                       Management Agreements

                                           COMMODITY TRADING ADVISORS
                                                                                                                LIMITED PARTNERS
                                                 1) Beacon Management Corporation
                                                 2) Bridgewater Associates, Inc.
                                                 3) Campbell & Company, Inc.
                                                 4) Rabar Market Research, Inc.

--------------------
(1) The commodity pools currently operated or managed by the general partner appear on page 29. The general partner performs the same administrative functions for all the pools it operates or manages.

                           SUMMARY OF THE PROSPECTUS

Salomon Smith Barney Diversified 2000 Futures Fund L.P. aims to achieve substantial capital appreciation and permit you to diversify a traditionally structured stock and bond portfolio.

Diversification of a portfolio with an investment that produces independent, positive results tends to improve the overall return of the portfolio while reducing its volatility.

The Fund will attempt to accomplish its objectives through speculative trading in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals. The Fund may employ futures, options and forward contracts in those markets.

Futures contracts are contracts made on a commodity exchange which provide generally for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments in standard amounts at a specified date, time and place.

Options are contracts giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option. Options may be traded on exchanges or privately negotiated. The Fund will trade only exchange-traded options.

A forward contract is a contract for the purchase and sale of a commodity for delivery at a future date. It is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties. The Fund intends to enter into forward contracts on foreign currencies.

The Fund may also engage in trading in spot and swap contracts. Spot contracts are cash market transactions in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Swap contracts generally involve an exchange of a stream of payments between the contracting parties. Swap and spot contracts are not uniform and are not exchange-traded.

The markets and contracts traded by the Fund are referred to collectively as "commodity interests" in this document.

Smith Barney Futures Management LLC is the Fund's general partner. Beacon Management Corporation, Bridgewater Associates, Inc., Campbell & Company Inc. and Rabar Market Research Inc. are its initial trading advisors. All of the Fund's assets will be deposited with Salomon Smith Barney, the Fund's commodity broker.

The Fund's address is: c/o Smith Barney Futures Management LLC, 390 Greenwich Street, New York, New York 10013.

The Commodity Futures Trading Commission, the U.S. government agency that regulates the futures markets, and the National Futures Association, a self-regulatory membership organization, are referred to throughout this document as "CFTC" and "NFA."

INVESTING IN THE FUND

INVESTMENT MINIMUMS

The minimum initial investment is $5,000, unless you are investing for an IRA or other employee benefit plan account, in which case the minimum is $2,000. Investments above the minimum and subsequent investments must be in $1,000 increments.

IS AN INVESTMENT IN THE FUND SUITABLE FOR YOU?

You should consider investing in the Fund if you are interested in its potential to produce, over the long-term, returns that are generally independent of the returns of stocks and bonds and you are prepared to risk the loss of all of your investment.

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment nor is it suitable for all investors. The Fund is not suitable for investors seeking consistent returns, income, or tax benefits.

The Fund is offered as a diversification opportunity for an investor's entire portfolio and therefore an investment in the Fund should represent only a limited portion of an investor's overall portfolio.

At a minimum you must have:

  1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

  2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. See Exhibit C for suitability requirements.

Your Salomon Smith Barney financial consultant can assist you in deciding whether an investment in the Fund is suitable for you.

HOW TO INVEST

  - Read this prospectus carefully and discuss with your financial consultant any questions you have about the Fund.

  - If you decide to invest, please complete and sign the subscription agreement on the last page.

  - The Fund will accept subscriptions throughout the initial and continuous offering periods. The offering can be terminated by Smith Barney Futures Management at any time. The initial offering period begins on the date of this prospectus and ends 90 days later, unless the general partner ends the period earlier or extends it for up to an additional 60 days. You may buy units for $1,000 each during the initial offering period. If 15,000 units are not sold during the initial offering period, your subscription will be returned to you. Your subscription amount will be held on your behalf in an escrow account at a bank until it is returned to you or invested in the Fund.

  - During the continuous offering, you may buy units and partial units at the beginning of any quarter in which units are offered. The number of units you receive will be based on the net asset value of the units on the purchase date. The net asset value per unit is determined by dividing the total net asset value of the Fund by the number of units issued. Net asset value is all of the Fund's assets including the market value of commodity interest contracts less brokerage and advisory fees and all other liabilities of the Fund. You must submit your signed subscription agreement at least five days before the end of the prior quarter.

  - You must have a Salomon Smith Barney customer securities account to buy units.

  - Interest earned while subscriptions are in escrow will be credited to your Salomon Smith Barney securities account.

SUMMARY OF RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

Investment in the Fund is speculative and involves a high degree of risk. You should be aware of the following risks:

  - Futures, forwards, and options trading is speculative, volatile and involves a high degree of leverage. You could lose all of your investment.

  - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and produces returns that are independent from stock and bond market returns.

  - The advisors' trading strategies may not perform as they have performed in the past. The advisors have from time to time incurred substantial losses in trading on behalf of clients.

  - Regardless of trading performance, the Fund will incur fees and expenses, including brokerage and management fees. Substantial incentive fees may be paid to one or more trading advisors even if the Fund experiences a net loss for the full year.

  - Your ability to redeem units is limited and no market exists for the units. You may only redeem units after an initial three month holding period and then only on a monthly basis.

  - The Fund is subject to numerous conflicts of interest including those that arise from the facts that

     1) the general partner and commodity broker are affiliates;

     2) each of the trading advisors, the commodity broker and their principals and affiliates may trade in commodity interests for their own accounts; and

     3) your Salomon Smith Barney financial consultant will receive ongoing compensation for providing services to your account.

See pages 7 through 13 for a complete description of risks of this investment.

INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

  - The Fund will trade a diversified portfolio of futures, options on futures, spot and forward contracts in U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products and precious and base metals.

  - The general partner has selected multiple advisors who will use proprietary trading systems for the Fund in an attempt to make profits and protect against losses.

  - The Fund may diversify a stock and bond portfolio by producing positive returns that are independent of stock and bond markets. The Fund may produce independent returns due to its trading in global futures markets and the ability of its advisors to take both long and short positions with equal ease. The potential result would be to improve the return of the overall portfolio and lower its volatility.

  - Investors in the Fund get the advantage of highly leveraged trading in a limited liability structure which ensures that you will not be individually subject to margin calls or demands for cash with respect to the Fund's account. While it is possible in theory to lose your entire investment, the general partner has 20 years of experience in managing commodity pools and carefully monitors pre-established loss limits for each pool. Therefore, absent a catastrophic event, it is extremely unlikely for the Fund's assets (or yours) to be entirely depleted.

  - Salomon Smith Barney will pay the Fund interest at the 30-day U.S. Treasury bill rate on 80% of the average daily balance maintained in cash in the Fund's commodity trading accounts. Other commodity funds typically also earn interest on cash balances. Small, individual commodity trading accounts often do not earn interest.

  - The Fund provides you with services designed to simplify the administrative details involved in engaging directly in commodity interest transactions, such as posting margin (the good faith deposit needed to maintain a futures contract position) and responding to margin calls (requests from the commodity broker for additional margin amounts), monitoring positions and tracking performance daily.

GENERAL PARTNER

Smith Barney Futures Management LLC manages the Fund, including selecting, monitoring and terminating advisors and allocating assets among them. In making allocations, the general partner considers past performance, trading style, volatility, markets traded and fee requirements. The general partner and its predecessor firms were incorporated in 1979 and have sponsored or supervised cumulative assets of over $2 billion in the past 20 years. As of October 31, 1999, the general partner acts as general partner or trading manager to 28 other active public, private and offshore pools with assets in excess of $850 million.

TRADING ADVISORS FOR THE FUND

The Fund will initially employ four advisors to trade the Fund's assets. Each of the advisors has developed and employs proprietary strategies. Each advisor's objective is to attempt to participate in major increases or decreases in prices, which are also referred to as price trends.

Beacon, Campbell and Rabar will generally use computerized, trend-following trading strategies based on technical analysis of market prices. Bridgewater's trading strategy employs both technical and fundamental analysis.

Technical analysis focuses primarily on statistical research of past market prices. Trend-following uses mathematical models that generate trading signals based on the technical analysis of past market prices. Fundamental analysis applies the theory that prices are primarily determined by the economic forces of supply and demand.

BEACON MANAGEMENT CORPORATION

Beacon Management Corporation has been operating its trading systems since July 1980. Beacon will trade its Meka Program on behalf of the Fund. The Meka Program aggressively invests a broadly diversified portfolio using proprietary, computerized trend-following systems and portfolio allocation software. Its diversified portfolio includes trading in U.S. and international interest rate contracts, foreign currencies, stock market indices, agricultural and energy products, and precious and base metals. The Meka Program began trading client assets in 1995. As of October 31, 1999, Beacon managed approximately $99 million in its Meka program and $118 million in total assets. Beacon's initial allocation will be 20% of the Fund's assets.

BRIDGEWATER ASSOCIATES, INC.

Bridgewater Associates, Inc. has been operating its trading systems since 1985. Bridgewater will trade its Aggressive Pure Alpha Futures Only Program on behalf of the Fund. The Aggressive Pure Alpha Futures Only Program uses both fundamental and technical systems, with fundamental readings given a heavier weighting in determining position sizes. This program focuses on U.S. and international interest rate contracts, foreign currencies, stock market indices and copper. It began trading client accounts in August 1998.

As of October 31, 1999, Bridgewater managed approximately $14 million in its Aggressive Pure Alpha Futures Only Program and $25.5 billion in total assets. Of the $25.5 billion total, $8.8 billion is attributed to accounts that trade futures and $16.7 billion is attributed to accounts that trade non-futures only. Bridgewater's initial allocation will be 20% of the Fund's assets.

CAMPBELL & COMPANY, INC.

Campbell & Company, Inc. has been operating its trading systems since 1972. Campbell uses a computerized, technical, trend-following approach combined with risk management and portfolio management principles. Campbell will initially use its Financial, Metals and Energy Small Portfolio in trading the Fund's assets. If Campbell's allocation exceeds $10 million, Campbell will trade its Financial, Metals and Energy Large Portfolio. This program trades the same contracts as the Small Portfolio, however, it adds certain forward foreign currency contracts that do not have futures equivalents. The FME Small and Large Portfolios concentrate trading in U.S. and international interest rate contracts, foreign currencies, and stock market indices with a secondary emphasis on energy products and precious and base metals.

As of October 31, 1999, Campbell managed approximately $165 million in the FME Small Portfolio, $1.3 billion in the FME Large Portfolio and $1.7 billion in total assets. Campbell's initial allocation will be 30% of the Fund's assets.

RABAR MARKET RESEARCH, INC.

Rabar Market Research, Inc. began client trading in 1989. Rabar trades its portfolio according to a technical trend-following method that emphasizes diversification and risk management. Rabar will use its sole trading program in managing the Fund's assets. The Rabar program trades a diversified portfolio of up to 70 or more different contracts. Trading is concentrated in the financial markets including U.S. and international interest rate contracts, foreign currencies and stock market indices, energy and agricultural products and precious and base metals.

As of October 31, 1999, Rabar managed approximately $245 million in assets in its single program. Rabar's initial allocation will be 30% of the Fund's assets.

                         FEES AND EXPENSES OF THE FUND

The Fund will pay substantial fees and expenses that must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

             TYPE OF FEE OR EXPENSE                                   AMOUNT
------------------------------------------------  ----------------------------------------------
Advisory Fees
  Management fees                                 1.25% per year of allocated net assets payable
                                                  monthly to Bridgewater
                                                  2% per year of allocated net assets payable
                                                  monthly to Beacon, Campbell and Rabar
  Annual incentive fees                           20% of new trading profits earned by each
                                                  advisor for the Fund in each year, which are
                                                  trading profits net of expenses other than
                                                  organizational and offering expenses
Trading Fees
  Brokerage fee                                   5.4% per year of net assets payable monthly
                                                  (0.45% per month) to Salomon Smith Barney
  Transaction fees                                Actual transaction fees estimated at 1.2% of
                                                  net assets per year (includes floor brokerage,
                                                  NFA, exchange, clearing and give-up fees)

             TYPE OF FEE OR EXPENSE                                   AMOUNT
------------------------------------------------  ----------------------------------------------
Other Operating Expenses
  Reimbursement of offering and organizational    Actual expenses estimated at $750,000 plus
  expenses of the initial offering period         interest in 24 equal monthly installments to
                                                  Salomon Smith Barney
  Expenses of the continuous offering             Actual expenses estimated at $150,000 per
                                                  year. At the Fund's initial minimum size of
                                                  $15 million, this would equal 1% of the Fund's
                                                  net assets; at a Fund size of $150 million,
                                                  this would equal 0.1% of net assets.
  Periodic legal, accounting, filing and          Actual expenses estimated at $150,000 per
  reporting fees                                  year. At the Fund's initial minimum size of
                                                  $15 million, this would equal 1% of the Fund's
                                                  net assets; at a Fund size of $150 million,
                                                  this would equal 0.1% of net assets.

                            ------------------------

BREAKEVEN THRESHOLD

At the initial minimum size of $15,000,000, an investment of $5,000 must earn profits of $551.00 in order to "break even" at the end of one year of trading.

REDEMPTIONS

You may redeem your units as of the end of any month after a three month initial holding period. You must give notice to the general partner at least 10 days before the end of the month in which you wish to redeem. Because the net asset value of your units can vary significantly from day to day, you cannot know the redemption value of your investment at the time you submit your request to redeem. The Fund will not redeem, or may delay redemption of units, if the Fund does not have enough cash available to pay the redemption or if a limited partner would own fewer than three units after redemption.

AN INVESTMENT IN THE FUND SHOULD BE CONSIDERED AT LEAST A TWO YEAR COMMITMENT

The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. Therefore, you should plan to hold units for long enough to have a realistic opportunity for a number of sustained price movements to develop. The general partner believes you should consider your investment in units to be at least a two year commitment.

DISTRIBUTIONS

The general partner does not currently intend to make any distributions.

The Fund does not pay dividends. If the Fund is profitable, you will earn money on your investment through appreciation in the value of your units.

FEDERAL INCOME TAX ASPECTS

If you are a U.S. taxpayer, you will be taxed each year on interest income earned and any gains recognized by the Fund. Because the general partner does not intend to make distributions, you will not have cash income from the Fund to pay your taxes unless you redeem units.

                               THE RISKS YOU FACE

INVESTMENT IN THE FUND IS SPECULATIVE. THE FUND'S PERFORMANCE MAY BE VOLATILE. YOU SHOULD NOT INVEST IN UNITS UNLESS YOU CAN AFFORD TO LOSE ALL OF YOUR INVESTMENT.

COMMODITY TRADING RISKS

YOU MAY LOSE ALL OF YOUR INVESTMENT.

Commodity markets are highly volatile and can be without sustained movements of prices in one direction, up or down, for extended periods. Such movements may be referred to as trends. The profitability of the Fund will depend to a great extent on

  - the periodic occurrence of sustained price movements of at least some of the contracts traded by the Fund's advisors;

  - the ability of the advisors to analyze the commodity markets; and

  - the ability of the advisors to enter a market while a trend in one direction exists and exit that market with a profit.

Participation in a market that is either volatile or trendless could produce substantial losses for the Fund. Failure of the advisors to identify trends or to exit a market position after a trend matures could also produce substantial losses. The result of these conditions or failures could be the loss of all of your investment.

AS A RESULT OF LEVERAGE, SMALL CHANGES IN THE PRICE OF THE FUND'S POSITIONS MAY RESULT IN MAJOR LOSSES.

Good faith or margin deposits normally required in commodity futures trading may range from 1% to 25% of the face value of the contract. Based on the Fund's advisors' trading strategies, the Fund could take positions with a face value of up to 5 to 10 times the value of the Fund's total equity. As a result of this leverage, a small change in the market price of a contract can produce major losses for the Fund.

INVESTING IN UNITS MIGHT NOT PROVIDE THE DESIRED DIVERSIFICATION OF YOUR OVERALL PORTFOLIO.

One of the objectives of the Fund is to add an element of diversification to a traditional stock and bond portfolio. Studies show that diversifying a portfolio with investments that produce independent, positive results tends to improve the overall return of the portfolio while reducing its volatility. Even if an investment in the Fund reduces your portfolio's volatility, the overall performance of your portfolio may be negative or flat.

While the Fund's performance may be largely independent of the general stock and bond markets, there is no assurance that it will be consistently independent or non-correlated. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets.

Moreover, investors' existing portfolios and individual risk tolerances may differ so that the result of non-independent performance and/or negative performance on individual portfolios will vary.

You must not consider the Fund to be a hedge against losses in your core stock and bond portfolios. You should consider whether diversification in itself or the diversification provided by the Fund is worthwhile even if the Fund is profitable.

ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE FOR THE FUND'S ADVISORS TO REALIZE PROFITS OR LIMIT LOSSES.

When the volume of buy and sell orders in a market is small relative to the size of an order that an advisor wants to execute for the Fund, it is more difficult to execute the order at the desired price or to quickly exit a losing position. Despite the availability of trade information and price quotes, the Fund's advisors may not be able to execute trades at or near quoted prices in low volume markets. This applies to both exchange-traded and non-exchange-traded contracts. Although the Fund's advisors will generally purchase and sell actively traded contracts, we cannot assure you that orders will be executed at or near the desired price.

Factors that can contribute to market illiquidity for exchange-traded contracts include

  - exchange-imposed price fluctuation limits;

  - limits on the number of contracts speculative traders may hold in most physical commodity markets; and

  - market disruptions.

The general partner expects that non-exchange traded contracts will be traded for commodity interests for which there is generally a liquid underlying market. Such markets, however, may experience periods of illiquidity and are also subject to market disruptions.

Since the Fund's advisors already manage sizable assets in the commodity markets, it is probable that the Fund will encounter illiquid situations. It is impossible to quantify the frequency or magnitude of these risks, however, especially because the conditions often occur unexpectedly.

FOREIGN EXCHANGES ARE LESS REGULATED THAN U.S. MARKETS AND TRADING IS SUBJECT TO EXCHANGE RATE, MARKET PRACTICE AND POLITICAL RISKS.

The Fund may trade in commodity contracts on exchanges located outside the U.S. Five to 15 percent of the Fund's assets may be used to margin positions traded on non-U.S. exchanges at any point in time.

Commodity exchanges and commodity futures and options trading in the United States are subject to regulation under the Commodity Exchange Act by the CFTC. The function of the CFTC is to enforce the objectives of the Commodity Exchange Act which are to prevent price manipulation and excessive speculation and promote orderly and efficient commodity futures and options markets. Although the CFTC permits U.S. persons to trade futures and options on futures on non-U.S. exchanges, non-U.S. exchanges are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as

  - lack of investor protection regulation

    The rights of the Fund in the event of the insolvency or bankruptcy of a non-U.S. market or broker are likely to differ from rights that the Fund would have in the U.S. and these rights may be more limited than in the case of failures of U.S. markets or brokers.

  - possible governmental intervention

    A foreign government might halt trading in a market and/or take possession of the Fund's assets maintained in its country in which case the assets may never be recovered. The general partner might have little or no notice that such events were happening. In such circumstances, the general partner may not be able to obtain the Fund's assets.

  - relatively new markets

    Some foreign exchanges on which the Fund trades may be in developmental stages so that prior price histories may not be indicative of current price patterns.

  - exchange-rate exposure

    The Fund will be valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The

    Fund's assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the Fund even if the contract traded is profitable.

FORWARD FOREIGN CURRENCY AND SPOT CONTRACTS ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK.

The Fund will trade forward contracts in foreign currencies, and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures, are not regulated by the CFTC. Therefore, the Fund will not receive any benefit of CFTC regulation for these trading activities.

Furthermore, these transactions are not exchange-traded so that no clearinghouse or exchange stands ready to meet the obligations of the contract. Thus, the Fund faces the risk that its counterparties may not perform their obligations. This risk may cause some or all of the Fund's gains to be unrealized.

PURCHASING AND WRITING OPTIONS COULD RESULT IN TRADING LOSSES.

The Fund may trade in exchange-traded commodity options. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option may lose the entire premium paid for the option. The writer, or seller, of an option has unlimited risk. An option writer collects a premium and risks losing the difference between the premium received and the price it would have to pay to obtain the underlying commodity or futures contract if the option buyer exercises its option. The advisors currently do not trade options extensively, but may do so in the future.

SWAPS ARE SUBJECT TO CREDIT RISKS.

The Fund may engage in swap transactions in energy, agricultural and base and precious metal products, currencies and interest rates. Unlike futures and options on futures contracts and commodities, swap contracts are not traded on or cleared by an exchange or clearinghouse. Like forward foreign currency and spot contracts, the Fund will be subject to the risk of counterparty default on its swaps. Since swaps do not generally involve the delivery of underlying assets or principal, any loss would be limited to the net amount of payments required by contract. In some of the Fund's swap transactions the counterparty may require the Fund to deposit collateral to support the Fund's obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund would lose the net amount of payments that the Fund is contractually entitled to receive and could lose, in addition, any collateral deposits made with the counterparty.

See "Commodity Markets" in Part Two of this document for additional information.

TRADING ADVISOR RISKS

PAST PERFORMANCE IS NO ASSURANCE OF FUTURE RESULTS.

The advisors base their trading decisions on either technical analysis of market prices or fundamental analysis of a variety of economic, political and financial factors. Neither technical nor fundamental analysis takes into account unanticipated world events that may cause losses to the Fund. In addition, the Fund's trading advisors may alter their strategies from time to time. Therefore, their performance results in the future may materially differ from their prior trading records. The addition of the Fund's account may also substantially increase the total amount of assets each advisor manages. Somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. In any event, past performance does not assure future results.

DESCRIPTIONS OF ADVISORS' STRATEGIES MAY NOT BE APPLICABLE IN THE FUTURE.

Any advisor may make material changes to the trading strategy it uses in trading the Fund's account with the consent of the general partner, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be useful. The general partner does not anticipate that this will occur frequently, if at all. You will be informed of any changes to an advisor's strategy that the general partner deems to be material, however, you may not be notified until after a change occurs. Non-material changes may be made by the advisors without the consent of the general partner. These changes may nevertheless affect the Fund's performance.

SPECULATIVE POSITION AND TRADING LIMITS MAY REDUCE PROFITABILITY.

The CFTC and U.S. exchanges have established "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. Each advisor believes that established speculative position and trading limits will not adversely affect its trading for the Fund. The trading instructions of an advisor, however, may have to be modified, and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions.

FUND PERFORMANCE MAY BE HINDERED BY INCREASED COMPETITION FOR POSITIONS.

Assets in managed futures have grown from an estimated $500 million in 1980 to an estimated $40 billion in 1998. This increase has occurred primarily among trend-following advisors like the initial advisors to the Fund. Further, because they trade independently, the advisors to the Fund may take similar positions contemporaneously. These factors mean increased trading competition. Since futures are traded in an auction-like market, the more competition there is for the same contracts, the more difficult it is for the Fund's advisors to obtain the best prices for the Fund. The advisors are required to use an allocation methodology that is fair to all of their customers.

YOU WILL NOT HAVE ACCESS TO THE FUND'S POSITIONS AND MUST RELY ON THE GENERAL PARTNER TO MONITOR THE ADVISORS.

As limited partners, you will not have access to the Fund's trading positions. Consequently, you will not know whether the Fund's advisors are adhering to the Fund's trading policies and must rely on the ability of the general partner to monitor trading and protect your investment.

FUND STRUCTURE AND ORGANIZATION RISKS

THE FUND WILL PAY SUBSTANTIAL FEES AND EXPENSES REGARDLESS OF PROFITABILITY.

The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. In addition, it is possible that the Fund could pay substantial incentive fees to one or more advisors in a year in which it had no net trading profits or in which it actually lost money. Furthermore, it is possible that the advisors could take positions opposite each other, compounding transaction fees for little benefit to the Fund as a whole.

A $5,000 investment would have to increase between 11.02% (assuming 15,000 units are sold) and 5.79% (assuming 150,000 units are sold) in one year of trading operations, that is, between $551.00 and $289.41, to equal $5,000 upon redemption at the end of that year. The Fund's trading profits and interest income must equal or exceed its trading losses and expenses to avoid depletion or exhaustion of its assets. See "Fees and Expenses of the Fund."

CONFLICTS OF INTEREST EXIST.

Conflicts of interest exist in the structure and operation of the Fund's business. These conflicts include:

(1) the general partner and Salomon Smith Barney, the Fund's commodity broker, are affiliates and brokerage fees have not been set at arm's length;

(2) each of the Fund's advisors, the Fund's commodity broker and their principals, affiliates or customers may trade for their own accounts or for clients and may take competing positions or positions opposite or ahead of those taken for the Fund; and

(3) your financial consultant will receive ongoing compensation for providing services to your account and therefore has a conflict of interest in advising you when and whether to purchase or redeem units.

See "Conflicts of Interest."

YOUR ABILITY TO REDEEM OR TRANSFER UNITS IS LIMITED.

You may only redeem your units as of the end of each month after an initial holding period of three months. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund's units exists. You may transfer your units with notice to the general partner. A transferee cannot, however, become a limited partner without the general partner's approval.

YOU WILL NOT PARTICIPATE IN MANAGEMENT OF THE FUND'S BUSINESS.

You are not permitted to participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund's affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund's affairs in the best interests of the limited partners.

EXPIRATION OR TERMINATION OF MANAGEMENT AGREEMENTS WITH THE ADVISORS COULD INCREASE FEES PAID TO ADVISORS.

The management agreement with each advisor expires each year on June 30. An advisor may not agree to renew its agreement on the same terms, and new advisors may not agree to similar terms. In the event that a new advisor is selected, it will be paid incentive fees on new trading profits it generates without regard to trading losses generated by the prior advisor. The advisory fees payable by the Fund could increase according to the terms of a new management agreement or if a new advisor were selected.

THE FUND MAY TERMINATE BEFORE YOU ACHIEVE YOUR INVESTMENT OBJECTIVE.

Unforeseen circumstances, including substantial losses or withdrawal of the Fund's general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2019. Early termination of the Fund could disrupt your overall investment portfolio plan resulting in the loss of all of your investment.

THE OFFERING OF UNITS HAS NOT BEEN SUBJECT TO INDEPENDENT REVIEW OR REVIEW ON YOUR BEHALF.

One law firm represents the Fund, the general partner and the commodity broker. The Fund's advisors are each represented by themselves or their own legal counsel. You do not have legal counsel representing you as a limited partner in connection with the Fund. Accordingly, you should consult your legal, tax, and financial advisors regarding the desirability of investing in the Fund.

YOU CANNOT DETERMINE THE EXPECTED RESULTS OF THIS FUND FROM THE PERFORMANCE HISTORY OF OTHER FUNDS OPERATED BY THE GENERAL PARTNER.

The Fund has not yet begun trading. The general partner currently operates over 21 other active commodity pools; however, the performance of this Fund will differ from the performance history of the other funds. Although the advisors to the Fund, with the exception of Bridgewater, currently manage other funds for the general partner, the general partner has not employed this same combination of advisors in any previous fund.

Furthermore while the advisors' trading strategies used in this Fund, with the exception of Bridgewater, are the same as those employed in existing funds operated by the general partner, the strategies used for this Fund and the others may vary in the future. Therefore, the performance of the Fund will be different from the performance of other funds managed by the general partner.

POTENTIAL RISK TO TRADING AND REPORTING OF RESULTS BECAUSE OF COMPUTER PROBLEMS ASSOCIATED WITH THE YEAR 2000

If the computer systems upon which the Fund's general partner, commodity broker, advisors and other service providers rely are unable to distinguish the year 2000 from 1900, the Fund could incur losses. Although the year change occurred without incident, and as of the date of this prospectus the general partner knows of no Year 2000 problem that will impact the Fund, computer experts caution that Year 2000 issues may still arise in the future. The general partner's Year 2000 contingency plan remains in effect.

The Fund's general partner and commodity broker have provided assurances to the Fund that their computer systems have been modified, tested and are prepared to operate in the year 2000. The risks that are outside of the Fund's and the general partner's control are those associated with the Fund's advisors and with the exchanges on which the Fund's advisors trade.

If the Year 2000 problem is systemic, for example, if the exchanges, banks, and public utilities are unable to function, then the Fund may have to halt trading, suspend daily net asset value calculations or suspend redemptions and subscriptions.

A further discussion appears under "The General Partner -- Risk of Computer System Failure (Year 2000 Issue)."

TAX AND OTHER REGULATORY RISKS

YOUR TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS.

The general partner does not currently intend to distribute cash to limited partners. Cash will be distributed to you at the sole discretion of the general partner. You will be taxed each year, however, whether or not any cash has been distributed. The only way for you to obtain income earned on your investment is to redeem units. After the end of a three-month holding period, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

YOU COULD OWE TAX ON YOUR SHARE OF THE FUND'S ORDINARY INCOME DESPITE OVERALL LOSSES.

Gain or loss on futures and options on futures as well as on most foreign currency contracts will be taxed as capital gains or losses. Capital losses can only be used to offset capital gains plus $3000 of ordinary income each year. Interest income, periodic income on swaps and gain on some foreign futures contracts are ordinary income. Therefore, you may be required to pay tax on your allocable share of the Fund's ordinary income, even though the Fund incurs overall losses.

NON-U.S. INVESTORS MAY FACE EXCHANGE RISK AND LOCAL TAX CONSEQUENCES.

Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of their investment to decrease or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

YOU WILL NOT HAVE THE PROTECTIONS PROVIDED TO REGULATED MUTUAL FUNDS.

The Fund is not a registered securities investment company, or "mutual fund," subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

DEREGISTRATION OF THE COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS COULD DISRUPT OPERATIONS.

The general partner is a registered commodity pool operator and each of the advisors is a registered commodity trading advisor. If the CFTC were to terminate, suspend, revoke or not renew the registration of the general partner, the general partner would withdraw as general partner of the Fund. The limited partners would then determine whether to select a replacement general partner or to dissolve the Fund. If the CFTC were to terminate, suspend, revoke or not renew the registrations of any of the advisors, the general partner would terminate the management agreement with that advisor. The general partner could reallocate the Fund's assets managed by that advisor to the other advisors or appoint a new advisor. No action is currently pending or threatened against the general partner or any of the advisors.

REGULATORY CHANGES COULD RESTRICT THE FUND'S OPERATIONS.

Federal agencies including the SEC, the CFTC and the Federal Reserve Bank regulate certain activities of the Fund, the general partner and the advisors. Regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The Fund is not aware of any pending or threatened regulatory developments that might adversely affect the Fund, however, adverse regulatory initiatives could develop suddenly and without notice.

A further discussion appears under "Federal Income Tax Aspects."

                       POTENTIAL BENEFITS OF INVESTING IN
                     SALOMON SMITH BARNEY DIVERSIFIED 2000

MULTI-ADVISOR TRADING

The general partner has selected four advisors who utilize different proprietary trading systems for the Fund. As a result, profits earned by one advisor may offset losses incurred by other advisors during the same time period. Losses, however, may entirely offset profits in the same manner.

ABILITY TO ESTABLISH LONG OR SHORT POSITIONS WITH EQUAL EASE

Unlike traditional portfolios that hold predominantly long positions, the Fund's advisors can take both long and short positions with equal ease. For example, there is no requirement in futures to sell short only on a price up-tick as there is in U.S. stock exchange trading. Nor is the Fund required to hold securities or set aside cash or cash equivalents to cover short positions as registered investment companies must do. Thus the Fund can participate in declining markets as well as rising markets.

PROFESSIONAL MANAGEMENT

Smith Barney Futures Management LLC, the general partner, has used a rigorous due diligence process to select the four advisors that will initially trade on behalf of the Fund. The general partner believes that the advisors' trading styles, markets traded and risk control techniques complement one another. Each initial advisor has a minimum of five years' experience managing client money. As of October 31, 1999, the aggregate funds under management by the advisors in commodity interest accounts were $9.7 billion (excluding notional funds) and $10.8 billion (including notional funds). Notional funds means the difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client's account at the commodity broker.

GLOBAL MARKET INVESTING WITH LIMITED EXCHANGE RATE RISK

Based on prior trading by the Fund's initial advisors, five to 15 per cent of the Fund's assets may be used for trading contracts on non-U.S. exchanges. Substantially all of these contracts are denominated in non-U.S. currencies. The advisors are able to convert foreign currency balances for non-U.S. contracts to U.S. dollars at least monthly in highly liquid markets at competitive prices. Thus, the Fund's overall risk associated with the conversion to and from foreign currency is limited.

The percentage allocated to trading non-U.S. contracts is subject to change by the advisors. The advisors may change the weightings within their existing portfolios at their discretion. If, however, the Fund's advisors wish to add contracts to their portfolios not previously approved by the general partner, they must first receive the general partner's permission.

DIVERSIFICATION WITHIN A SINGLE INVESTMENT

The advisors in the Fund will trade a broad range of global markets, including foreign currencies, U.S. and international interest rates and stock indices, precious and base metals, and agricultural and energy products.

RISK OF DEFAULT FROM TRADING PARTNERS IS LIMITED

Approximately 90% to 95% of the Fund's trading will be in futures contracts on regulated exchanges. In futures trading, risk is limited by the use of clearinghouses to the exchanges, which take the other side of every customer's futures contract and stand ready to meet the obligations of the futures contract. The clearinghouse, as counterparty to every customer, facilitates trades between buyers and sellers who remain anonymous to one another. The credit risk that either the buyer or the seller will default on a futures obligation is therefore limited.

Approximately 5% to 10% of the Fund's trading, however, may be in foreign exchange forward, spot and swap contracts that are not traded on exchanges. For these trades, the Fund is subject to credit risk of the counterparty defaulting. In order to reduce this risk, the Fund intends to contract with Salomon Smith Barney and other well-capitalized institutions.

TRANSPARENCY AND MONITORING

The Fund's commodity broker, Salomon Smith Barney, is an affiliate of the general partner, Smith Barney Futures Management. This allows the general partner to view the Fund's trades executed through Salomon Smith Barney during the trading day and maintain an ongoing monitoring process. An unaffiliated general partner would be able to view those positions only as of the end of the trading day. In a fund that invests in other funds rather than trading directly, the general partner has little or no knowledge of the underlying funds' positions.

LIMITED LIABILITY

If you traded commodities on your own, you would be subject to margin calls. There would also be potential for unlimited loss in excess of the amount of your initial cash investment. As an investor in the Fund, you will not be subject to margin calls or to demands for cash in excess of your initial investment.

You will, however, be subject to ongoing taxes on your investment in the Fund. Therefore, your total losses, including taxes paid on profits earned, could exceed your initial investment.

LOW MINIMUM INVESTMENT AND POTENTIALLY LOWER BROKERAGE AND ADVISOR FEES

Neither the Fund's advisors nor Salomon Smith Barney accept commodity accounts for $5,000. In addition, brokerage and advisor fees associated with the Fund may be lower than what you would pay if you opened an account with one of the Fund's trading advisors using Salomon Smith Barney as commodity broker. Typically, the Fund's advisors require minimum investment amounts in excess of $1,000,000 in order to open an individual account. These accounts usually pay higher management and incentive fees to the advisors than those charged by the Fund. In addition, brokerage fees and services for an individual managed account must be individually negotiated. Brokerage fees for individual accounts typically exceed those paid by the Fund.

INTEREST INCOME ON 80% OF FUND'S CASH

Salomon Smith Barney will pay the Fund interest at the 30-day U.S. Treasury bill rate on 80% of the average daily balance maintained in cash in the Fund's trading accounts with Salomon Smith Barney. If you traded your own futures account, you would generally not receive interest on the funds in your account unless you committed substantially more than the $5,000 minimum investment required by the Fund.

The general partner expects that between 95% and 100% of the Fund's total assets will typically be cash. The amount of the Fund's assets earning interest income will vary based on the trading activity and profits and losses of the Fund. The Fund will not earn interest on unrealized gains, nor will interest income be reduced by unrealized losses, on open forward, commodity option and certain foreign futures positions since such gains or losses are not collected or paid until the positions are closed out.

ADMINISTRATIVE CONVENIENCE

In addition to execution and clearing, the Fund will receive several administrative services, including account reconciliation, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports.

A daily estimate of the Fund's net asset value per unit and the value of your investment is available on the Internet to Salomon Smith Barney clients who subscribe to Salomon Smith Barney Access(SM). The general partner also issues monthly and annual reports to investors as well as information necessary for completing individual federal tax returns.

                             CONFLICTS OF INTEREST

The general partner, the commodity broker, the trading advisors and their affiliates will seek to avoid conflicts of interest if feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Fund. No specific policies regarding conflicts of interest, however, will be adopted by the Fund. The general partner is bound by its fiduciary duties as a general partner to resolve all conflicts in the best interest of the limited partners.

RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER

The general partner is an affiliate of Salomon Smith Barney, the commodity broker for the Fund. As a result of this affiliation, the following conflicts arise:

  - The affiliation between the general partner and Salomon Smith Barney creates a potential conflict in that fees paid to Salomon Smith Barney have not been set by "arm's-length" negotiation and the general partner has no incentive to replace Salomon Smith Barney. The brokerage fees to be paid by the Fund are similar to those paid by other publicly offered funds.

  - The general partner, in its sole discretion, determines whether any distributions are made. To the extent that profits are retained by the Fund rather than distributed, net assets and therefore the amount of fees paid to the general partner's affiliate, Salomon Smith Barney, will increase. In addition, the amount of funds in segregated accounts at banks that extend overdraft privileges to Salomon Smith Barney will be greater to the extent that profits are retained.

  - Your financial consultant has a financial incentive to recommend that you purchase and not redeem units even when it is not in your best interest to remain invested in the Fund because he or she will receive ongoing compensation for providing service to your account.

ACCOUNTS OF SALOMON SMITH BARNEY, THE GENERAL PARTNER AND THEIR AFFILIATES

Salomon Smith Barney and its officers, directors and employees may trade in commodity contracts for their own accounts. Salomon Smith Barney is a futures commission merchant and effects transactions in commodity contracts for its customers. The general partner over the last five years has sponsored and established approximately 40 commodity pools and may sponsor or establish other commodity pools and manage individual accounts. Conflicts that arise from trading these accounts include:

  - Salomon Smith Barney, as the Fund's broker, could effect transactions for the Fund in which the other parties to the transactions are its officers, directors or employees or its customers, including other funds sponsored by the general partner.

  - These persons might unknowingly compete with the Fund in entering into contracts.

The records of any such trading will not be available for inspection by limited partners. Neither will the general partner have access to such records, except for those of accounts that it operates or manages. CFTC regulations require that Salomon Smith Barney transmit to the floor each futures or options order received from the Fund executable at or near the market price before any competing order for any of its own proprietary accounts. Transactions in forward, spot and swap contracts are not governed by any similar regulations.

CONTROL OF OTHER ACCOUNTS BY THE ADVISORS

The advisors manage and operate the accounts of clients other than the Fund, including other commodity pools, and intend to manage and operate other accounts in the future. Beacon, Campbell and Rabar act as advisors to other pools operated by the general partner. In addition, the advisors and their principals and affiliates may trade for their own accounts. Conflicts that arise from this trading include:

  - The advisors or their principals or affiliates may sometimes take positions in their proprietary accounts that are opposite or ahead of the Fund. Trading ahead of the Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for the Fund.

  - The advisors have financial incentives to favor other accounts over the Fund. Each of the advisors currently trades other client accounts that pay higher advisory fees than the Fund. Accounts managed by the advisors in the future may pay higher fees as well.

  - Other individual and pooled accounts traded by the advisors will compete with the Fund, and the advisors may compete with each other, in entering into and liquidating contracts for the Fund. When similar orders are entered at the same time, the prices at which the Fund's trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the advisor may be unable to liquidate winning or losing positions without incurring additional losses. Each advisor is required to use an allocation methodology that is fair to all of its customers. Each advisor attempts to minimize the impact of different prices received on orders.

  - An advisor for the Fund may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by that advisor. The more accounts the advisor has under management, the more likely the advisor is to be constrained by position limits. In this case, the advisor will modify its orders in a manner that will not disproportionately affect the Fund.

As a limited partner, you will not have access to the trading records of the other accounts managed by the advisors through Salomon Smith Barney nor the records of trading accounts managed by the advisors at other commodity brokers. The general partner, however, does have access to the trading accounts managed by the Fund's advisors on behalf of other funds for which it acts as general partner or trading manager. The general partner will not have access to the accounts traded by the advisors at other commodity brokers or on behalf of other general partners or trading managers.

OTHER ACTIVITIES OF SALOMON SMITH BARNEY

Salomon Smith Barney maintains a commodity research department that makes trading recommendations on a daily basis. These trading recommendations may include transactions that are similar or opposed to transactions of the Fund. The trading records of such recommendations will not be made available to you.

                         FEES AND EXPENSES OF THE FUND

         TYPE OF FEE OR EXPENSE                             AMOUNT
-----------------------------------------  -----------------------------------------
Advisory Fees
  Management fees                          1.25% per year of allocated assets
                                           payable monthly to Bridgewater
                                           2% per year of allocated net assets
                                           payable monthly to Beacon, Campbell and
                                           Rabar
  Annual Incentive fees                    20% of new trading profits earned by each
                                           advisor for the Fund in each year, which
                                           are trading profits net of expenses other
                                           than organizational and offering expenses
Trading Fees
  Brokerage fee                            5.4% per year of net assets payable
                                           monthly (0.45% per month) to Salomon
                                           Smith Barney (up to 36.66% of which will
                                           be paid to financial consultants who have
                                           sold units in this offering)
  Transaction fees                         Actual transaction fees estimated at 1.2%
                                           of net assets per year (includes floor
                                           brokerage, NFA, exchange, clearing and
                                           give-up fees)
Other Operating Expenses
  Offering and organizational expenses of  Actual expenses estimated at $750,000
     the initial offering period           together with interest reimbursed to
                                           Salomon Smith Barney in 24 equal monthly
                                           installments
  Expenses of the continuous offering      Actual expenses estimated at $150,000 per
                                           year. At the Fund's initial minimum size
                                           of $15 million, this would equal 1% of
                                           the Fund's net assets; at a Fund size of
                                           $150 million, this would equal 0.1% of
                                           net assets.
  Ongoing Expenses: periodic legal,        Actual expenses estimated at $150,000 per
     accounting, filing and reporting      year. At the Fund's initial minimum size
     fees                                  of $15 million, this would equal 1% of
                                           the Fund's net assets; at a Fund size of
                                           $150 million, this would equal 0.1% of
                                           net assets.

                           -------------------------

DISCUSSION OF FEES

All fees are calculated by the general partner.

ADVISORS

MANAGEMENT FEES

Management fees are based on net assets allocated to the advisors. Net asset value, or net assets of the Fund, is the total assets of the Fund, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Fund, determined in accordance with generally accepted accounting principles.

In calculating the management fees, ongoing expenses will be attributed to each advisor based on the advisor's proportionate share of the Fund's net assets (except that Bridgewater's proportionate share of initial and continuous offering expenses will not reduce Bridgewater's portion of net assets in calculating its management fee). Ongoing expenses attributed to each advisor will not include management fees of any other advisor to the Fund or expenses of litigation not involving the activities of the advisor on behalf of the Fund.

INCENTIVE FEES

The annual incentive fees payable to the advisors will be accrued on a monthly basis and paid as of December 31 of each year. The first incentive fee will be based on new trading profits earned from the commencement of trading through December 31 of that year. From that point on, incentive fees will be based on new trading profits earned during each calendar year (or shorter period in the case of an earlier termination of an advisor).

New trading profits are the excess, if any, of net assets managed by the advisor at the end of the calendar year over the higher of:

  1) Net assets allocated to the advisor at the date trading commences, or

  2) Net assets managed by the advisor at the end of the highest previous calendar year.

New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, organizational and offering expenses and interest or other income earned on the Fund's assets.

If any incentive fee is paid to an advisor, and that advisor incurs a net loss for any subsequent period, the advisor will retain the amount previously paid. The advisor, however, will not be paid additional incentive fees until the advisor recovers the net loss incurred and earns additional new trading profits for the Fund. If net assets allocated to the advisor are reduced due to net redemptions, distributions or reallocations, any loss that the advisor must recover before another incentive fee is paid will be proportionately reduced.

COMMODITY BROKER

Salomon Smith Barney, as the Fund's commodity broker, clears and may execute all trades for the Fund. The Fund has agreed to pay Salomon Smith Barney a brokerage fee equal to 5.4% per year of net assets allocated to the advisors (.45% payable monthly). In calculating the brokerage fee, net assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions (commodity interest contracts that have not been closed) and accrued interest income for the month.

Based on the recent trading history of the advisors, the fee that the Fund will pay is estimated to equal $44 per round-turn transaction. The Fund's brokerage fee may be substantially higher than the fees that Salomon Smith Barney charges certain other institutional customers. Brokerage fees will be paid for the life of the Fund although the amount paid per month may change.

The Fund will enter into spot, forward and swap transactions with Salomon Smith Barney or an affiliate as principal at prices quoted by Salomon Smith Barney that reflect a price differential or spread between the bid and the ask prices. The differential includes anticipated profits and costs to Salomon Smith Barney as dealer, but does not include a mark-up. All trades with Salomon Smith Barney or one of its affiliates will be at competitive market prices. Thus, the price quoted to the Fund will be less than or equal to the price quoted to any other Salomon Smith Barney account for the same spot, forward or swap transaction.

The Fund may also enter into spot, forward and swap transactions with dealers unaffiliated with Salomon Smith Barney whose price quotes include a spread. Such unaffiliated dealers also may charge a mark-up and/or commissions. The spread plus any mark up or commissions are in addition to the monthly brokerage fee paid to Salomon Smith Barney.

Salomon Smith Barney will pay a portion of its brokerage fees (up to 36.66%) to its financial consultants who sell units in the offering if they are registered with the CFTC as associated persons and if they provide continuing services to unit purchasers.

Salomon Smith Barney will deposit the Fund's cash in segregated bank accounts. The banks do not pay interest on these accounts; however, Salomon Smith Barney will pay the Fund interest at the 30-day U.S. Treasury bill rate on 80% of the Fund's cash. Salomon Smith Barney has obtained overdraft privileges with the banks that hold the Fund's cash deposits. As a result of these overdraft privileges, Salomon Smith Barney may be able to reduce its other short-term borrowings, which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield. There is no benefit to the Fund as a result of Salomon Smith Barney's overdraft privileges.

REIMBURSEMENTS

The Fund will pay or reimburse Salomon Smith Barney for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Fund's trading. These fees and charges are paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the exact amount of such fees, based on the recent trading history of the advisors, the Fund estimates these fees at 1.2% of net assets per year.

Salomon Smith Barney will initially pay the organizational and offering expenses of the initial offering period. These expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees and are estimated at $750,000. These expenses (plus interest at the prime rate quoted by the Chase Manhattan Bank) will be reimbursed by the Fund in 24 equal monthly installments beginning with the month in which trading begins.

OTHER

The Fund will pay ongoing legal, accounting, filing, reporting and data processing fees and the expenses of the continuous offering to unaffiliated vendors. These expenses were negotiated at arm's length and are estimated to be $300,000 per year as detailed below. At the Fund's initial minimum size of $15 million, this would equal 2% of the Fund's net assets per year; at a Fund size of $150 million, this would equal 0.2% of net assets per year.

Legal Expenses....................  $ 40,000
Accounting Expenses...............  $ 60,000
Other Expenses (such as filing and
  reporting fees).................  $ 50,000
Continuous Offering Expenses......  $150,000
Total.............................  $300,000

The Fund also will pay any extraordinary expenses. The general partner will bear any and all other general and administrative expenses of the Fund.

CAPS ON FEES

The Fund expects to pay the fees outlined above. The limited partnership agreement and/or guidelines of state securities regulators, however, limit the fees that may be paid by the Fund.

Aggregate annual fees and expenses as described in the following sentence may not exceed 6% of net assets per year ( 1/2 of 1% per month). This cap does not cover incentive fees, commodity brokerage fees, legal and accounting services or extraordinary expenses, but does include management fees and customary and routine administrative expenses of the Fund as well as periodic filing and reporting fees. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the Fund's aggregate fees and expenses are reduced below 6% annually.

The Fund's brokerage fees may not exceed 14% of annual net assets or 80% of published retail rates. This cap includes brokerage fees and NFA, exchange, floor brokerage, give-up, user and clearing fees. Net assets for purposes of this limitation excludes Fund assets not directly related to trading activity. Under its current fee structure, the Fund will pay less than 7% of net assets per year for brokerage and related transactional fees. Such fees may change in the future.

Offering and organizational expenses may not exceed 15% of aggregate subscriptions.

In addition, the limited partnership agreement prohibits the payment of management fees to any person who receives brokerage commissions or fees on transactions for the Fund, as well as the payment by any broker of rebates or give-ups to any advisor. This provision does not affect the payment of the fees and expenses described above.

                           -------------------------

BREAK-EVEN ANALYSIS

In order to "break even" at the end of one year of trading, each $5,000 you invest must earn profits of $551.00 (at the Fund's minimum size of $15,000,000) or $289.41 (at a Fund size of $150,000,000). The estimated fees and expenses that determine these amounts are shown below.

                                                                    ESTIMATED FUND SIZE
                                                                    -------------------
                                                         $15,000,000                  $150,000,000
Minimum Investment..............................          $5,000.00                    $5,000.00
($2,000 for IRAs)

                                                  DOLLAR AMOUNT   PERCENTAGE   DOLLAR AMOUNT   PERCENTAGE
                                                  -------------   ----------   -------------   ----------
Advisors' Management Fee(1).....................    $  85.44         1.71%       $  88.95         1.78%
Advisors' Incentive Fee(2)......................    $  58.99         1.18%       $   5.89         0.12%
Brokerage Fees..................................    $ 279.07         5.58%       $ 279.07         5.58%
Transaction Fees................................    $  60.00         1.20%       $  60.00         1.20%
Initial Offering and Organizational Expenses....    $ 135.50         2.71%       $  13.50         0.27%
Operating Expenses..............................    $ 100.00         2.00%       $  10.00         0.20%
                                                    --------        -----        --------        -----
     Total Fees.................................    $ 719.00        14.38%       $ 457.41         9.15%
Interest Income Credit(3).......................    $(168.00)       (3.36)%      $(168.00)       (3.36)%
                                                    --------        -----        --------        -----
Amount of Trading Income Required for the Fund's
  Net Asset Value per Unit at the End of One
  Year to Equal the Selling Price per Unit......    $ 551.00                     $ 289.41
                                                    ========                     ========
Percentage of Selling Price per Unit............                    11.02%                        5.79%
                                                                    =====                        =====

--------------------
(1) The Fund will pay its advisors monthly management fees at an annual rate of 2% of net assets (1.25% per year for Bridgewater).

(2) The Fund will pay each advisor an incentive fee of 20% of new trading profits earned each year. Incentive fees are calculated based on new trading profits after deducting all of the Fund's expenses allocated to the advisor except the offering and organizational and operating expenses.

(3) Interest income to be paid by Salomon Smith Barney was estimated at an annual rate of 4.2% on 80% of the Fund's net asset value.

SEE "FEES AND EXPENSES OF THE FUND" AT PAGE 19.

                                TRADING POLICIES

The Fund will attempt to achieve its objectives through speculative trading in a diverse portfolio of commodity interests. The Fund does not intend to act as a dealer. The Fund will follow the trading policies set forth below:

  1. The Fund will invest its assets only in commodity interests that the advisors believe are traded in sufficient volume to permit ease of taking and liquidating positions.

  2. No advisor will initiate additional positions in any commodity interest if these positions result in aggregate positions requiring a margin of more than 66 2/3% of assets allocated to that advisor. Forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

  3. The Fund will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

  4. The Fund will not utilize borrowings, except short-term borrowings, if the Fund takes delivery of any cash commodities. Neither the deposit of margin with the commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing.

  5. From time to time, trading strategies such as spreads or straddles may be employed on behalf of the Fund. "Spreads" or "straddles" involve the simultaneous buying and selling of contracts on the same commodity but with different delivery dates or markets. The trader of these contracts expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

  6. The Fund will not permit the churning of its commodity trading accounts.

The general partner may alter trading policies Nos. 1, 2 and 5, without approval by the limited partners if the general partner determines that the change is in the Fund's best interest. These determinations will be based upon factors deemed relevant by the general partner based on contemporaneous market conditions, including the performance of various futures markets, advisors, and the risks associated with modified trading policies. You will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Fund in accordance with the Fund's partnership agreement. For additional discussion of the trading policies and your rights, see "Reports to Limited Partners" beginning on page 86.

                              THE GENERAL PARTNER

BACKGROUND

Smith Barney Futures Management LLC is the general partner of the Fund. It is a Delaware limited liability company that is, like Salomon Smith Barney, wholly owned by Salomon Smith Barney Holdings Inc. The general partner changed its form of organization from a corporation to a Delaware limited liability company effective October 1, 1999. Salomon Smith Barney Holdings, Inc. is a wholly owned subsidiary of Citigroup Inc., a publicly held company whose shares are listed on the New York Stock Exchange and that is engaged in various financial service and other businesses. The general partner is the surviving corporation of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.

The general partner is a commodity pool operator and commodity trading advisor and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc., which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the general partner are located at 390 Greenwich Street -- 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS

The officers and directors of the general partner are Jack H. Lehman, III (Chairman and Director), David J. Vogel (President and Director), Michael R. Schaefer (Director), Steven J. Keltz (Secretary and Director), Daniel A. Dantuono (Treasurer, Director and Chief Financial Officer), Daniel R. McAuliffe, Jr. (Director), Shelley Ullman (Senior Vice President and Director) and Maureen O'Toole (Senior Vice President). Each director and officer is subject to reappointment annually.

Mr. Lehman, age 54, has been a Senior Executive Vice President and Director of Salomon Smith Barney's commodity division since May 1992. In addition, he has been a Director of the general partner since July 1993 and was Co-Chairman of Salomon Smith Barney's commodity division from July 1992 through May 1996. Before joining Salomon Smith Barney, he was employed for twenty years at the brokerage firm of Shearson Lehman Brothers Inc. ("SLB") where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the general partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.

Mr. Vogel, age 55, became an Executive Vice President of Salomon Smith Barney and a Director of the general partner on August 2, 1993. In May 1996, he was appointed President of the general partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August 1988). Mr. Vogel is a director of the Futures Industry Institute and the Managed Funds Association. Mr. Vogel is also a past chairman of the Futures Industry Association, a past Director of Comex Clearing Association and the Commodity Exchange, Inc. and a past Governor of the Chicago Mercantile Exchange.

Mr. Schaefer, age 48, has been involved in the securities and commodities brokerage business for over thirty years and has been an Executive Vice President of Salomon Smith Barney since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the general partner since its organization in 1986.

Mr. Keltz, age 49, is an Associate General Counsel in the Law Department of Salomon Smith Barney. He became Secretary of the general partner on August 2, 1993. He has been a Director of the general partner since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General

Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager-Futures and an Associate General Counsel for Paine Webber Incorporated from 1985 through September 1988.

Mr. Dantuono, age 41, is a Senior Vice President of Salomon Smith Barney (since March 1994), prior to which he was a First Vice President (since August 1993). Mr. Dantuono was a Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the general partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the general partner.

Mr. McAuliffe, age 49, is a Senior Vice President of Salomon Smith Barney (since August 1990) and became a Director of the general partner in April 1994. Mr. McAuliffe is Director of Administration for Salomon Smith Barney Managed Futures. From 1986 through 1997 he was responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Funds Association.

Ms. Ullman, age 41, is a Senior Vice President of Salomon Smith Barney (since October 1989) and a Senior Vice President and Director of the general partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the general partner. Ms. Ullman is responsible for execution, administration, operations and performance analysis for managed futures funds and accounts.

Ms. O'Toole, age 42 is a Senior Vice President of Salomon Smith Barney (since April 1995) and a Senior Vice President of the general partner (since May 1997). Ms. O'Toole is Director of Managed Futures Sales and Marketing for Salomon Smith Barney. Prior to joining Salomon Smith Barney in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an MBA with a concentration in Finance from Northwestern University.

LEGAL ACTIONS

There have been no material administrative, civil or criminal actions within the past five years against the general partner or any of its individual principals and no such actions are currently pending.

INVESTMENT BY GENERAL PARTNER

The limited partnership agreement requires the general partner to maintain a cash investment in the Fund at least equal to the greater of (1) an amount that will entitle the general partner to an interest of at least 1% in each material item of Fund income, gain, loss, deduction or credit and (2) the greater of (a) 1% of capital contributions or (b) $25,000. The general partner shares in profits and losses of the Fund in proportion to its share of Fund capital.

In order to form the partnership, the general partner and Mr. David Vogel each contributed $1,000 for one unit of partnership interest. Neither the general partner nor the advisors nor any of their principals owns any other beneficial interest in the Fund although they are not precluded from purchasing units in the future. The general partner, Salomon Smith Barney and their principals and employees may purchase units equal in price to less than 10% of the total contributions to the Fund.

BUSINESS AND PRACTICES OF GENERAL PARTNER

The general partner employs a team of approximately 40 professionals whose primary emphasis is on attempting to maintain quality control among the advisors to the funds operated or managed by the general partner. The general partner receives no compensation for thirteen of these funds. For eight of the funds, the general partner receives fees ranging from .5% to 1.0% of net assets per year. A full-time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities. The general partner also includes staff involved in marketing and sales support.

In selecting advisors for the Fund, the general partner will consider past performance, trading style, volatility of markets traded and fee requirements. Each initial advisor has (1) a minimum of five years of performance and (2) a trading style that blends well with the other advisors. Each of the advisors will be responsible only for trading the assets of the Fund allocated to it. Each advisor will trade independently of the others.

The general partner has an extensive track record in the managed futures industry and ranks among the top tier of similar general partners in terms of money under management (based upon data collected from Managed Account Reports, Inc., a managed futures industry publisher).

Over the past 20 years, the general partner and its predecessor firms have sponsored and established more than 50 commodity pools and programs with aggregate assets in excess of $2 billion. As of October 31, 1999, the general partner acts as general partner or trading manager to 28 other active public, private and offshore pools with assets in excess of $850 million. The performance of these other pools through October 31, 1999 appears beginning on page 29. The general partner and Salomon Smith Barney also administer and supervise approximately $165 million in individual managed accounts and institutional programs.

DUTIES OF THE GENERAL PARTNER

The general partner manages all business of the Fund. The general partner will delegate its responsibility for the investment of the Fund's assets to one or more qualified trading advisors. Responsibilities of the general partner include:

  - opening bank accounts

  - paying, or authorizing the payment of redemptions or distributions to the partners

  - paying or authorizing payment of expenses of the Fund, including incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies

The general partner shall seek the best prices and services available in its commodity futures brokerage transactions. The general partner will review at least annually, the brokerage rates charged to public commodity pools similar to the Fund to determine that the brokerage fee the Fund pays is competitive with other rates.

The provisions in the Limited Partnership Agreement relating to the fiduciary duty of the general partner are discussed under "The Limited Partnership Agreement -- Fiduciary Responsibility of the General Partner."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Fund was formed on August 25, 1999 under the laws of the State of New York. To date, its only transactions have been the preparation of this offering and capital contributions of $1,000 by the general partner and $1,000 by one limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in the prospectus is not indicative of future operating results. These results will depend in large part upon the commodity markets in general, the advisors' performance, changes in interest rates and the amount of redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

Due to the highly leveraged nature of commodity interest trading, small price movements may result in substantial losses. In order to provide some protection against a material decline in liquidity caused by trading losses, the Fund adheres to its trading policies. By enforcing the trading policies the general partner attempts to minimize market risk. The general partner monitors and attempts to minimize the Fund's credit risk by permitting the Fund to contract only with Salomon Smith Barney and other well-capitalized dealers in forward, spot and swap transactions.

The Fund's advisors make all trading decisions on behalf of the Fund. Salomon Smith Barney clears and may execute all trades for the Fund. The general partner monitors the Fund's positions and performance daily to ensure compliance with the Fund's trading policies. The Fund's performance results will be reported to you monthly along with a discussion of the Fund's trading activities. You as an investor, however, will not have access to the Fund's positions.

RISK OF COMPUTER SYSTEM FAILURE
(YEAR 2000 ISSUE)

The Year 2000 issue is the result of existing computers in many businesses using only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results in the year 2000.

The general partner administers the business of the Fund through various systems and processes maintained by Salomon Smith Barney Holdings Inc. and Salomon Smith Barney. In addition, the operation of the Fund is dependent on the capability of the Fund's advisors, the brokers and exchanges through which the Fund trades, and other third parties to prepare adequately for the Year 2000 impact on their systems and processes. The Fund has no systems or information technology applications relevant to its operations.

The general partner, Salomon Smith Barney, Salomon Smith Barney Holdings and their parent organization Citigroup Inc. have completed all compliance and certification work and, as of the date of this prospectus, no material Year 2000 problems have arisen.

The combined Year 2000 program at Salomon Smith Barney has cost approximately $140 million over the four years from 1996 through 1999, and has involved over 450 people. The systems and components supporting the general partner's business that require remediation have been brought into Year 2000 compliance.

This expenditure and the general partner's resources dedicated to the preparation for Year 2000 have not and will not have a material impact on the operation or results of the Fund.

The general partner has received statements from the advisors that they have completed their Year 2000 remediation programs.

In the event that Year 2000 problems occur after the date of this prospectus, the most likely and most significant risk to the Fund is the failure of outside organizations, including the commodities exchanges, clearing organizations, or regulators with which the Fund interacts to resolve their Year 2000 issues in a timely manner. This risk could involve the inability to determine the value of the Fund at some point in time and would make effecting purchases or redemptions of units in the Fund infeasible until such valuation was determinable.

It is possible that problems may occur that would require some time to repair. Moreover, it is possible that problems will occur outside Salomon Smith Barney Holdings for which Salomon Smith Barney Holdings could experience a secondary effect. Salomon Smith Barney Holdings has prepared comprehensive, written contingency plans so that alternative procedures and a framework for critical decisions are defined before any crisis occurs. The goal of Year 2000 contingency planning is a set of alternate procedures to be used in the event of a critical system failure or a failure by a supplier or counterparty. Planning work was completed in January 1999, and alternative procedures are in place as of the date of this prospectus.

PERFORMANCE HISTORY OF THE FUND

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

OTHER POOLS OPERATED BY THE GENERAL PARTNER

Smith Barney Futures Management LLC offers other pools that have more than one trading advisor but whose performance may differ from the Fund's. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1, 2 and 3 below set forth the performance of the other pools that the general partner has operated or managed during the past five years. Table 1 sets forth the performance of commodity pools that the general partner currently operates or manages for the period January 1994 through October 31, 1999. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 1994 through October 31, 1999, which have ceased trading operations as of October 31, 1999. Table 3 sets forth the performance of commodity pools that the general partner previously operated for the period January 1994 through October 31, 1999 for which the general partner no longer acts as the pool operator as of October 31, 1999.

The general partner performs the same administrative duties for each of the pools that it operates or manages. As of October 31, 1999, each fund operated or managed by the general partner had a net asset value in excess of its initial offering amount except Smith Barney Diversified Futures Fund II, Smith Barney Great Lakes Futures Fund, Smith Barney Westport Futures Fund, Smith Barney Telesis Futures Fund, Salomon Smith Barney Global Diversified Futures Fund and Salomon Smith Barney Orion Futures Fund. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated.

                                    TABLE 1
      CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR MANAGED BY
                      SMITH BARNEY FUTURES MANAGEMENT LLC
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999

                                                                             LARGEST MONTHLY          LARGEST PEAK-TO-VALLEY
                                                                               PERCENTAGE                    DRAW-DOWN
                                                                                DRAW-DOWN
                                                                CURRENT
                         TYPE     INCEPTION      AGGREGATE       TOTAL
                          OF         OF        SUBSCRIPTIONS      NAV      PERCENT                PERCENT
     NAME OF POOL        POOL      TRADING        $(000)        $(000)       (%)        DATE        (%)          TIME PERIOD
----------------------------------------------------------------------------------------------------------------------------------
 Shearson Select
  Advisors Futures
  Fund...............      A       Jul-87          50,507         4,213      9.72      (May-97)     22.59     (Aug-93 to Jan-95)
 Hutton Investors
  Futures Fund II....      A       Jul-87          30,304        19,731      8.17      (Nov-98)     15.48    (Jul-99 to Oct-99*)
 Shearson Mid-West
  Futures Fund.......      1       Dec-91          60,804        47,742      9.18      (May-97)     20.40     (Jan-98 to Jul-98)
 Smith Barney
  International
  Advisors Currency
  Fund...............      A       Mar-92          32,312         2,786      5.72      (May-97)     24.08     (Oct-93 to Feb-96)
 Smith Barney Global
  Markets Futures
  Fund...............     1,A      Aug-93          20,226         8,431      9.19      (Aug-97)     12.08     (Dec-96 to May-97)
----------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............      A       Jan-94         256,942       117,148      9.22      (Oct-99)     14.50     (Jun-95 to Oct-95)
 F-1000 Futures Fund
  Michigan Series
  I..................    1,2,A     May-94          10,697        12,946      5.86      (Feb-96)     11.09    (Oct-98 to Oct-99*)
 Smith Barney
  Mid-West Futures
  Fund II............      1       Sep-94         103,473        80,459      9.23      (May-97)     20.66     (Jan-98 to Jul-98)
 F-1000 Futures Fund
  Michigan Series
  II.................    1,2,A     Jun-95          20,490        24,920      5.08      (Feb-96)     10.29    (Oct-98 to Oct-99*)
 Smith Barney
  Tidewater Futures
  Fund (i)...........      1       Jul-95          28,468        19,422     18.24      (Aug-97)     28.25    (Sept-98 to Oct-99*)
----------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund.......     2,A      Nov-95          37,507        28,369      5.94      (Feb-96)      8.85    (Feb-99 to Oct-99*)
 Smith Barney
  Diversified Futures
  Fund II............      A       Jan-96         161,874       103,634     11.40      (Oct-99)     20.59    (May-99 to Oct-99*)
 SB/Michigan Futures
  Fund...............     1,A      Jul-96          11,591        13,170      8.67      (Apr-98)     11.77     (Aug-97 to Jul-98)
 Smith Barney
  Principal Plus
  Futures Fund II....     2,A      Aug-96          22,581        19,342      7.90      (Oct-99)     12.14    (Oct-98 to Oct-99*)
 Smith Barney Great
  Lakes Futures
  Fund...............      1       Jan-97          10,102         9,485      7.62      (Aug-97)     11.82     (Mar-97 to Apr-98)
----------------------------------------------------------------------------------------------------------------------------------
 Smith Barney
  Westport Futures
  Fund...............              Aug-97         118,820       104,354      9.79      (Nov-98)     16.15    (Jul-99 to Oct-99*)
 Smith Barney Potomac
  Futures Fund(i)....      1       Oct-97           7,498         7,631      6.35      (Apr-98)      7.58     (Apr-98 to Jul-98)
 Smith Barney Telesis
  Futures Fund(i)....      1       Feb-98          14,506         5,750      7.58      (Aug-99)     27.26    (Oct-98 to Oct-99*)
 Smith Barney AAA
  Futures Fund.......      1       Mar-98          72,248        90,905     10.58     (Sept-99)     11.51    (Jun-99 to Sept-99*)
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......      A       Feb-99          81,078        73,983      4.78      (Oct-99)      9.06    (May-99 to Oct-99*)
----------------------------------------------------------------------------------------------------------------------------------
 Salomon Smith Barney
  Orion Futures Fund
  (ii)...............     1,A      Jun-99          15,110        11,174     11.56      (Jul-99)     28.15    (Jun-99 to Oct-99*)
----------------------------------------------------------------------------------------------------------------------------------
                                 PERCENTAGE ANNUAL RATE OF RETURN
                             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

     NAME OF POOL       1994     1995     1996     1997     1998      1999
-----------------------------------------------------------------------------
 Shearson Select
  Advisors Futures
  Fund...............  (13.96)   26.91    21.57    13.06     4.10    (15.76)
 Hutton Investors
  Futures Fund II....   (4.66)   41.78    29.11    17.82    11.52    (11.01)
 Shearson Mid-West
  Futures Fund.......   (8.64)   36.24    26.76    12.95     3.55    (15.83)
 Smith Barney
  International
  Advisors Currency
  Fund...............  (10.40)   (5.04)   22.68    18.51     0.25     (8.29)
 Smith Barney Global
  Markets Futures
  Fund...............   (7.19)   20.91    17.70     4.13    21.58     (6.76)
-----------------------------------------------------------------------------
 Smith Barney
  Diversified Futures
  Fund...............   (3.29)   12.86    14.54     3.83     7.65     (9.77)
 F-1000 Futures Fund
  Michigan Series
  I..................    1.38    14.25     2.79    10.47    10.13     (9.18)
 Smith Barney
  Mid-West Futures
  Fund II............   (7.54)   31.74    26.26    12.72     3.13    (15.70)
 F-1000 Futures Fund
  Michigan Series
  II.................      --     2.25     9.49    11.61     9.65     (8.13)
 Smith Barney
  Tidewater Futures
  Fund (i)...........      --    (1.25)    7.83     6.12    19.92    (19.60)
-----------------------------------------------------------------------------
 Smith Barney
  Principal Plus
  Futures Fund.......      --     5.75     4.37    10.45     8.97    (11.46)
 Smith Barney
  Diversified Futures
  Fund II............      --       --    12.51    (0.10)    8.48    (18.64)
 SB/Michigan Futures
  Fund...............      --       --    18.58     5.90    12.06     (7.20)
 Smith Barney
  Principal Plus
  Futures Fund II....      --       --    12.97     4.45    15.42     (9.87)
 Smith Barney Great
  Lakes Futures
  Fund...............      --       --       --     2.67     1.81     (7.56)
-----------------------------------------------------------------------------
 Smith Barney
  Westport Futures
  Fund...............      --       --       --     1.15     8.22    (12.20)
 Smith Barney Potomac
  Futures Fund(i)....      --       --       --     2.95     8.36      0.68
 Smith Barney Telesis
  Futures Fund(i)....      --       --       --                --     (3.24)
 Smith Barney AAA
  Futures Fund.......      --       --       --       --    18.44     14.83
 Salomon Smith Barney
  Global Diversified
  Futures Fund.......      --       --       --       --       --     (6.57)
-----------------------------------------------------------------------------
 Salomon Smith Barney
  Orion Futures Fund
  (ii)...............      --       --       --       --       --    (28.15)
-----------------------------------------------------------------------------

--------------------

Notes follow Table 3
 (i) As of March 1, 1999, SFG Global Investments, Inc. became general partner and commodity pool operator and Smith Barney Futures Management LLC became trading manager for these pools.
(ii) SFG Global Investments, Inc. is the general partner and commodity pool operator and Smith Barney Futures Management LLC is the trading manager for this pool.
 * Indicates the pool is in a current draw-down. See Notes following Table 3.

TYPE OF POOL LEGEND
 1 -- Privately Offered
 2 -- Principal Protected
 3 -- Multi-Advisor
 A -- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 2
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999
        AND WHICH HAVE CEASED TRADING OPERATIONS AS OF OCTOBER 31, 1999

                                                                                               LARGEST MONTHLY
                                                                                                   PERCENT
                                                                                                  DRAW-DOWN
                                                                                  NAV
                                 INCEPTION                     AGGREGATE        BEFORE
                       TYPE         OF        TERMINATION    SUBSCRIPTIONS    TERMINATION    PERCENT
    NAME OF POOL      OF POOL     TRADING        DATE           $(000)          $(000)         (%)        DATE
----------------------------------------------------------------------------------------------------------------
 Commodity Venture
 Fund...............             Nov-80        Feb-95           15,153           1,412        11.91     (Jan-94)
 Ayco Futures
 Fund...............  1          May-88       Jul-94             5,114             161        29.35     (Apr-94)
 Parnel Futures
 Fund...............  1          Nov-88       Oct-94             2,885              74        19.43     (Feb-94)
 F-1000 Guarantee
 Futures Fund IV....  2          Dec-88       Feb-94            45,692          16,389         5.93     (Jan-94)
 F-1000 Futures Fund
 VI.................  2          May-90       May-95            32,996          21,805         3.11     (Jul-94)
----------------------------------------------------------------------------------------------------------------

 Peregrine Futures
 Fund...............  A          Dec-91       Sep-95             9,767             432         5.39     (Jan-95)
 Signet Partners....  1,A        Jan-93       Feb-95               522             191         4.32     (Feb-94)
 Smith Barney
 Offshore Futures
 Fund...............  3,A        Aug-93       Aug-94             2,704           1,945         6.50     (Jan-94)
 Monetary Venture
 Fund...............  1          Feb-87       Apr-96             2,368             164        12.37     (Apr-94)
 Shearson Lehman
 Futures 1000
 Plus...............  2,A        May-91       May-96            63,088          40,673         3.00     (Feb-96)
----------------------------------------------------------------------------------------------------------------

 Shearson Hutton
 Performance
 Partners...........  A          Jun-89       Dec-97            16,541           1,225         8.12     (Aug-97)
 Smith Barney
 Newport Futures
 Fund...............  1          Dec-96       Oct-98            26,110           7,897        17.43     (Mar-98)
 F-1000 Futures Fund
 Series VIII........  2,A        Aug-92       Nov-98            36,000           7,679         3.84     (Feb-96)
 F-1000 Futures Fund
 Series IX..........  2,A        Mar-93       May-99            24,005           4,857         4.26     (Feb-96)
----------------------------------------------------------------------------------------------------------------


                          LARGEST PEAK-TO-VALLEY                    PERCENTAGE ANNUAL RATE OF RETURN
                                DRAW-DOWN                       (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

                      PERCENT
    NAME OF POOL        (%)          TIME PERIOD         1994      1995      1996      1997      1998      1999
----------------------------------------------------------------------------------------------------------------
 Commodity Venture
 Fund...............   39.53     (Jan-92 to Feb-95*)    (26.37)    (8.44)       --        --        --        --
 Ayco Futures
 Fund...............   78.99     (Jul-89 to Apr-94*)    (45.77)       --        --        --        --        --
 Parnel Futures
 Fund...............   38.09     (Jan-94 to Apr-94*)    (28.79)       --        --        --        --        --
 F-1000 Guarantee
 Futures Fund IV....    7.22     (Jan-94 to Feb-94*)     (7.22)       --        --        --        --        --
 F-1000 Futures Fund
 VI.................    8.58     (Jul-94 to Jan-95)      (2.43)    18.61        --        --        --        --
----------------------------------------------------------------------------------------------------------------
 Peregrine Futures
 Fund...............   32.04     (Jul-93 to Apr-94*)      5.91     (3.05)       --        --        --        --
 Signet Partners....    4.32     (Feb-94 to Feb-94)      53.32     (0.36)       --        --        --        --
 Smith Barney
 Offshore Futures
 Fund...............    6.50     (Jan-94 to Jan-94)       2.68        --        --        --        --        --
 Monetary Venture
 Fund...............   37.41     (Jan-92 to Jan-95*)    (27.47)    32.05      5.76        --        --        --
 Shearson Lehman
 Futures 1000
 Plus...............   11.16     (Aug-93 to Jan-95)      (6.41)    12.79      1.59        --        --        --
----------------------------------------------------------------------------------------------------------------
 Shearson Hutton
 Performance
 Partners...........   24.12     (Aug-93 to Jan-95)     (10.59)    18.04      2.42    (10.14)       --        --
 Smith Barney
 Newport Futures
 Fund...............   65.58     (Mar-97 to Oct-98*)        --        --      7.34    (21.84)   (54.09)       --
 F-1000 Futures Fund
 Series VIII........   12.22     (Sep-93 to Oct-94)     (10.41)    12.69      3.96      3.15      6.28        --
 F-1000 Futures Fund
 Series IX..........    8.41     (Jun-95 to Oct-95)      (4.13)    12.89      3.51      8.87      7.12     (0.96)
----------------------------------------------------------------------------------------------------------------

--------------------

Notes follow Table 3
* Indicates the pool was in a current draw-down at the termination date. See Notes following Table 3.

TYPE OF POOL LEGEND
1    --   Privately Offered
2    --   Principal Protected
3    --   Offshore
4    --   Multi-Advisor
A    --   More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the
          CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                 MANAGEMENT LLC
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999
 AND FOR WHICH SMITH BARNEY FUTURES MANAGEMENT LLC NO LONGER ACTS AS COMMODITY
                      POOL OPERATOR AS OF OCTOBER 31, 1999

                                                                                                                     NAV
                                                                 TYPE    INCEPTION                  AGGREGATE       BEFORE
                                                                  OF        OF        TRANSFER    SUBSCRIPTIONS    TRANSFER
                         NAME OF POOL                            POOL     TRADING       DATE         $(000)         $(000)
-----------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund.................................            Jan-80       May-95       16,625            1,275

 Commodity Trend Timing Fund II..............................            Dec-82       Apr-95       34,428            1,412

 Harbourer Futures Fund......................................    3       May-93       Dec-94       25,003           12,657

 Greenbrier Futures Fund.....................................    1       Jul-92       Dec-96       24,678           26,716

                                                                 LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                                                                PERCENT DRAW-DOWN           DRAW-DOWN
                                                               PERCENT                PERCENT
                         NAME OF POOL                            (%)        DATE        (%)      TIME PERIOD
----------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund.................................   14.67     (Feb-94)     54.35     (Aug-93 to
                                                                                                  Feb-95*)
 Commodity Trend Timing Fund II..............................   14.48     (Feb-94)     54.67     (Aug-93 to
                                                                                                  Feb-95*)
 Harbourer Futures Fund......................................    5.10     (Feb-94)      5.10     (Feb-94 to
                                                                                                  Feb-94)
 Greenbrier Futures Fund.....................................   10.23     (Aug-94)     15.48     (Aug-94 to
                                                                                                  Jun-95)


                                                                        PERCENTAGE ANNUAL RATE OF RETURN
                                                                    (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                         NAME OF POOL                           1994     1995     1996     1997     1998     1999
-------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund.................................  (50.55)   (5.08)      --       --       --       --

 Commodity Trend Timing Fund II..............................  (50.43)   (6.86)      --       --       --       --

 Harbourer Futures Fund......................................   39.20       --       --       --       --       --

 Greenbrier Futures Fund.....................................   16.74    (1.09)   17.60       --       --       --

--------------------

* Indicates the pool was in a current draw-down at the transfer date. See Notes following Table 3.

TYPE OF POOL LEGEND

1  -- Privately Offered

2  -- Principal Protected

3  -- Offshore

4  -- Multi-Advisor

A -- More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           NOTES TO TABLES 1, 2 AND 3

             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT LLC

(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is marked by an (*) asterisk.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
    (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

The general partner has selected Beacon, Bridgewater, Campbell and Rabar as the Fund's initial trading advisors. Each advisor will manage the Fund's assets in accordance with its trading policies. The Fund's assets will be initially allocated in the following approximate percentages: Beacon -- 20%;
Bridgewater -- 20%; Campbell -- 30%; and Rabar -- 30%. The general partner may modify these allocations at any time in its sole discretion. Future allocations to the advisors or additional advisors will be made at the discretion of the general partner.

Based on historical trading patterns, approximately 73% of the Fund's initial portfolio will be concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices and foreign currency contracts. Approximately 27% of the Fund's initial portfolio will be in other futures markets, including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Fund.

                    SECTORS AND CONTRACTS TRADED BY ADVISORS

                     APPROXIMATE MARKET SECTOR DISTRIBUTION
                     WEIGHTED BY INITIAL ADVISOR ALLOCATION

                                 [PIE CHART]

Interest Rates                         31.8%
--------------------------------------------
Currencies                             29.9%
--------------------------------------------
Stock Indices                          12.0%
--------------------------------------------
Agriculture                            11.8%
--------------------------------------------
Metals                                  7.5%
--------------------------------------------
Energy                                  7.0%
--------------------------------------------
Total                                   100%
--------------------------------------------

The market sector distribution is based on the advisors' allocation of risk exposure as of October 31, 1999 weighted by the initial allocation of the Fund's assets to each advisor. The Fund's portfolio may not be traded according to this distribution. The advisors may override computer-generated trading signals or may adjust their trading programs in the future.

As of October 31, 1999, the advisors monitored and may trade futures and other derivative contracts in the following markets. Markets monitored and traded may change in the future.

LONG-TERM INTEREST RATES

U.S.
Treasury Notes (5-Year)
Treasury Notes (10-Year)
Treasury Bonds (30-Year)
Muni Bonds

Canada
Canadian 10-Year Bonds

Europe
Euro-BOBL (5-Year)
Euro-Bund (10-Year)
UK Long Gilt
Italian Government Bond (BTP)
Euro Notional Bond (10-Year)
Spanish Bond (10-Year)

Asia/Pacific
Australian Bond (3-Year)
Australian Bond (10-Year)
Japanese Government Bond

STOCK INDICES

S&P 500 Index
S&P Mid Cap 400
E-Mini S&P
Russell 2000
Dow Jones Index
NASDAQ 100
London FT-SE
DAX (Germany)
CAC-40 (France)
OM Index (Sweden)
MSCI (Taiwan)
Ibex (Spain)
MIB 30 (Italy)
All Ordinaries Index (Australia)
Hang Seng Index (Hong Kong)
Nikkei Index (Japan)
TOPIX (France)
Toronto 35 Index

CURRENCY CROSS RATES

British Pound/South African Rand
British Pound/Japanese Yen
British Pound/Swiss Franc
Euro/Japanese Yen
Euro/British Pound
Swiss Franc/Japanese Yen
Canadian Dollar/Japanese Yen
Australian Dollar/Japanese Yen
Australian Dollar/Canadian Dollar

SHORT-TERM INTEREST RATES

U.S.
Eurodollar

Europe
Short Sterling
Euroswiss
Euribor (Europe)
Eurolibor (U.K.)
Schatz (Germany)
Sweden 2-Year Bond

Canada
Canadian Banker's Acceptance
  Notes
Canadian 90-Day

Asia/Pacific
Euroyen
Australian Banks Bills
Australian 90-Day

AGRICULTURE

Grains/Oilseed
Soybeans
Soybean Oil
Soybean Meal
Corn
Wheat

Softs
Coffee
Cocoa
Sugar
Orange Juice
Cotton

Livestock
Lean Hogs
Live Cattle
Pork Bellies

ENERGY

Crude Oil (West Texas)
Crude Oil Brent
Gas Oil
Natural Gas
Heating Oil
Unleaded Gasoline

CURRENCIES

U.S./Americas
Dollar Index
Canadian Dollar
Mexican Peso

Europe
British Pound
Euro
Norwegian Krone
Swedish Krona
Swiss Franc

Asia/Pacific
Australian Dollar
Hong Kong Dollar
Japanese Yen
New Zealand Dollar
Singapore Dollar

Africa
South African Rand

METALS

Precious
Gold
Silver
Platinum

Base
Aluminum
Copper
Lead
Tin
Nickel
Zinc

ADVISOR DESCRIPTIONS

The following descriptions include background information, information concerning each advisor's trading strategy and the performance record for each advisor. You should note that the summaries of trading strategies were prepared by each advisor and may emphasize different aspects of each advisor's trading. Consequently, comparison and analysis of the strategies may prove difficult or impossible. Since each advisor's trading strategies are proprietary and confidential, their descriptions here are general in nature. The general partner, however, has evaluated the merits of each advisor's trading strategies and results in the course of its due diligence process. The investment objective of each of the advisors' programs is capital appreciation through speculative trading. The advisors utilize different strategies among their programs in attempting to achieve this objective.

There have been no material administrative, civil or criminal actions within the past five years against any advisor or its principals and no such actions are currently pending.

Actual performance records for each advisor are presented as one or more Tables A in each advisor's section.

Tables B show the results of each program to be traded for the Fund for the period January 1994 (August 1995 for Beacon and August 1998 for Bridgewater, which was when client trading began in the program to be traded for the Fund) through October 31, 1999, adjusted to take into account the brokerage, management and incentive fees and other expenses (including expenses of the initial offering) to be paid by the Fund and interest to be earned by the Fund (i.e., Table B shows pro forma results).

Table C appears in the statement of additional information at page 118 and was prepared by the general partner. It presents a hypothetical composite of the advisors' actual monthly rates of return for the programs to be traded for the Fund. Table C also presents a hypothetical composite of the pro forma rates of return for those programs. Table C is presented for the period August 1998 through October 31, 1999, the common period of time during which all programs have traded.

As required by Commodity Futures Trading Commission regulations, the rates of return presented are net of all fees, charges and other payments made by accounts presented.

As of October 31, 1999, the aggregate funds under management by the advisors in commodity interest accounts were $9.7 billion (excluding notional funds) and $10.8 billion (including notional funds).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

BEACON MANAGEMENT CORPORATION

BACKGROUND

Beacon Management Corporation continues the futures trading advisory business formerly conducted by Beacon Management Corporation N.V., a Netherlands Antilles corporation formed by Commodities Corporation in September 1982, and by Comtrade Associates, a partnership founded in 1977. Beacon is registered as a commodity trading advisor and commodity pool operator and is a member of the NFA. Comtrade Associates registered as a commodity trading advisor in June 1978, and Beacon registered in September 1982.

PRINCIPALS

Grant W. Schaumburg Jr. is the chairman of Beacon, and has worked for Beacon and affiliated firms since 1978. Mr. Schaumburg was a founder and the president of Mount Lucas Management Corporation from 1986 through June 1999 and Mount Lucas Index Management Corporation from 1991 through June 1999. Mr. Schaumburg was formerly a partner of Comtrade Associates, a commodity trading advisor which managed futures accounts from 1980 to 1982. Mr. Schaumburg served as trading systems manager for Commodities Corporation from 1982 to 1987, and was an associated person with that firm from 1984 to 1993. From 1970 to 1982, Mr. Schaumburg also participated in management consulting work for large corporations and contract research for government agencies. Mr. Schaumburg received an A.B. magna cum laude from Harvard College with highest honors in applied mathematics and a Ph.D. in economics from Harvard University. Mr. Schaumburg is registered as a commodity trading advisor and a commodity pool operator and is a member of the NFA.

Mark S. Stratton is the president of Beacon, and has worked for Beacon and its affiliates since 1984. Mr. Stratton worked as a senior research associate for Commodities Corporation from 1972 to 1984. He joined Beacon in 1984 and became a principal of the firm in 1991. Mr. Stratton was also a founder and senior vice president of Mount Lucas Management and Mount Lucas Index Management from their inception through June 1999. Mr. Stratton attended the University of Chicago.

TRADING APPROACH

Beacon currently offers and will trade its Meka program on behalf of the Fund. Meka aggressively invests in a broadly diversified set of assets using proprietary trend-following systems and portfolio allocation software. The program's objective which is similar to the Fund's is to use diversification and leverage to earn returns over the long term from a variety of futures and forward markets. Meka is executed in futures markets which facilitate asset allocation shifts and offer flexible leverage.

The implementation of Meka is quantitative and computer-based. Meka allocates exposure to each market based on the relationships among the different markets and among the trend-following systems. Positions can be short as well as long, depending on the recent trend of prices. Several different trend-following approaches are employed in the portfolio, including approaches based on moving averages, breakouts, option replication, and volatility. They vary from short-term methods that trade almost every day to long-term methods that sometimes hold positions for over a year.

TRADING PROGRAMS

Based on the Meka portfolio as of October 31, 1999, the distribution of risk exposure by market sector for the Meka program is:

global equity indices              including U.S. large and small        14%
                                   cap, Japanese, Australian, and
                                   European markets
global bonds                       including U.S. long and               14%
                                   intermediate treasuries, Japanese
                                   government bonds, and European
                                   bonds
foreign currencies and currency    including the U.S. dollar vs. the
  cross rates                      Japanese Yen, the Euro, and the       17%
                                   British Pound
energy markets                     including crude oil, gasoline,         7%
                                   and natural gas
metals                             including gold, silver, and           14%
                                   copper
world commodity markets            including grains, meats, coffee       34%
                                   and sugar
                                   Total                                100%

PAST PERFORMANCE OF BEACON

Table A-1 reflects the composite capsule performance results of all accounts traded according to Beacon's Meka Program for the period August 1995 (inception of client trading for the Meka Program) through October 31, 1999.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by Beacon for the time periods indicated on the table.

Table A-3 reflects the composite capsule performance results of other trading programs directed by affiliates of Beacon for the time periods indicated on the table.

Table B-1, the Pro Forma Table, presents the composite performance of the Meka Program adjusted for fees and expenses applicable to the Fund.

                                   TABLE A-1
                         BEACON MANAGEMENT CORPORATION
                              MEKA TRADING SYSTEM
       AUGUST 1995 (INCEPTION OF CLIENT TRADING) THROUGH OCTOBER 31, 1999

                                                                    Percentage monthly rate of return
------------------------------------------------------------------------------------------------------------------------------
                                                        1999          1998         1997         1996         1995
------------------------------------------------------------------------------------------------------------------------------
 January...........................................      (1.81)         2.07        13.24         6.63              -
 February..........................................      10.18         13.08         7.99       (16.51)             -
 March.............................................      (3.77)        13.65        (4.56)        4.87              -
 April.............................................      18.17          4.25         6.88        16.95              -
 May...............................................     (12.31)         0.49         1.40        (7.02)             -
 June..............................................      (1.46)        (2.26)       (2.08)        9.18              -
 July..............................................     (12.58)        11.60        16.52       (14.14)             -
 August............................................      (7.15)         3.46       (13.39)       (2.43)         9.98
 September.........................................     (12.11)         4.11         6.48         8.42         (6.06)
 October...........................................     (12.02)         3.98        (6.53)       18.41         (6.43)
 November..........................................            -        7.89         6.30        19.45          8.12
 December..........................................            -       (6.01)       15.33        (1.82)        14.29
 Annual (or Period) Rate of Return.................     (33.28)%       70.24%       52.51%       39.80%        19.46%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (8/95-10/31/99)     28.40%
------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                           July 1980
 Inception of Trading in Program:                     August 1995
 Number of Open Accounts as of October 31, 1999:               10
 Aggregate Assets in all Programs:                    $117,786,411    (10/99)
 Aggregate Assets in Program:                         $98,966,411     (10/99)
 Largest Monthly Draw-Down:                                16.51%      (2/96)
 Largest Peak-to-Valley Draw-Down:                         45.77%   (5/99-10/99)
----------------------------------------------------------------------------------


--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BEACON MANAGEMENT CORPORATION
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
        NAME OF          TRADING       OPEN       OCTOBER 31, 1999       OCTOBER 31, 1999       MONTHLY         VALLEY
        PROGRAM          PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
--------------------------------------------------------------------------------------------------------------------------------
  Eurodollar            Mar-96          1           $18,820,000            $18,820,000        1.00% (8/97) 3.88%   (5/96-7/98)

  Beacon                Jul-80      N/A-Closed      N/A-Closed             N/A-Closed         9.10% (8/96) 22.34% (4/95-11/95)

  STS                   Aug-90      N/A-Closed      N/A-Closed             N/A-Closed         11.30% (8/95) 33.98% (12/94-11/95)
  Currency Overlay      Feb-94      N/A-Closed      N/A-Closed             N/A-Closed         54.20% (3/94) 72.84%  (2/94-3/94)
  Energy Yield Capture  Sep-91      N/A-Closed      N/A-Closed             N/A-Closed         15.00% (1/96) 20.76% (12/96-7/97)
--------------------------------------------------------------------------------------------------------------------------------


                                          PERCENTAGE ANNUAL RATE OF RETURN
        NAME OF                       (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        PROGRAM           1999        1998        1997        1996        1995        1994
-----------------------------------------------------------------------------------------------------
  Eurodollar                (1.74)       1.98       (1.51)      (0.52)         --          --
                       (10 Months)                         (10 Months)
  Beacon                    11.29       10.61       29.39       (1.29)      (7.23)       9.17
                        (9 Months)
  STS                          --          --          --          --      (31.54)      48.19
                                                                       (11 Months)
  Currency Overlay             --          --        0.48       14.41      126.33      (42.53)
                                                (2 Months)
  Energy Yield Capture         --          --      (11.11)       1.79       27.32       (8.18)
                                               (10 Months)
-----------------------------------------------------------------------------------------------------

Aggregate assets in all Beacon programs was approximately $118 million as of October 31, 1999.

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
 OTHER TRADING PROGRAMS DIRECTED BY AFFILIATES OF BEACON MANAGEMENT CORPORATION
               FOR THE PERIOD JANUARY 1994 THROUGH JULY 31, 1999

MOUNT LUCAS INDEX MANAGEMENT CORPORATION

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                         TRADING       OPEN        JULY 31, 1999          JULY 31, 1999         MONTHLY         VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
-------------------------------------------------------------------------------------------------------------------------------
  MLM Index             Oct-93        N/A(1)          N/A(1)                 N/A(1)           6.24% (3/99) 6.24%   (3/99-3/99)
  Leveraged MLM Index   May-96        N/A(1)          N/A(1)                 N/A(1)           15.41% (3/99) 14.00% (7/97-11/97)
-------------------------------------------------------------------------------------------------------------------------------


                                          PERCENTAGE ANNUAL RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
-----------------------------------------------------------------------------------------------------
  MLM Index                  0.15       13.79        5.13        2.67        3.80       11.23
                        (7 Months)
  Leveraged MLM Index       (6.38)      29.49        3.83       12.47          --          --
                        (7 Months)                          (8 Months)
-----------------------------------------------------------------------------------------------------

MOUNT LUCAS MANAGEMENT CORPORATION

                        INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                           OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                         TRADING       OPEN        JULY 31, 1999          JULY 31, 1999         MONTHLY         VALLEY
    NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
-------------------------------------------------------------------------------------------------------------------------------
  Mount Lucas
  Diversified           Dec-87        N/A(1)          N/A(1)                 N/A(1)           10.83% (5/95) 11.40%  (5/95-7/95)
  MoneyLogic Protected
  Capital Fund          Oct-89      N/A-Closed      N/A-Closed             N/A-Closed         3.06% (8/94) 3.10%   (7/94-8/94)
-------------------------------------------------------------------------------------------------------------------------------


                                          PERCENTAGE ANNUAL RATE OF RETURN
                                      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
    NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
-----------------------------------------------------------------------------------------------
  Mount Lucas
  Diversified                5.33       14.86       31.16       10.40       22.90        4.95
                        (7 Months)
  MoneyLogic Protected
  Capital Fund                 --          --          --          --       15.70        7.36
                                                                       (12 Months)
-----------------------------------------------------------------------------------------------

--------------------

Notes follow Table
(1) As of July 15, 1999, Beacon Management Corporation is no longer affiliated with Mount Lucas Index Management Corporation or Mount Lucas Management Corporation.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO BEACON TABLES A-1, A-2 AND A-3

In the preceding performance summary, Beacon has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Beacon has performed these tests.

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated.

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

    Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the beginning equity. Monthly ROR is calculated using the time-weighting method if or when material additions or withdrawals are made other than at the beginning or end of the month.

                                   TABLE B-1
                         BEACON MANAGEMENT CORPORATION
                             PRO FORMA PERFORMANCE
                              MEKA TRADING PROGRAM
                      AUGUST 1995 THROUGH OCTOBER 31, 1999

                                                                      Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------------------
                                                          1999         1998         1997         1996         1995
----------------------------------------------------------------------------------------------------------------------
 January.............................................      (3.15)        1.56        13.38         2.89              -
 February............................................       9.82        13.48         7.75       (18.26)             -
 March...............................................      (3.79)       13.57        (5.50)        4.56              -
 April...............................................      17.49         3.78         6.27        17.31              -
 May.................................................     (12.27)        0.04         0.86        (8.12)             -
 June................................................      (1.52)       (2.40)       (7.29)        9.09              -
 July................................................     (13.57)       10.87        16.69       (15.85)             -
 August..............................................      (7.85)        2.94       (14.51)       (3.92)       10.02
 September...........................................     (13.24)        4.21         6.31         8.83        (7.12)
 October.............................................     (12.16)        3.56        (7.91)       18.89        (7.43)
 November............................................            -       7.42         6.64        19.82         7.79
 December............................................            -      (6.12)       14.07        (2.57)       14.57
 Annual (or Period) Rate of Return...................     (36.95%)      64.74%       36.29%       26.28%       16.82%
----------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (8/95-10/31/99)         18.92%
----------------------------------------------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                   18.26%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            47.56%   (5/99-10/99*)
-------------------------------------------------------------------------------------

--------------------
Notes appear below. Table based on partnership size of $15 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO TABLES B-1 FOR ALL ADVISORS

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor's composite performance record for the program or portfolio that will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses that will be paid by the Fund, as opposed to the brokerage commissions and management, incentive fees and other expenses that they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each of the Tables B based upon an assumed average partnership size of $15 million. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the Pro Forma Tables do not reflect on a cumulative basis the effect of the difference between the Fees to be charged to and interest earned by the Fund and the Fees and Commissions charged to and interest earned by the accounts in the Actual Performance Tables.

   1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and

      (b) multiplying the result by .45% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees.

   2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses (except for Bridgewater whose proportionate share of initial and continuous offering expenses will not be deducted for management fee purposes) and multiplying the result by 1/6 of 1% for all advisors, except for Bridgewater, whose monthly management fee is 1/12 of 1.25%.

   3. Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two ("Average Equity"), and multiplying the result by 1/6 of 1%. In addition, an adjustment was made for the expenses of the initial offering period in accordance with the terms set forth in this prospectus.

   4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial and continuous offering), and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund's incentive fee will be paid as of the end of each calendar year. The pro forma reflects such end of year payments, if earned.

   5. Pro forma interest income has been calculated by: (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the interest income reflected in the advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

   6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

   7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is each

      Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

   8. "Draw-Down" is defined as losses experienced by a program over a specified period of time.

   9. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

  10. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

BRIDGEWATER ASSOCIATES, INC.

Bridgewater Associates, Inc. is a Connecticut (formerly New York) corporation formed in April 1973.

Other entities in the Bridgewater Group include (1) Bridgewater S.A., a Connecticut corporation formed in March 1987, which is a Commodity Trading Advisor and Commodity Pool Operator registered with the CFTC; and (2) BWF, Inc., an Introducing Broker registered in January 1991.

Bridgewater manages institutional and pooled funds on a discretionary basis pursuant to its trading systems and methodologies as described. Bridgewater employs 80 people and manages approximately $25.5 billion in investment assets ($8.8 billion of which is in accounts that trade in the futures markets).

Bridgewater has been registered as a Registered Investment Advisor with the Securities Exchange Commission since November 1989 and a Commodity Trading Advisor registered with the CFTC since May 1992, and is a member of NFA. Executive offices are located at 1 Glendinning Place, Westport, Connecticut 06880. Phone: (203) 226-3030 Fax: (203) 291-7300. All books and records are kept at this address.

PRINCIPALS

Below is biographical information on the principals of Bridgewater in alphabetical order.

Raymond T. Dalio, born in 1949, has been the president of Bridgewater since its founding in 1973 and is a principal of the firm. Since receiving his M.B.A. in finance from Harvard Business School in 1973, Mr. Dalio has been involved in analyzing the world's major markets by identifying the economic conditions that affect the directions of markets. From May 1973 until January 1974 he was Director of Commodities at Dominick and Dominick, a Wall Street-based brokerage house. Mr. Dalio then joined Shearson-Hayden Stone (now Salomon Smith Barney Inc.) where he was in charge of institutional futures business. In 1975 he left Shearson-Hayden Stone to devote his full time and efforts to trading his own account and operating Bridgewater Group entities.

Robert P. Prince, born in 1958, is a Vice President and a principal of the firm. Mr. Prince supervises all the trading activities and analyzes the systems' performances on a daily basis. Mr. Prince became a CPA in 1984 and received his M.B.A. from the University of Tulsa in 1985. Prior to joining Bridgewater in August of 1986, he spent three years as the Vice President and Manager of the Treasury Division of the First National Bank of Tulsa. He gained experience using interest rate futures, swaps, and options in hedging and risk management.

Giselle F. Wagner, born in 1955, is a Vice President, Chief Operating Officer and principal of the firm. Ms. Wagner joined Bridgewater in 1988. Ms. Wagner received her B.A. in Economics from Smith College in 1976, her M.B.A. in Finance from Columbia University in 1978, and her CFA in 1992. From 1978 to 1984, she worked for Chemical Bank (now Chase Manhattan Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley (now Morgan Stanley Dean Witter) as a fixed income salesperson.

Peter R. La Tronica, born in 1957, is a Vice President, Controller of Bridgewater and principal of the firm. Mr. La Tronica joined Bridgewater in April of 1989. After graduating from Northeastern University in 1979, Mr. La Tronica joined Merrill Lynch & Co. During his tenure at Merrill Lynch & Co. and certain of its affiliates, he served in various capacities including Assistant Director Commodity Compliance and Operations Manager. From May of 1984 to August 1985 Mr. La Tronica was Assistant Vice President and Assistant Manager of the New York

Institutional Futures Office for Dean Witter Reynolds, Inc. From August 1985 to June 1987 he served as Assistant Vice President of Rudolf Wolff Futures Inc. (acquired in 1986 by Elders Finance Inc.) in charge of Operations and Compliance. In June of 1987 Mr. La Tronica joined Donaldson, Lufken and Jenrette as Vice President of Option and Arbitrage Operations in the Equities Division. In March of 1988, Mr. La Tronica joined Benefit Concepts N.Y. Inc., an insurance marketing firm, as Associate in charge of product development.

All of the companies mentioned in this section not otherwise identified were or are futures commission merchants registered under the Commodity Exchange Act and members of the NFA.

TRADING PHILOSOPHY

The following description of Bridgewater, its trading systems, methods, models, and strategies are general and not intended to be exhaustive. Bridgewater's investment philosophy is based on the following tenets:

The price structure of all investment assets and the economic outlook are inextricably linked; as economic expectations change, so does the price structure.

For example, knowing that bond yields have normally run about 3% over the inflation rate, one could say that 20-year Treasury Bond yields of 8% are discounting roughly a 5% average inflation rate over the next twenty years. One could also look at the relationship between bond yields and stock yields to see the rate of economic growth that is implied. Since earnings and dividends grow at a rate that is equal to the rate of nominal economic growth over the long run, one could calculate that rate of growth that would have to occur in order for the risk-adjusted returns of stocks and bonds to be the same. By looking at the price structure of stocks, bonds and currencies globally, one can see a very vivid picture of the economic environment as it is being discounted in the marketplace. For example, suppose it began to appear that inflation will be lower than 5%, let's say 2%. Then interest rates would fall and bond prices would rise. The extent of their rise would primarily depend on their duration (e.g., a 10-year duration bond would rise by roughly 30% while a 20-year duration bond would rise by twice as much. Similarly, this lower inflation rate would cause earnings and dividends growth projections to be revised downward which would have a negative effect on stocks that would be roughly offset by the lower interest rates that would be used to capitalize these returns. Therefore, this shift downward in inflation expectations would impact bond and stock prices differently and in logical and readily measurable ways.

While it is difficult, if not impossible, to make reliable economic forecasts, it is possible to use economic statistics as leading indicators of market movements.

Markets respond to economic shifts; this implies that economic shifts precede market movements. For example, the chart below shows the relationship between manufacturing employees and Treasury Bill yields. As shown, changes in the numbers of manufacturing employees tend to precede changes in Treasury Bill yields. As a result, changes in the number of manufacturing employees can be used as a leading indicator of changes in Treasury Bill yields.

[Comparison of U.S. Manufacturing Employees & 3 Month U.S. Treasury Bill Yields Chart]

Market reactions to economic statistics are generally imprecise and inefficient.

As a result, Bridgewater feels there is an opportunity to exploit these inefficiencies by having a deeper understanding of the relationships between economic statistics and market movements than the competition.

The investment decision making process should be systematic.

Large numbers of influences interact in very complex ways to cause price changes. It is difficult to spontaneously weigh the large number of economic influences on price changes. For example, changes in interest rates are caused by changes in 1) money and credit growth, 2) economic growth, 3) inflation and
4) central bank policy. Each one of these four influences can be measured via numerous economic statistics. Unless one has a very systematic method of gauging the relative importance and interrelationships existing between these statistics, it is virtually impossible to respond optimally to changing economic conditions.

TRADING STRATEGY

The Fund will be traded pursuant to the Aggressive Pure Alpha Futures Only System, a systematic trading program, that is traded in accordance with the policies described below.

Bridgewater's trading strategy is both fundamental and technical.

The Fundamental Systems: Fundamental analysis uses the theory that prices are primarily determined by macro-economic, supply/demand influences. Bridgewater has developed precise rules for identifying shifts in the economic/market environment as they affect the price structure of investment assets. They express quantitatively the net strength of the pressures of fundamental influences on prices based on the leading relationships between economic statistics and market movements. They are programmed into computerized trading systems that are used interactively to identify the relative attractiveness of alternative markets.

The Technical Systems: Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating future price trends. Such analysis includes, among other things, study of the actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest (the number of commodity interest contracts outstanding). Bridgewater has developed technical systems to be used in conjunction with its fundamental systems. The signals generated by the technical system are used to confirm or rebut the buy and sell signals generated by the fundamental system and to determine market timing.

The Interaction Between the Fundamental and Technical Systems: Both the fundamental and technical systems quantitatively express the pressures on prices. Bridgewater weighs the fundamental readings more heavily than the technical readings in determining the sizes of its positions.

THE AGGRESSIVE PURE ALPHA FUTURES ONLY SYSTEM

The Aggressive Pure Alpha Futures Only System, which Bridgewater will trade on behalf of the Fund, is a systematic trading program. The objective of this program, consistent with the Fund's objective, is to achieve capital appreciation through the speculative trading of commodity interests.

Bridgewater began trading the Aggressive Pure Alpha Futures Only System in August 1998. The Aggressive Pure Alpha Futures Only System is a modification of Bridgewater's Pure Alpha Strategy, a system that has been trading since December 1991. The Aggressive Pure Alpha Futures Only System, as distinct from the Pure Alpha Strategy,

  (1) trades only futures and forward contracts on currencies;

  (2) is traded at 1.5 times the actual funds allocated to trading, while the Pure Alpha System uses different leverage; and

  (3) excludes cash bonds from the portfolio mix. Capital allocated to cash bonds in the Pure Alpha Strategy will be reallocated in the Aggressive Pure Alpha Futures Only System to the other markets Bridgewater trades in an attempt to realize the same overall portfolio return that the strategy would produce if the portfolio traded cash bonds.

Information on the Pure Alpha Strategy is included so you may consider the longer term results of a similar program. See Bridgewater's Table A-2 below. Past performance, however, is not necessarily indicative future results. The programs have had different performance results in the past and may continue to have different performance results in the future.

Bridgewater follows more than 25 markets worldwide and may take a position for the Fund in all, some or none of these markets at any point in time. As applicable regulatory authorities approve instruments or additional items, such as futures on other stock market indices and sovereign debt instruments, Bridgewater expects to trade such instuments for the Fund upon approval by the general partner.

The ratio of margin to account equity of the Aggressive Pure Alpha Futures Only System tends to fluctuate between 5% and 30%, typically being in the range of 7.5% to 15%.

The current allocation of risk exposure for the Aggressive Pure Alpha Futures Only Program is:

Global interest rates:            50%
Foreign currencies and Cross
  rates:                          40%
Equity indices:                    9%
Metals                             1%
                                 ---
Total                            100%

PAST PERFORMANCE OF BRIDGEWATER

Table A-1 reflects the composite capsule performance results of the account traded according to Bridgewater's Aggressive Pure Alpha Futures Only program for the period August 1998 (inception of client trading) through October 31, 1999.

Table A-2 reflects the composite capsule performance results for all other trading programs directed by Bridgewater for the time period indicated on the table.

Table A-3 reflects the composite capsule performance results for all other trading programs directed by an affiliate of Bridgewater for the time period indicated on the table.

                                   TABLE A-1
                          BRIDGEWATER ASSOCIATES, INC.
                       AGGRESSIVE PURE ALPHA FUTURES ONLY
       AUGUST 1998 (INCEPTION OF CLIENT TRADING) THROUGH OCTOBER 31, 1999

                                                                  Percentage monthly rate of return
                                                                     1999                   1998
--------------------------------------------------------------------------------------------------------
 January.....................................................         0.69                 -
 February....................................................         3.79                 -
 March.......................................................        (1.91)                -
 April.......................................................        (0.66)                -
 May.........................................................         2.13                 -
 June........................................................         0.57                 -
 July........................................................         0.75                 -
 August......................................................        (1.50)                 (0.56)
 September...................................................        (1.39)                  2.78
 October.....................................................        (2.16)                 10.18
 November....................................................       -                        2.19
 December....................................................       -                        5.83

 Annual (or Period) Rate of Return...........................         0.15%                 21.78%
--------------------------------------------------------------------------------------------------------
                                                                   Compound Average Annual Rate of
                                                                              Return(1)
--------------------------------------------------------------------------------------------------------
 Inception of Trading by CTA:                                      June 1985
 Inception of Trading in Program:                                August 1998
 Number of Open Accounts as of October 31, 1999:                           1
 Aggregate Assets (Excluding "Notional" Equity) in all CTA
  Programs:                                                   $7,700,000,000           (10/99)
 Aggregate Assets (Including "Notional" Equity) in all CTA
  Programs:                                                   $8,800,000,000           (10/99)
 Aggregate Assets (Excluding "Notional" Equity) in Program:   $   14,000,000           (10/99)
 Aggregate Assets (Including "Notional" Equity) in Program:   $   14,000,000           (10/99)
 Largest Monthly Draw-Down:                                            1.91%           (3/99)
 Largest Peak-to-Valley Draw-Down:                                     4.99%         (8/99-10/99)
--------------------------------------------------------------------------------------------------------

--------------------
Notes follow Table A-3
(1) A compound average annual rate of return is not included due to the short trading history of this program.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY BRIDGEWATER ASSOCIATES, INC.
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999

                                                      AGGREGATE ASSETS   AGGREGATE ASSETS
                             INCEPTION     NUMBER        IN PROGRAM         IN PROGRAM                            LARGEST
                                OF           OF         OCTOBER 1999       OCTOBER 1999        LARGEST           PEAK-TO-
                              TRADING       OPEN         (EXCLUDING         (INCLUDING         MONTHLY            VALLEY
      NAME OF PROGRAM         PROGRAM     ACCOUNTS       NOTIONAL)          NOTIONAL)         DRAW-DOWN          DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------------
 Pure Alpha(1)............   Dec-91          3         $172,000,000       $258,000,000       4.49% (2/94)    16.31% (1/94-6/95)
 Aggressive Pure Alpha
  Futures Only-B(1).......   Sept-99         1          $50,000,000        $50,000,000      0.49% (10/99)    0.60% (9/99-10/99)
 Pure Alpha Futures
  Only-A(1)...............   Jan-98          8          $56,900,000        $82,100,000       2.01% (7/98)     5.13% (4/98-7/98)
 Pure Alpha Futures
  Only-B(1)...............   May-99          2          $1,500,000         $32,600,000      1.24% (10/99)    2.35% (8/99-10/99)
 Pure Alpha Futures
  Only-C(1)...............   Jan-99          3          $81,200,000        $98,800,000      1.18% (10/99)    2.15% (8/99-10/99)
 Pure Alpha Bond &
  Currency Only(1)........   Jul-97          2          $29,000,000       $200,000,000       0.68% (7/98)     1.87% (4/98-7/98)
 Constrained Pure
  Alpha(1)................   Jan-89          3         $175,000,000       $203,000,000      17.51% (2/94)   43.89% (2/94-10/94)
 Institutional Account
  with Global Bond and
  Equity Benchmark(1).....   Mar-94          1         $612,000,000       $612,000,000       6.36% (3/97)     7.09% (5/98-8/98)
 Global Bond and
  Currency(1).............   Feb-90          20       $4,900,000,000     $5,500,000,000     13.26% (2/94)    41.99% (1/94-9/94)
 Diversified Global
  Bond(1).................   Mar-96          2         $670,000,000       $670,000,000       4.03% (3/97)     4.03% (3/97-3/97)
 Long Duration Global
  Bond(1).................   Aug-95          2         $250,000,000       $250,000,000      16.11% (2/96)    24.47% (2/96-5/96)
 Long Term Emerging
  Markets(1)..............   May-96          2          $69,000,000        $69,000,000      25.55% (8/98)    28.48% (5/98-8/98)
 Inflation Linked Bonds
  and Nominal
  Bonds-Unleveraged(1)....   Aug-97          9         $549,000,000       $549,000,000       2.75% (4/99)     8.44% (1/99-6/99)
 Index Overlay............   Jul-98          1          $15,000,000       $113,000,000      15.03% (8/98)    20.97% (7/98-9/98)
 Global Tactical Asset
  Allocation..............   May-99          1          $6,000,000        $106,000,000       0.29% (9/99)    0.57% (7/99-10/99)
 Global Bond Overlay(1)...   May-95      N/A-Closed     N/A-Closed         N/A-Closed        1.68% (3/97)    2.44% (12/96-3/97)
 Short Term Emerging
  Markets(1)..............   Apr-97      N/A-Closed     N/A-Closed         N/A-Closed        4.30% (8/97)    17.58% (7/97-1/98)
 Inflation Indexed Linked
  Bond
  Accounts-Leveraged(1)...   Apr-94      N/A-Closed     N/A-Closed         N/A-Closed        7.15% (2/96)    13.21% (4/94-9/94)
 Inflation Linked
  Bonds(1)................   Jan-97      N/A-Closed     N/A-Closed         N/A-Closed        2.54% (8/97)     4.56% (2/97-4/97)
 U.S. Bond Group..........   Aug-90      N/A-Closed     N/A-Closed         N/A-Closed        8.06% (2/95)     8.06% (2/95-2/95)

                                                                PERCENTAGE ANNUAL RATE OF RETURN
                                                            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                               RATE
                                OF
                              RETURN
                            CALCULATION
      NAME OF PROGRAM         METHOD         1999         1998         1997         1996          1995         1994
----------------------------------------------------------------------------------------------------------------------------------
 Pure Alpha(1)............   FFS (A)            6.28        26.74        15.07         24.37        (4.55)        (3.43)
                                          (10 Months)
 Aggressive Pure Alpha
  Futures Only-B(1).......  BE                 (0.60)          --           --            --           --            --
                                           (2 Months)
 Pure Alpha Futures
  Only-A(1)...............  FFS (B)            (0.11)       19.71           --            --           --            --
                                          (10 Months)
 Pure Alpha Futures
  Only-B(1)...............  BE (C)              0.04           --           --            --           --            --
                                           (6 Months)
 Pure Alpha Futures
  Only-C(1)...............  BE (C)              1.99           --           --            --           --            --
                                          (10 Months)
 Pure Alpha Bond &
  Currency Only(1)........  FFS (D)             2.98         9.04         1.94            --           --            --
                                          (10 Months)                (6 Months)
 Constrained Pure
  Alpha(1)................  FFS                 4.77         8.80         5.41          4.21         5.05         (5.88)
                                          (10 Months)
 Institutional Account
  with Global Bond and
  Equity Benchmark(1).....  TW                  6.94        54.74        32.43         35.98        12.36          5.82
                                          (10 Months)                                                        (10 Months)
 Global Bond and
  Currency(1).............  FFS                (0.50)       17.35         8.94         12.02        19.23        (17.83)
                                          (10 Months)
 Diversified Global
  Bond(1).................  OAT                (2.56)       10.68        14.77         18.52           --            --
                                          (10 Months)                             (10 Months)
 Long Duration Global
  Bond(1).................  BE                (18.57)       50.31        34.74         11.85        34.03            --
                                          (10 Months)                                           (5 Months)
 Long Term Emerging
  Markets(1)..............  BE                  9.41        (0.13)       17.41         21.77           --            --
                                          (10 Months)                              (8 Months)
 Inflation Linked Bonds
  and Nominal
  Bonds-Unleveraged(1)....  OAT                (1.60)       14.36         9.23            --           --            --
                                          (10 Months)                (5 Months)
 Index Overlay............  BE (C)             (3.02)       (5.96)          --            --           --            --
                                          (10 Months)   (6 Months)
 Global Tactical Asset
  Allocation..............  BE (C)             (0.47)          --           --            --           --            --
                                           (6 Months)
 Global Bond Overlay(1)...  FFS (E)               --         0.50         0.40          4.87         1.07            --
                                                         (1 Month)                              (8 Months)
 Short Term Emerging
  Markets(1)..............  FFS (F)               --         4.61       (11.55)           --           --            --
                                                        (7 Months)   (9 Months)
 Inflation Indexed Linked
  Bond
  Accounts-Leveraged(1)...  FFS                   --         4.00        11.84         15.21        23.09         (8.73)
                                                        (3 Months)                                            (9 Months)
 Inflation Linked
  Bonds(1)................  OAT                   --         8.80         8.25            --           --            --
                                                       (11 Months)
 U.S. Bond Group..........  TW                    --           --           --            --        (7.88)         4.37
                                                                                                (2 Months)
----------------------------------------------------------------------------------------------------------------------------------

Aggregate assets in all Bridgewater programs was approximately $7.7 billion (excluding notional equity) and $8.8 billion (including notional equity) as of October 31, 1999.
--------------------
Additional notes referenced to this page
(1) Each of these programs represent a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

(A) For the period January 1994 through April 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(B) Fully-Funded Subset method adopted in April 1999. Prior to April 1999, rate of return are calculated by dividing net performance by beginning equity.
(C) Rate of return is calculated by dividing net performance by nominal account size.
(D) For the period January 1994 through April 1998, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(E) For the period May 1995 through January 1996, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.
(F) For the period April 1997 through May 1997, there were no fully funded accounts. Rates of Return are based upon the subset at nominal account size.

Notes follow Table A-3
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
              TRADING PROGRAMS DIRECTED BY BRIDGEWATER S.A., INC.
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999

                                               AGGREGATE ASSETS   AGGREGATE ASSETS
                       INCEPTION     NUMBER       IN PROGRAM         IN PROGRAM                          LARGEST         RATE
                          OF           OF        OCTOBER 1999       OCTOBER 1999        LARGEST          PEAK-TO-         OF
                        TRADING       OPEN        (EXCLUDING         (INCLUDING         MONTHLY           VALLEY        RETURN
   NAME OF PROGRAM      PROGRAM     ACCOUNTS      NOTIONAL)          NOTIONAL)         DRAW-DOWN        DRAW-DOWN       METHOD
----------------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure
  Alpha(1)...........  Jul-97          1          $7,000,000         $7,000,000      15.02% (8/98)  21.52% (5/98-8/98)    OAT
 Global Asset
  Allocation
  Speculative(1).....  Jan-89          1          $2,000,000         $2,000,000      21.64% (3/95)  50.82% (1/95-4/95)    OAT
 Global Bond and
  Currency(1)........  Jul-97      N/A-Closed     N/A-Closed         N/A-Closed       0.76% (2/99)   0.76% (2/99-2/99)    TW
----------------------------------------------------------------------------------------------------------------------------------

                                         PERCENTAGE ANNUAL RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

   NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
-----------------------------------------------------------------------------------------------
 Aggressive Pure
  Alpha(1)...........       4.91       66.67       14.58          --          --          --
                      (10 Months)              (6 Months)
 Global Asset
  Allocation
  Speculative(1).....       5.02       19.04       10.99       17.64        7.00       (7.73)
                      (10 Months)
 Global Bond and
  Currency(1)........       1.51       18.84        7.11          --          --          --
                       (4 Months)              (6 Months)
-----------------------------------------------------------------------------------------------

Aggregate assets in all Bridgewater programs was approximately $7.7 billion (excluding notional equity) and $8.8 billion (including notional equity) as of October 31, 1999.

--------------------
Additional notes referenced to this page
(1) Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g. emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices.

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO BRIDGEWATER TABLES A-1, A-2, AND A-3

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

    For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return ("Monthly ROR") for the Aggressive Pure Alpha Futures Only trading group (Table A-1) is calculated by dividing net performance by the beginning equity. Monthly ROR methods for other trading programs appear on Tables A-2 and A-3 and are as follows:

Fully-Funded Subset Method ("FFS") is permitted pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory).

Rate of return under this method is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Bridgewater has performed these tests for all periods presented.

Net Performance over Beginning Equity ("BE") is net performance divided by beginning equity.

Only Accounts Traded Method ("OAT") is net performance divided by the equity available for trading at the beginning of the month or period. Accounts are excluded from both net performance and equity in the OAT Rate of Return calculation when they would materially distort the Rate of Return. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing).

Time Weighting ("TW") which is net performance divided by beginning equity plus time-weighted additions minus time-weighted withdrawals. Additions and withdrawals are multiplied by a fraction, the numerator of which is the number of days in the month during which such sums were included in or excluded from the amount available for trading, and the denominator of which is the number of calendar days in such month.

                            ------------------------

                                   TABLE B-1
                          BRIDGEWATER ASSOCIATES, INC.
                             PRO FORMA PERFORMANCE
                   AGGRESSIVE PURE ALPHA FUTURES ONLY PROGRAM
                      AUGUST 1998 THROUGH OCTOBER 31, 1999

                                                     Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------
                                                                 1999         1998
------------------------------------------------------------------------------------------------
 January....................................................      0.24               -
 February...................................................      3.37               -
 March......................................................     (2.22)              -
 April......................................................     (0.89)              -
 May........................................................      1.51               -
 June.......................................................      0.10               -
 July.......................................................      0.32               -
 August.....................................................     (1.66)       (1.30)
 September..................................................     (1.54)        2.44
 October....................................................     (2.55)        9.39
 November...................................................            -      1.71
 December...................................................            -      5.33
 Annual (or Period) Rate of Return..........................     (3.42%)      18.49%
------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1)
------------------------------------------------------------------------------------------------

     Largest Monthly Draw-Down:                     2.55%    (10/99)
     Largest Peak-to-Valley Draw-Down:              6.79%  (3/99-10/99*)
---------------------------------------------------------------------------------

--------------------
Notes appear at pages 42-44. Table based on partnership size of $15 million.

(1) A Compound Average Annual Rate of Return is not included due to the short trading history of this program.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAMPBELL & COMPANY, INC.

BACKGROUND

Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204, and its main telephone number is 410-296-3301. Campbell has been registered with the CFTC as a Commodity Trading Advisor since May 1978 and a Commodity Pool Operator since September 1982, and is a member of the NFA in such capacities.

PRINCIPALS

Below is biographical information on the principals of Campbell in alphabetical order.

Richard M. Bell, 47, began his employment with Campbell in May 1990 and serves as a Senior Vice President -- Trading. His duties include managing daily trade execution for the assets under Campbell's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986 Mr. Bell was a stockholder and executive vice-president of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

D. Keith Campbell, 57, has served as the Chairman of the Board of Directors of Campbell since it began operations in 1978, was President until January 1, 1994 and Chief Executive Officer until December 1997. Mr. Campbell is the majority voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then he has applied various technical trading models to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator and is registered as an Associated Person of Campbell.

William C. Clarke, III, 48, joined Campbell in June 1977. He is Executive Vice President -- Research and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.

Bruce L. Cleland, 52, joined Campbell in January 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director of Campbell. Prior to 1994, he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms: president, Institutional Brokerage Corp., a floor broker; president, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; president, F&G Management, Inc., a commodity trading advisor; and president, Hewlett Trading Corporation, a commodity pool operator. Prior to this, Mr. Cleland was employed by Rudolf Wolff Futures Inc., a futures commission merchant, where he served as president until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person of Campbell.

Xiaohua Hu, 36, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992, respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

Phil Lindner, 45, serves as Vice President -- Information Technology. He has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell's computer and telecommunications systems. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

James M. Little, 53, joined Campbell in April 1990 and serves as Executive Vice President -- Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989 he was the chief executive officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

Theresa D. Livesey, 36, joined Campbell in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director of Campbell. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was vice president and chief financial officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Livesey is registered as an Associated Person of Campbell.

V. Todd Miller, 37, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object-oriented programming, numerical analysis and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

Albert Nigrin, 38, serves as a Vice President -- Research. He has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and

Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

Markus Rutishauser, 38, serves as Vice President -- Trading, and has been employed by Campbell since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996.

C. Douglas York, 41, has been employed by Campbell since November 1992. He is a Senior Vice President -- Trading for Campbell. His duties include managing daily trade execution for foreign exchange markets. From January 1991-November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is registered as an Associated Person of Campbell.

Principals of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and some principals. The advisor and its principals reserve the right to trade for their own accounts. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients upon reasonable notice.

TRADING STRATEGY

TRADING SYSTEMS

Campbell makes trading decisions for all accounts using proprietary technical trading models. The models are technical methods of analyzing market statistics. Since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. Trading models currently being used may not produce results similar to those produced in the past. Each of Campbell's portfolios employs multiple models. Portfolios determine what markets are traded; models determine how and when those markets are traded.

Campbell offers seven trading portfolios:

  (1)The Financial, Metal & Energy Large Portfolio,

  (2) The Financial, Metal & Energy Small Portfolio,

  (3) The Foreign Exchange Portfolio,

  (4) The Global Diversified Large Portfolio,

  (5) The Global Diversified Small Portfolio,

  (6) The Interest Rates, Stock Indices and Commodities Portfolio, and

  (7) The Ark Portfolio.

Campbell will initially trade its Financial Metal & Energy Small Portfolio for the Fund until Campbell's allocation from the Fund reaches $10 million. At that time, Campbell will begin trading its Financial Metal & Energy Large Portfolio on behalf of the Fund. The objective of both Portfolios is the same and is consistent with the Fund's objective of seeking positive returns from the speculative trading of a portfolio of futures and forward contracts.

Campbell's trading models are designed to detect and exploit medium-term to long-term price changes, while also applying risk management and portfolio management principles.

Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. More or fewer trading models than are currently used may be used in the future. Every trading model may not trade every market. It is possible that one trading model may establish a long position while another trading model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independent of what the other models may be recommending.

Over the course of a long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), Campbell believes that this is well compensated for by the decreased volatility of performance which may result.

Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all of the Fund's accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models. Such action may not be beneficial to the results achieved.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

Campbell may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in an account's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in the Fund's account will range between 20% and 40% of the account's net assets. From time to time, margin commitments may be above or below these ranges.

The number of contracts that Campbell believes can be bought or sold in a particular market without undue adverse price movement may at times be limited because of illiquidity. In such cases a portfolio would be influenced by liquidity factors because its positions in such markets might be substantially smaller than its positions in other markets which offer greater liquidity.

MARKET SECTORS

Distribution of markets traded by volatility weighting (i.e. risk exposure) as of October 31, 1999:

                       FME-SMALL   FME-LARGE
                       ---------   ---------
Interest rates             37%         36%
Currencies                 34%         35%
Stock indices              14%         14%
Energy                     10%         11%
Precious and base
  metals                    5%          4%
     Total                100%        100%

PAST PERFORMANCE OF CAMPBELL & COMPANY, INC.

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio of Campbell for the period April 1983 (inception of trading) through October 31, 1999.

Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through October 31, 1999.

Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

                                   TABLE A-1
                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH OCTOBER 31, 1999

                                                                  Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                                     1999       1998       1997         1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------
 January......................................    (4.61)      2.80       3.85         8.80        (4.53)       (4.67)
                                                                                              ------
 February.....................................     1.34      (2.34)      1.63        (5.20)    (1) 4.92        (6.81)
 March........................................     1.60       5.81      (1.75)        4.33         9.75         7.00
 April........................................     5.20      (5.99)     (3.03)        2.57         1.01        (1.77)
 May..........................................    (3.15)      4.21      (3.01)       (2.11)       (1.42)       (2.78)
 June.........................................     4.95       1.51       3.62         1.41        (2.46)        5.24
 July.........................................    (0.62)     (4.04)      8.81        (1.71)       (2.76)       (4.36)
 August.......................................     1.19       9.95      (5.94)        3.52         7.12        (3.79)
 September....................................     1.55       3.68       4.53         1.92        (5.78)        6.91
 October......................................    (3.88)      5.52       2.32        12.85         1.54         0.36
 November.....................................               (0.91)      0.59        12.11         0.15        (7.02)
 December.....................................                1.10       5.41        (4.12)        7.81        (5.08)

 Annual (or Period) Rate of Return............     3.09%     22.16%     17.30%       37.83%       14.89%      (16.76)%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/94-10/31/99)     12.10%
------------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 -----------------------------------------------------------------------------------------------------------------------
   1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 -----------------------------------------------------------------------------------------------------------------------
   4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%..  33.05%     26.96%    (10.34)%
                                                                                                               9 Months
 -----------------------------------------------------------------------------------------------------------------------

         Compound Average Annual Rate of Return (4/83-10/31/99)     15.50%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983(1)
 Number of Open Accounts as of October 31, 1999:                  33
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,637,951,455      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,685,559,610      (10/99)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  151,436,796      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  164,549,598      (10/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)
------------------------------------------------------------------------------------

--------------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH OCTOBER 31, 1999

                                                                   Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------------------------------------
                                                      1999       1998       1997         1996         1995         1994
-------------------------------------------------------------------------------------------------------------------------------
 January.......................................    (4.83)      3.25       5.26         5.46        (4.53)       (4.67)
 February......................................     1.45      (2.38)      2.26        (5.63)        5.85        (6.81)
 March.........................................     0.87       4.95      (2.08)        5.62         9.58         7.00
 April.........................................     5.60      (5.88)     (3.84)        3.49         2.08        (1.77)
 May...........................................    (3.25)      4.34      (1.84)       (1.71)        0.88        (2.78)
 June..........................................     4.63       2.04       2.23         1.29        (0.90)        5.24
 July..........................................    (0.15)     (3.68)      9.27         0.01        (4.05)       (4.36)
 August........................................     1.22       9.23      (5.14)        1.78         5.83        (3.79)
 September.....................................     1.75       2.97       4.23         2.47        (3.47)        6.91
 October.......................................    (4.25)      4.41       2.39        12.06         1.20         0.36
 November......................................               (0.50)      0.57        12.22        (0.24)       (7.02)
 December......................................                0.64       4.95        (4.29)        6.82        (5.08)

 Annual (or Period) Rate of Return.............     2.51%     20.07%     18.75%       35.96%       19.46%      (16.76)%
-------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/94-10/31/99)     12.39%
-------------------------------------------------------------------------------------------------------------------------------

                             SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 -----------------------------------------------------------------------------------------------------------------------
   1993       1992       1991       1990       1989       1988       1987       1986       1985       1984       1983
 -----------------------------------------------------------------------------------------------------------------------
   4.68%     13.47%     31.12%     35.24%     42.23%      7.96%     64.38%    (30.45)%    33.05%     26.96%    (10.34)%
                                                                                                               9 Months
 -----------------------------------------------------------------------------------------------------------------------

         Compound Average Annual Rate of Return (4/83-10/31/99)     15.60%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983
 Number of Open Accounts as of October 31, 1999:                   9
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,637,951,455      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,685,559,610      (10/99)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $1,334,812,605      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $1,345,108,605      (10/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
              FOR THE PERIOD JANUARY 1994 THROUGH OCTOBER 31, 1999

                       INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                        LARGEST
                          OF           OF           IN PROGRAM             IN PROGRAM          LARGEST         PEAK-TO-
                        TRADING       OPEN         OCTOBER 1999           OCTOBER 1999         MONTHLY          VALLEY
   NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN        DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio       Jan-72          2          $124,250,387           $124,250,387         8.45%  (2/94) 26.05%   (7/93-2/94)
 Global Diversified
 Small Portfolio       Jun-97          5           $4,353,906             $5,428,906          5.92%  (4/98)  5.92%   (4/98-4/98)
 Foreign Exchange
 Portfolio             Nov-90          2           $7,454,237            $30,180,807         11.66% (11/94) 44.73%   (7/93-1/95)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio             Feb-96          1          $12,959,744            $12,959,744          6.73% (12/9)   9.94%  (12/96-4/97)
 The Ark Portfolio     Sep-96          14          $2,683,780             $3,081,563         11.86% (7/98)  11.86%   (7/98-7/98)
 Diversified
 Portfolio             Jan-72      N/A-Closed      N/A-Closed             N/A-Closed         10.44% (2/94)  32.10%  (7/93-2/94*)
 Global Financial
 Portfolio             Dec-93      N/A-Closed      N/A-Closed             N/A-Closed          5.24%  (2/94) 19.20% (12/93-1/95*)


                                             PERCENTAGE RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
   NAME OF PROGRAM       1999        1998        1997        1996        1995        1994
 Global Diversified
 Large Portfolio           (0.03)      12.47       14.95       26.78        6.52        9.61
                      (10 Months)
 Global Diversified
 Small Portfolio           (1.37)      17.50       13.85          --          --          --
                      (10 Months)              (7 Months)

 Foreign Exchange
 Portfolio                  4.45        4.25       18.19       43.04       26.36      (21.19)
                      (10 Months)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio                  1.38       27.08       20.52       25.73          --          --
                      (10 Months)                         (11 Months)

 The Ark Portfolio         22.10        2.48       20.49       19.94          --          --
                      (10 Months)                          (4 Months)

 Diversified
 Portfolio                    --          --          --          --       (4.21)       8.52
                                                                        (1 Month)
 Global Financial
 Portfolio                    --          --          --          --        9.30      (13.16)
                                                                       (3 Months)

Aggregate assets in all Campbell programs was approximately $1.7 billion as of October 31, 1999.

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO CAMPBELL TABLES A-1, A-2 AND A-3

For the Global Diversified Small Portfolio, the Diversified Portfolio, the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolio, Campbell has adopted the "Fully-Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods presented.

  (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

  (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composites have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client. In the case where a trading program is in a current draw-down or was in a draw-down when it closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

      For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

  (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
      (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.

      Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts that close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts that had material intra-month additions or withdrawals and accounts that were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

      In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. Excluded accounts are accounts that (1) incurred material additions or withdrawals during the month; (2) were open for only part of the month; or (3) traded for liquidation only during the month (i.e., an account in the process of closing). Such accounts were not charged with material nonrecurring costs during the month.

      Monthly ROR for the Global Diversified Small Portfolio, Diversified Portfolio, Ark Portfolio, Foreign Exchange Portfolio and Financial, Metal and Energy Small Portfolio is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts that are in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets that do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   TABLE B-1
                            CAMPBELL & COMPANY, INC.
                             PRO FORMA PERFORMANCE
                   FINANCIAL, METAL & ENERGY SMALL PORTFOLIO
                    JANUARY 1, 1994 THROUGH OCTOBER 31, 1999

                                                           Percentage Monthly Rate of Return
                                     -----------------------------------------------------------------------------
                                        1999         1998         1997         1996         1995          1994
------------------------------------------------------------------------------------------------------------------
 January...........................     (4.92)         2.35         3.48         9.13     (1)(4.88)       (5.44)
 February..........................      1.12         (3.13)        0.98        (5.72)        4.55        (7.46)
 March.............................      1.28          5.68        (1.82)        4.20         9.35         6.23
 April.............................      4.98         (5.59)       (3.03)        2.27         0.74        (2.71)
 May...............................     (3.97)         3.89        (3.29)       (2.84)       (1.63)       (3.49)
 June..............................      4.80          1.19         3.13         1.02        (2.45)        4.51
 July..............................     (0.58)        (4.14)        8.07        (2.06)       (3.05)       (5.11)
 August............................      0.89          9.05        (6.25)        2.92         7.04        (4.18)
 September.........................      1.33          3.15         4.03         1.86        (5.98)        6.07
 October...........................     (3.61)         4.73         1.59        12.77         1.17        (0.44)
 November..........................         -         (1.26)        0.11        10.98        (0.31)       (7.66)
 December..........................         -          0.92         4.71        (3.97)        7.27        (5.91)

 Annual (or Period) Rate of              0.79%        17.02%       11.37%       32.80%       10.97%      (23.90)%
   Return..........................
----------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (1/94-10/31/99)        6.87%
---------------------------------------------------------------------------------------------------------------------------

  Largest Monthly Draw-Down:                            7.66%    (11/94)
  Largest Peak-to-Valley Draw-Down:                    27.62%  (1/94-1/95)

(1) The FME Small Portfolio began in February 1995 when accounts smaller than $10 million in size were transferred from the FME Large Portfolio to the FME Small Portfolio. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

--------------------

Notes appear at pages 42 - 44. Table based on partnership size of $15 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

RABAR MARKET RESEARCH, INC.

BACKGROUND

Rabar Market Research, Inc. ("Rabar") is an Illinois corporation and is a registered commodity trading advisor and commodity pool operator. It is a member of the NFA. Rabar's address and telephone number are 10 Bank Street, Suite 830, White Plains, NY 10606-1933 and (914) 682-8363.

Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

Rabar is the commodity pool operator and the trading advisor to Rabar Futures Fund, L.P., a private commodity pool. Rabar also is the trading advisor to Rabar International Futures Fund, Ltd., a Cayman Islands corporation open to non-U.S. investors.

Neither Rabar nor Mr. Jeffrey Izenman, one of Rabar's principals, trades for their own accounts, although they may do so in the future. Records of such trading will not be open to client inspection.

Rabar and/or Mr. Rabar, Rabar's president, currently invest, and they, along with Mr. Izenman may in the future invest, in commodity pools that are advised by Rabar. Records of the trading of such pools will not be open to client inspection.

PRINCIPALS

Paul Rabar first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 he was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to participate in Mr. Dennis' commodity futures trading program. Mr. Rabar participated in that program in 1985 and 1986 managing an account for Mr. Dennis, and in 1987 and 1988 managing an account for another speculative trader of futures and options. Mr. Rabar managed his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work -- primarily in science and mathematics -- at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

Mr. Rabar currently trades a personal account. Such trading occurs only in markets that are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar's personal trading will not be open to client inspection.

Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. Prior to that, from September 1994 through October 1998, he was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations, and various administrative and operational aspects of the firm. From January 1995 through December 1998, Mr. Izenman also was a member of the Board of Directors of the Managed Funds Association and was a member of the Association's executive committee for three years from 1996 through 1998. Mr. Izenman is also a member of the Business Conduct Committee of the NFA. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October 1988 through August 1994, and an associate with the firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors

(including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.

Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had the authority to direct client accounts. Accordingly, no performance record is shown for Mr. Izenman. Mr. Izenman does not currently trade a personal account.

THE TRADING PROGRAM

MARKETS TRADED

Consistent with the Fund's objectives, the objective of Rabar's trading program is to achieve appreciation of its clients' assets through the speculative trading of a portfolio of commodity interests, including but not limited to domestic and foreign futures contracts and options on futures contracts, forward and spot contracts, and cash commodities. Currently, Rabar primarily trades futures contracts for its clients. The specific commodity interests to be traded will be selected from time to time by Rabar on the bases discussed below.

Contracts traded by Rabar include, but are not necessarily limited to, U.S. and international interest rates, currencies, stock indices, agricultural and energy products and precious and base metals. Rabar may also engage in exchange for physical transactions. Finally, Rabar may engage in the trading of forward or spot contracts in foreign currencies for certain selected accounts.

Based on Rabar's current portfolio, the proportion of the total risk exposure represented by each market and sector is approximately:

INTEREST RATES................          33.2%
U.S...........................   7.4%
Non-U.S.......................  25.8%
CURRENCIES....................          20.2%
Major currencies..............  11.1%
Minor currencies..............   5.3%
Cross rates (Non-U.S. currency
  against non-U.S.
  currency)...................   3.8%
STOCK MARKET INDICES..........          13.1%
U.S...........................   6.5%
Non-U.S.......................   6.6%
AGRICULTURAL PRODUCTS.........          12.5%
Grains/oilseeds...............   8.4%
Softs.........................   3.2%
(coffee, sugar, cocoa, orange
  juice and cotton)
Livestock.....................    .9%
ENERGY COMPLEX................          11.9%
Crude oil.....................   4.2%
Energy products...............   7.7%
METALS........................           9.1%
Base metals...................   4.7%
Precious metals...............   4.4%
     TOTAL....................           100%

Rabar's trading approach does not differ by market sector or commodity contract within the Program. Rabar attempts to spread risk across contracts and market sectors. Changes in the weighting of a contract or market sector are made infrequently, perhaps less than once per year per market. The weighting may change typically under one of the following circumstances:

    I. There is a change in the correlations between long-term price movements of various markets.

   II. A market is added or deleted from the portfolio.

  III. A market presents, in Rabar's opinion, an exceptionally favorable or unfavorable opportunity at a given time.

DESCRIPTION OF THE TRADING PROGRAM

Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature. They are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of indicators such as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.

Rabar's risk management techniques include diversification. For example, Rabar commits equity to many markets and to a number of trading strategies. Also, the trading program adheres to systematic requirements that determine and limit the equity committed to each trade, each market, each complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. For these and other reasons described below, no investor should expect the same performance as that of any other account traded by Rabar or its principals.

The trading program emphasizes ongoing research and analysis of market behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in commodities. It is likely that similar revisions will be made in the future. As a result of such modifications, the future trading methods that may be used by Rabar might differ from those presently being used.

Rabar's methods are proprietary and confidential. The foregoing description is general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodity interests or not to make certain trades may result at times in missing price moves and profits of great magnitude, which other trading managers who are willing to trade these commodity interests may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

PAST PERFORMANCE OF RABAR MARKET RESEARCH, INC.

Table A-1 reflects the composite capsule performance results of all accounts traded according to the Diversified Program for the period January 1989 (inception of client trading) through October 31, 1999.

                                   TABLE A-1
                          RABAR MARKET RESEARCH, INC.
                              DIVERSIFIED PROGRAM
      JANUARY 1989 (INCEPTION OF CLIENT TRADING) THROUGH OCTOBER 31, 1999

                                                                   Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                                         1999        1998       1997       1996       1995       1994
------------------------------------------------------------------------------------------------------------------------------
 January........................................      (2.03)       2.23       5.48      (0.07)     (9.67)    (10.78)
 February.......................................       3.75        1.51       5.13      (9.55)     14.28      (6.21)
 March..........................................      (4.40)       0.00      (0.66)     (1.51)     15.61      19.66
 April..........................................       3.24       (6.49)     (6.38)      3.27       6.04       2.43
 May............................................      (7.03)       4.29      (2.07)     (3.50)      9.04      11.72
 June...........................................       0.00        2.17      (0.08)      1.56      (2.55)     18.36
 July...........................................      (3.04)       1.17      14.83      (2.11)     (9.37)     (4.65)
 August.........................................      (0.46)      20.95      (7.78)     (1.33)     (8.57)     (4.55)
 September......................................       0.05        6.25       3.01       3.78      (9.24)      3.33
 October........................................      (6.12)      (4.14)     (3.34)     10.90      (4.47)     (4.42)
 November.......................................                  (3.85)      0.51       5.95       2.53      11.13
 December.......................................                   1.59       4.28      (5.30)     14.35      (1.36)
 Annual (or Period) Rate of Return..............     (15.45)%     25.87%     11.53%      0.49%     13.27%     33.63%
------------------------------------------------------------------------------------------------------------------------------

        Compound Average Annual Rate of Return (1/94-10/31/99)     10.66%

--------------------------------------------------------------------------------

          SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
------------------------------------------------------------------------------------
      1993             1992             1991             1990             1989
------------------------------------------------------------------------------------
     49.57%          (4.43)%          (5.70)%          122.51%           10.00%
------------------------------------------------------------------------------------

       Compound Average Annual Rate of Return (1/89-10/31/99)     17.91%
--------------------------------------------------------------------------------

 Inception of Client Trading by CTA:                      January 1989
 Inception of Client Trading in Program:                  January 1989
 Number of Open Accounts as of October 31, 1999:                    25
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                            $195,976,050      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                            $245,300,272      (10/99)
 Aggregate Assets (Excluding "Notional" Equity) in
 Program:                                                 $195,976,050      (10/99)
 Aggregate Assets (Including "Notional" Equity) in
 Program:                                                 $245,300,272      (10/99)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                        10.78%       (1/94)
  Inception of Trading Program to Date                          13.81%      (10/89)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                        29.99%    (6/95-10/95)
  Inception of Trading Program to Date                          29.99%    (6/95-10/95)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO RABAR TABLE A-1

In the preceding performance summary, Rabar has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests that are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Rabar has performed these computations for periods subsequent to December 31, 1993. However, for periods prior to January 1, 1994, due to cost considerations, the Fully-Funded Subset Method has not been used. Instead, the rates of return are reported using the compounded rate of return method as described in note (d). Rabar believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method and that the rates of return presented in the performance records are representative of the trading program for the periods presented.

  (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

  (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

  (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

      For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down that began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

  (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
      (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

      Monthly rate of return ("Monthly ROR") for each month subsequent to December 31, 1993 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method.

      Monthly ROR for the period prior to January 1, 1994 is calculated using the compounded rate of return method. The compounded rate of return method is computed by dividing net performance for an "accounting period" by beginning equity for the same "accounting period". An "accounting period" represents a full month if there has not been any additions or withdrawals within the month or a portion of a month for each day an addition or withdrawal has occurred within the month. Monthly ROR is then calculated by applying successively, that is, compounding the rate of return for each accounting period with a month.

ADDITIONAL FOOTNOTES FOR SUPPLEMENTAL PERFORMANCE INFORMATION

From January 1, 1985 through May 20, 1988, Mr. Rabar managed accounts for two investors who were themselves professionally involved in futures trading and were affiliated with the futures commission merchant that carried the commodity trading accounts. In addition, from May 20, 1988 until January 1, 1989, Mr. Rabar traded his personal account. These accounts were deemed "proprietary" by the CFTC and have not been included in the Supplemental Performance Information.

                                   TABLE B-1
                          RABAR MARKET RESEARCH, INC.
                             PRO FORMA PERFORMANCE
                          DIVERSIFIED TRADING PROGRAM
                    JANUARY 1, 1994 THROUGH OCTOBER 31, 1999

                                                                 Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                  1999          1998         1997         1996         1995         1994
---------------------------------------------------------------------------------------------------------------------------------
 January.................................     (2.08)          1.82         5.09       (0.27)       (10.44)      (10.70)
 February................................      3.60           1.21         4.24       (9.76)        14.12        (6.05)
 March...................................     (4.33)         (0.03)       (0.67)      (1.72)        15.51        19.48
 April...................................      3.14          (6.10)       (5.97)       3.18          5.92         2.25
 May.....................................     (7.38)          4.02        (2.37)      (3.68)         8.83        11.24
 June....................................     (0.11)          1.82        (0.21)       1.32         (2.72)       17.84
 July....................................     (3.39)          0.89        13.35       (2.33)        (7.86)       (4.15)
 August..................................     (0.76)         18.70        (7.22)      (1.47)        (7.10)       (3.86)
 September...............................     (0.11)          5.89         2.71        3.51         (7.60)        2.62
 October.................................     (6.41)         (3.80)       (3.29)      10.68         (5.00)       (3.58)
 November................................     --             (3.34)        0.29        5.56          2.31         8.73
 December................................     --              1.28         3.91       (5.09)        11.92        (1.27)
 Annual (or Period) Rate of Return.......    (16.99)%        22.36%        8.51%      (1.62)%       13.90%       31.51%
---------------------------------------------------------------------------------------------------------------------------------

      Compound Average Annual Rate of Return (1/1/94-10/31/99)     8.67%
--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                     10.70%       (1/94)
 Largest Peak-to-Valley Draw-Down:                              28.26%    (6/95-8/96)

--------------------
Notes appear at pages 42-44. Table based on partnership size of $15 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT AGREEMENTS

GENERAL

The management agreement with each advisor provides that the advisor has sole discretion in determining the investment of the assets allocated to it subject to the Fund's trading policies. Each agreement continues in effect until June 30 and is renewable by the general partner for additional one-year periods upon 30 days' prior notice to the advisor.

TERMINATION

Each agreement can be terminated by the general partner on 30 days' written notice to the advisor if:

  (1) the net asset value per unit declines to $400 or less as of the close of business on any day,

  (2) the net assets allocated to an advisor (adjusted for redemptions, reallocations and withdrawals) decline by 50% or more as of the end of a trading day from its previous highest value,

  (3) a majority of the outstanding units vote to terminate the agreement,

  (4) the advisor fails to comply with the terms of the agreement,

  (5) the general partner, acting in good faith, reasonably determines that the performance of the advisor requires termination of the agreement, or

  (6) the general partner reasonably believes that the aggregation of the Fund's positions with those of the advisor's other accounts for speculative position limits will substantially adversely affect the Fund's commodity trading.

The advisor may terminate the agreement upon 30 days' notice to the general partner if:

  (1) the Fund's trading policies are changed in a way that the advisor reasonably believes will adversely affect the performance of its trading strategies,

  (2) any time after June 30, 2000, or

  (3) the general partner or Fund fails to comply with the terms of the agreement.

The advisor may immediately terminate the agreement if the general partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

The general partner may immediately terminate the agreement of an advisor if:

  (1) its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the advisor,

  (2) the advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or

  (3) the advisor's registration with the CFTC or membership in NFA is suspended or terminated.

OTHER CLIENTS AND ACCOUNTS OF THE ADVISOR

Under each management agreement, the advisor and its principals may advise other clients and accounts and may use the same trading strategies utilized for the Fund. The advisor, however, agrees that these services will not affect its capacity to render services to the Fund contemplated by the management agreement. Further, if the advisor is required to modify orders to comply with speculative position limits, the advisor will not modify orders in a manner that will substantially disproportionately affect the Fund as compared to its other accounts. In addition, the advisor will not knowingly or deliberately use trading strategies for the Fund that are inferior to those used for any other client or account. The advisor will not favor any other account over the Fund in any way, although the performance of the advisor's other accounts may differ from the Fund's performance due to differences, including program selected, the proportion of funds used as margin in the markets, brokerage commissions, management and incentive fees, and changes in the advisor's trading methodology.

INDEMNIFICATION

The Fund and the general partner will indemnify each advisor for any loss suffered by the advisor in connection with the management of the Fund's assets, if the advisor, in good faith, determined that such course of conduct was in the best interests of the Fund and the advisor's conduct did not involve negligence, intentional misconduct, or a breach of fiduciary duty. Indemnification will generally require an independent legal opinion regarding the advisor's standard of conduct.

                              THE COMMODITY BROKER

Salomon Smith Barney Inc., a New York corporation, acts as the Fund's selling agent and commodity broker. Its principal office is located at 390 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. Salomon Smith Barney is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. Salomon Smith Barney has approximately 500 domestic and international offices and over 11,000 financial consultants who provide services to client accounts with assets in excess of $840 billion.

All of the Fund's futures and options on futures trades will be cleared through Salomon Smith Barney. Salomon Smith Barney provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

BROKERAGE AGREEMENT

The Fund will enter into a commodity brokerage agreement with Salomon Smith Barney providing that:

  - Salomon Smith Barney is authorized to purchase and sell futures and other contracts for the Fund's account in accordance with the instructions of the advisors;

  - Salomon Smith Barney will provide bookkeeping and clerical assistance to the Fund and the general partner;

  - Salomon Smith Barney will pay monthly interest on 80% of the average daily equity maintained in cash in the Fund's trading accounts during each month at the 30-day Treasury bill rate determined weekly;

  - the Fund will promptly pay all margin requirements and trading losses;

  - either party may terminate the agreement upon notice; and

  - the Fund will indemnify Salomon Smith Barney for losses incurred in connection with the Fund's account provided that Salomon Smith Barney acted in good faith and in the best interests of the Fund and unless Salomon Smith Barney's actions constituted negligence, misconduct or breach of fiduciary duty.

Other brokers selected by the advisors may be used to execute some orders and then "give-up" the trades to the commodity broker for clearing. In addition, Salomon Smith Barney may select other brokers, dealers or banks to execute forward contracts, swap contracts and foreign futures contracts.

Salomon Smith Barney pays a portion of its brokerage fee to its financial consultants, who provide ongoing services to investors including:

  - answering questions regarding daily net asset value, monthly statements, annual reports and tax information;

  - advising investors as to whether and when to redeem units or purchase additional units; and

  - providing general servicing of accounts.

LITIGATION

There have been no material administrative, civil or criminal actions within the past five years against Salomon Smith Barney or any of its individual principals and no such actions are currently pending, except as follows.

In September 1992, Harris Trust and Savings Bank (as trustee for Ameritech Pension Trust), Ameritech Corporation, and an officer of Ameritech sued Salomon Brothers Inc and Salomon Brothers Realty Corporation in the U.S. District Court for the Northern District of Illinois (Harris Trust Savings Bank, not individually but solely as trustee for the Ameritech Pension Trust, Ameritech Corporation and John A. Edwardson v. Salomon Brothers Inc. and Salomon Brothers Realty Corp.). The complaint alleged that purchases by Ameritech Pension Trust from the Salomon entities of approximately $20.9 million in participations in a portfolio of motels owned by Motels of America, Inc. and Best Inns, Inc. violated the Employee Retirement Income Security Act ("ERISA"), the Racketeer Influenced and Corrupt Organization Act ("RICO") and state law. Salomon Brothers Inc had acquired the participations issued by Motels of America and Best Inns to finance purchases of motel portfolios and sold 95% of three such issues and 100% of one such issue to Ameritech Pension Trust. Ameritech Pension Trust's complaint sought (1) approximately $20.9 million on the ERISA claim, and (2) in excess of $70 million on the RICO and state law claims as well as other relief. In various decisions between August 1993 and July 1999, the courts hearing the case have dismissed all of the allegations in the complaint against the Salomon entities. In October 1999, Ameritech appealed to the U.S. Supreme Court and in January 2000, the Supreme Court agreed to hear the case. The appeal seeks review of the decision of the U.S. Court of Appeals for the Seventh Circuit that dismissed the sole remaining ERISA claim against the Salomon entities.

Both the Department of Labor and the Internal Revenue Service have advised Salomon Brothers Inc that they were or are reviewing the transactions in which Ameritech Pension Trust acquired such participations. With respect to the Internal Revenue Service review, Salomon Smith Barney Holdings, Salomon Brothers Inc and Salomon Brothers Realty have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989.

In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including Salomon Smith Barney, in the U.S. Bankruptcy Court for the Central District of California. (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) The complaint alleged, among other things, that the brokerage firms recommended and sold unsuitable securities to Orange County. Smith Barney and the remaining brokerage firms settled with Orange County in mid 1999.

In June 1998, complaints were filed in the U.S. District Court for the Eastern District of Louisiana in two actions (Board of Liquidations, City Debt of the City of New Orleans v. Smith Barney Inc. et ano. and The City of New Orleans v. Smith Barney Inc. et ano.), in which the City of New Orleans seeks a determination that Smith Barney Inc. and another underwriter will be responsible for any damages that the City may incur in the event the Internal Revenue Service denies tax exempt status to the City's General Obligation Refunding Bonds Series 1991. The complaints were subsequently amended. Salomon Smith Barney has asked the court to dismiss the amended complaints.

In November 1998, a class action complaint was filed in the United States District Court for the Middle District of Florida (Dwight Brock as Clerk for Collier County v. Merrill Lynch, et al.). The complaint alleged that, pursuant to a nationwide conspiracy, 17 broker-dealer defendants, including Salomon Smith Barney, charged excessive mark-ups in connection with advanced refunding transactions. Among other relief, plaintiffs sought compensatory and punitive damages, restitution and/or rescission of the transactions and disgorgement of alleged excessive profits. In October 1999, the plaintiff filed a second amended complaint. Salomon Smith Barney has asked the court to dismiss the amended complaint and intends to contest this complaint vigorously.

In connection with the Louisiana and Florida matters, the IRS and SEC have been conducting an industry-wide investigation into the pricing of Treasury securities in advanced refunding transactions.

In December 1998, Salomon Smith Barney was one of twenty-eight market making firms that reached a settlement with the SEC in the matter titled In the Matter of Certain Market Making Activities on NASDAQ. As part of the settlement of that matter, Salomon Smith Barney, without admitting or denying the factual allegations, agreed to an order which required that it: (i) cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15c1-2, 15c2-7 and 17a-3 thereunder,
(ii) pay penalties totaling approximately $760,000, and (iii) submit certain policies and procedures to an independent consultant for review.

In March 1999, a complaint seeking in excess of $250 million was filed by a hedge fund and its investment advisor against Salomon Smith Barney in the Supreme Court of the State of New York, County of New York (MKP Master Fund, LDC et al. v. Salomon Smith Barney Inc.). The complaint included allegations that, while acting as prime broker for the hedge fund, Salomon Smith Barney breached its contracts with plaintiffs, misused their monies, and engaged in tortious (wrongful) conduct, including breaching its fiduciary duties. Salomon Smith Barney asked the court to dismiss the complaint in full. In October 1999, the court dismissed the tort claims, including the breach of fiduciary duty claims. The court allowed the breach of contract and conversion claims to stand. Salomon Smith Barney will continue to contest this lawsuit vigorously.

In the course of its business, Salomon Smith Barney, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings that the general partner believes do not have a material effect on the business of Salomon Smith Barney.

                                USE OF PROCEEDS

COMMODITY TRADING ACCOUNTS

The proceeds of the offering will be deposited in the Fund's commodity trading accounts at Salomon Smith Barney and will be used for trading in commodity interests consistent with the advisors' strategies and the Fund's trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and segregated as customer funds, except assets committed as margin on some non-U.S. futures and options transactions. These assets will be maintained in separate secured amount accounts at U.S. banks not affiliated with the general partner. Approximately 85-95% of the Fund's assets will be segregated as customer funds. The Fund's assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency.

The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling. The Fund estimates that its margin requirements will generally equal between 15% and 35% of net assets.

INTEREST INCOME

Salomon Smith Barney will pay monthly interest to the Fund on 80% of the average daily equity maintained in cash in its account during each month, that is, the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month at a 30-day Treasury bill rate determined weekly by Salomon Smith Barney. This rate will be based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the closest maturity date) from the date on which such weekly rate is determined. Such interest will be paid from Salomon Smith Barney's own funds. The interest paid by Salomon Smith Barney to the Fund will be credited to the Fund's accounts at Salomon Smith Barney monthly and will be available for trading.

                             INVESTING IN THE FUND

THE OFFERING

The Fund offers units to the public through its selling agent, Salomon Smith Barney. This is a best efforts offering. The selling agent is not required to sell any specific number of units. No selling commissions are charged. Salomon Smith Barney will pay a portion of its brokerage fees to its financial consultants who sell units if they are registered with the CFTC and have passed either the Series 3 or 31 Commodities Examination or have been "grandfathered" as an associated person.

Salomon Smith Barney may pay underwriting commissions out of its own funds of up to $50 per unit. The total compensation paid to Salomon Smith Barney and its employees in connection with the distribution of units may not exceed 10% of the proceeds of the offering. For this purpose, "total compensation" does not include brokerage fees. This limitation is imposed by the NASD and is included in the 15% limit on offering and organizational expenses described under "Fees and Expenses of the Fund -- Caps on Fees."

The Fund will accept subscriptions throughout the initial and continuous offering period, which can be terminated by Smith Barney Futures Management at any time. The initial offering period begins on the date of this prospectus and ends 90 days later, unless the general partner ends the period earlier or extends it up to an additional 60 days. Units will be sold for $1,000 each during the initial offering period. During the continuous offering, you must submit your subscription at least five days prior to the end of a quarter. You will become a limited partner on the first day of the quarter after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units and partial units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering. Final quarter-end net asset value per unit will be determined approximately 10 business days after the quarter-end.

WHO MAY INVEST

You must represent and warrant in the Subscription Agreement that appears on the last page of this document that you have:

  (1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

  (2) a net worth, similarly calculated, of at least $45,000 and an annual income of $45,000. Certain states have higher financial requirements which are listed in Exhibit C.

By executing and returning the Subscription Agreement, you represent and warrant that you:

  (1) have received a copy of the prospectus as supplemented;

  (2) meet all applicable financial standards as listed in the prospectus as supplemented;

  (3) consent to the execution and delivery of a brokerage agreement between Salomon Smith Barney and the Fund and to the payment of fees to Salomon Smith Barney as described in the prospectus; and

  (4) if you are not a citizen or resident of the United States for federal income tax purposes, are not a dealer in commodities and you agree to pay or reimburse the general partner or Salomon Smith Barney for any taxes imposed as a result of your status as a limited partner.

All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund's structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and Salomon Smith Barney to comply with certain requirements under the Commodity Exchange Act and various state securities laws, including the determination of the suitability of the Fund as an investment for you.

BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

HOW TO INVEST

In order to purchase units, you must complete and sign a copy of the Subscription Agreement on the last page of this document and deliver and/or mail the Subscription Agreement to any branch office of Salomon Smith Barney. You must have a Salomon Smith Barney customer securities account to subscribe for units.

You may pay for subscriptions by authorizing your financial consultant to debit your Salomon Smith Barney account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). You must have your subscription payment in your account on the specified settlement date. Your account will be debited on the settlement date which will occur not later than five business days following notification of subscription acceptance. This notification will occur within a reasonable time.

ESCROW ARRANGEMENTS

The Fund's escrow account is maintained at European American Bank, New York, New York, account number 002-069011. Subscriptions will be held in escrow on your behalf until the initial offering period ends. The general partner must receive and accept subscriptions for at least 15,000 units by the end of the initial offering period to break escrow and begin trading. Otherwise, the full amount of all subscriptions will be promptly returned to subscribers within four business days. After trading commences, subscription funds will be held in escrow until the first day of the quarter beginning at least 6 days after receipt of the subscription.

If the general partner determines not to offer units during a particular quarter in the continuous offering, subscriptions will remain in escrow until the beginning of the next quarter. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period. The general partner may permit purchases more frequently than quarterly on the advice of counsel that applicable regulations would permit more frequent sales.

The general partner may at any time select a different escrow agent, who will not be affiliated with the general partner or Salomon Smith Barney. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct United States government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

REJECTION OR REVOCATION OF SUBSCRIPTIONS

The general partner may reject any subscription for any reason within four days of receipt. During the initial offering period, you may revoke your subscription for five business days after the date of the subscription. During the continuous offering, you may revoke your subscription if the general partner determines not to offer units at the end of a quarter.

                              ERISA CONSIDERATIONS

GENERAL

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in
Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans," and fiduciaries with investment discretion are referred to below as "Plan Fiduciaries". Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and IRAs.

SPECIAL INVESTMENT CONSIDERATION

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of a limited partnership will not be plan assets of a Plan that purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or
Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

 1) "freely transferable" (determined based on the applicable facts and circumstances);

 2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The general partner believes that the conditions described above will be satisfied with respect to the units. Therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Fund should not be considered to constitute plan assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

In general, units may not be purchased with the assets of a Plan if the general partner, the commodity broker, the advisors or any of their affiliates or employees either:

 1) exercise any discretionary authority or discretionary control respecting management of the Plan;

 2) exercise any authority or control respecting management or disposition of the assets of the Plan;

 3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

 4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

 5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

In order to comply with these prohibitions, a Plan Fiduciary must represent that one of the following is true:

 (1) Neither Salomon Smith Barney nor any of its employees or affiliates (a) manages any part of the Plan's investment portfolio or (b) has an agreement or understanding with the Plan Fiduciary where Salomon Smith Barney or any of its employees or affiliates regularly provides the Plan

     Fiduciary with individualized information, recommendations or advice used as a primary basis for the Plan's investment decisions.

 (2) A relationship described in (1) above applies to only a portion of the Plan's assets, and the Plan Fiduciary will invest in the Fund only from the portion of the Plan's as to which no such relationship exists.

VIOLATIONS OF THE RULES UNDER ERISA AND/OR SECTION 4975 OF THE CODE BY FIDUCIARIES CAN RESULT IN VARIOUS TYPES OF LIABILITIES, INCLUDING CIVIL PENALTIES AND EXCISE TAXES. BECAUSE OF THE COMPLEXITY OF THESE RULES, PLAN FIDUCIARIES ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO CAUSING A PLAN TO INVEST IN THE FUND.

                              HOW TO REDEEM UNITS

Beginning three months after you purchase your units, you may request that any or all of your units be redeemed by the Fund at the net asset value of a unit as of the end of any month. You must give the general partner ten (10) business days' oral or written notice of your request to redeem. Contact your Salomon Smith Barney financial consultant to transmit your request to the general partner.

No fee is charged for redemptions.

The general partner reserves the right to permit the redemption of units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Fund taking into account potential tax consequences to limited partners.

All timely requests for redemption will be honored except:

  (1) The Fund will not redeem units if it has insufficient assets.

  (2) The general partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner.

  (3) No partial redemptions are permitted if a limited partner would own fewer than three units after redemption.

Because net asset value fluctuates daily, you will not know the net asset value of the units to be redeemed at the time you submit a notice of redemption. Payment for redeemed units will be made within 10 business days following the redemption date by crediting your Salomon Smith Barney securities account. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce net asset value per unit.

                           FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Willkie Farr & Gallagher and summarizes the material federal income tax consequences to United States taxpayers who invest in the Fund.

THE FUND'S PARTNERSHIP TAX STATUS

Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a "publicly traded partnership."

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

Each limited partner must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

The Fund generally allocates the Fund's gains and losses equally to each unit. However, the Fund allocates gains and losses to a limited partner who redeems his units so the limited partner's tax account for the redeemed units will equal the amount received for the units.

FUND LOSSES BY LIMITED PARTNERS

A limited partner may deduct Fund losses only to the extent of his tax basis in his units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of the Fund's income and gains. A limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations), however, can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income. A limited partner, however, cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units is zero. A limited partner cannot recognize a loss until his entire interest in the Fund is redeemed.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions when the amount paid or received is in a foreign currency. The Fund expects to make a tax election that will cause gain and loss from these Non-Section 1256 Contracts generally to be short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES

Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income and other ordinary income.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

LIMITED DEDUCTIONS FOR CERTAIN EXPENSES

The general partner does not consider the brokerage fee and the performance fees, as well as other ordinary expenses of the Fund, investment advisory expenses or other expenses of producing income. Accordingly, the general partner treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

INTEREST INCOME

Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year.

SYNDICATION FEES

Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

The IRS could take the position that a portion of the brokerage fee paid by the Fund to Salomon Smith Barney constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

The IRS audits Fund-related items at the Fund level rather than at the limited partner level. The general partner acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

BROKER REPORTING AND BACKUP WITHHOLDING

The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to 31% backup withholding.

EXEMPT ORGANIZATIONS

Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

                       THE LIMITED PARTNERSHIP AGREEMENT

The Fund's Limited Partnership Agreement appears as Exhibit A. The material terms of the agreement are outlined below.

ORGANIZATION AND LIMITED LIABILITY

The Fund was formed on August 25, 1999 under the New York Revised Limited Partnership Act ("New York Act"). In general, a limited partner's liability under the New York Act is limited to the amount of the limited partner's capital contribution and share of any assets and undistributed profits. The New York Act provides that

  - a limited partner who knowingly received a prohibited distribution is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution.

  - a limited partner who participates in the control of the Partnership's business may become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

The limited partnership agreement gives Smith Barney Futures Management, as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

Under New York law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has a fiduciary responsibility to the limited partners

  1) for the safekeeping of the Fund's assets; and

  2) in the use of all funds and assets of the Fund.

The limited partners may not contract away this fiduciary obligation.

SHARING OF PROFITS AND LOSSES

PARTNERSHIP ACCOUNTING

Each limited partner and the general partner will have a capital account. Initially, each partner's balance will be the amount of his or her capital contribution. Each partner's balance will be adjusted monthly to reflect his or her pro rata share of the Fund's gain or loss, fees and expenses.

FEDERAL TAX ALLOCATIONS

At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in proportion to his capital account. Each limited partner will be responsible for his share of the taxes.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner's share of taxable gain for the year may exceed his economic gain.

Each limited partner's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Fund's liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

ADDITIONAL PARTNERS

The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund's then current net asset value per unit (plus selling commissions, if any).

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

A limited partner may transfer or assign his units upon notice to the general partner. The assignment will be effective at the beginning of the next month after the general partner receives this notice. An assignee may not become a limited partner without the consent of the general partner. The general partner will not consent if it determines that the admission of the assignee to the Fund would endanger the Fund's tax status as a partnership or otherwise have adverse legal consequences. An assignee not admitted to the Fund as a limited partner will share the profits and capital of the Fund, but will not be entitled to vote, to an accounting of Fund transactions, to receive tax information, or to inspect the books and records of the Fund. An assigning limited partner will remain liable to the Fund for any amounts for which he may be liable.

DISSOLUTION AND TERMINATION OF THE FUND

The Fund will be terminated and dissolved upon the first to occur of:

  1) December 31, 2019;

  2) limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

  3) Smith Barney Futures Management ceases to be general partner (by assignment of its interest, withdrawal, removal, bankruptcy or other event) and no new general partner is appointed;

  4) the continued existence of the Fund becomes unlawful; or

  5) net asset value per unit falls below $400 as of the end of any trading day.

REMOVAL OR ADMISSION OF GENERAL PARTNER

The general partner may be removed and successor general partners may be admitted by the vote of a majority of outstanding units.

AMENDMENTS AND MEETINGS

The limited partnership agreement may be amended if Smith Barney Futures Management and limited partners owning more than 50% of the outstanding units agree. Smith Barney Futures Management may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

  1) amend the limited partnership agreement without the consent of Smith Barney Futures Management;

  2) dissolve the Fund;

  3) remove and replace Smith Barney Futures Management as general partner;

  4) admit a new general partner prior to the withdrawal of Smith Barney Futures Management;

  5) terminate contracts with any trading advisor; and

  6) approve the sale of all of the Fund's assets.

REPORTS TO LIMITED PARTNERS

The limited partners may see and copy the Fund's books and records during reasonable business hours.

The general partner will provide these reports and statements to the limited partners:

  1) a monthly statement, including an unaudited balance sheet and income statement of the prior month's activities;

  2) an annual report, including audited financial statements; and

  3) tax information necessary for the preparation of the limited partners' annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

  1) a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

  2) any change in advisors, commodity brokers or the general partner; and

  3) any material change in the Fund's trading policies or any material change in an advisor's trading strategies.

INDEMNIFICATION OF THE GENERAL PARTNER

The Fund will indemnify the general partner or any of its affiliates for actions taken on behalf of the Fund, provided that the person acted in good faith and in the best interests of the Fund and the conduct was not the result of negligence or misconduct. No indemnification is available for losses resulting from a violation of the Securities Act of 1933 or any State securities law or if indemnification would be inconsistent with the New York Act. The New York Act prohibits indemnification of a general partner in a derivative action if a judgment or other final decision adverse to the general partner establishes that the general partner's acts were committed in bad faith or were the result of intentional misconduct. Under the Limited Partnership Agreement, the general partner is not personally liable for the return or repayment of the capital or profits of any partner (or assignee).

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

You should consult your counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

  (1) the general partner has refused to bring the action, or

  (2) an effort to cause the general partner to bring the action is not likely to succeed.

There can be no assurance, however, that adequate remedies will be available.

In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner and the advisors, the limited number of cases defining excessive trading, and the provisions in the Limited Partnership Agreement discussed under "Indemnification of the General Partner" above.

You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the

Securities and Exchange Commission in Washington, D.C.

The Fund will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Chicago, New York or Washington, D.C. Please call the SEC at 1-800-SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

                                 LEGAL MATTERS

Willkie Farr & Gallagher, New York, New York, has advised the Fund, Salomon Smith Barney and the general partner on the offering of the units.

                                    EXPERTS

The statements under "Federal Income Tax Aspects" have been reviewed by Willkie Farr & Gallagher and are included in reliance on its authority as an expert in tax law.

The statement of financial condition of the Fund at September 10, 1999 and the statement of financial condition of the general partner at December 31, 1998 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports. These financial statements are included in reliance upon those reports, respectively, given upon their authority as experts in accounting and auditing.

The balance sheet of the general partner as of September 30, 1999 is unaudited. In the opinion of the general partner, such unaudited statements reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

                              FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Salomon Smith Barney Diversified 2000 Futures Fund L.P.:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Salomon Smith Barney Diversified 2000 Futures Fund L.P. ("the Fund") at September 10, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
September 15, 1999

            SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 10, 1999

ASSETS
Cash........................................................  $2,000
                                                              ------
     Total assets...........................................  $2,000
                                                              ======
PARTNERS' CAPITAL
Partners' capital...........................................  $2,000
                                                              ------
                                                              $2,000
                                                              ======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF FINANCIAL
                                   CONDITION.

                          NOTES TO FINANCIAL STATEMENT

1. PARTNERSHIP ORGANIZATION:

Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership") is a limited partnership which was organized on August 25, 1999 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests, including futures contracts, options, forward contracts and physicals. The commodity interests that will be traded by the Partnership are volatile and involve a high degree of market risk. The Partnership has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the General Partner, Smith Barney Futures Management Inc. and $1,000 by the Initial Limited Partner. The General Partner has agreed to (1) maintain a cash investment in the Fund at least equal to the greater of an amount that will entitle the general partner to an interest of at least 1% in each material item of the Fund's income, gain, loss, deduction or credit and (2) make capital contributions so that its General Partnership interest will be the greater of (i) 1% of the partners' contributions to the Partnership or (ii) $25,000. The Limited Partnership Agreement provides that 15,000 units of limited partnership interest ("Units") must be sold at $1,000 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 15,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $5,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 150,000 Units.

The General Partner is an affiliate of Salomon Smith Barney Inc. ("Salomon Smith Barney"), the Partnership's commodity broker (see Note 3c). The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

The Partnership will be liquidated upon the first to occur of the following:
December 31, 2019; the net asset value of a Unit decreases to less than $400 as of a close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

The General Partner intends to change its form of organization from a corporation to a Delaware limited liability company in the near future.

2. SIGNIFICANT ACCOUNTING POLICIES:

a. All commodity interests (including derivative financial instruments and derivative commodity instruments) will be used for trading purposes. The commodity interests will be recorded on trade date and open contracts will be recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the period. Investments in commodity interests denominated in foreign currency will be translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gain
(loss) and changes in unrealized values on commodity interests will be recognized in the period in which the contract is closed or the changes occur and will be included in net gains (losses) on trading of commodity interests.

b. Income taxes will not be provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

c. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. AGREEMENTS:

a. LIMITED PARTNERSHIP AGREEMENT:

The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

b. MANAGEMENT AGREEMENTS:

The General Partner, on behalf of the Partnership, has entered into Management Agreements with Beacon Management Corporation ("Beacon"), Bridgewater Associates, Inc. ("Bridgewater"), Campbell & Company, Inc. ("Campbell"), and Rabar Market Research, Inc. ("Rabar") (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or Salomon Smith Barney and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor (except Bridgewater, whose management fee will be 1.25% of Net Assets per year payable monthly). In addition, the Partnership is obligated to pay each Advisor an incentive fee payable annually equal to 20% of the New Trading Profits earned by each Advisor for the Partnership.

c. CUSTOMER AGREEMENT:

The Partnership has entered into a Customer Agreement which provides that the Partnership will pay Salomon Smith Barney a brokerage fee equal to 5.4% per year calculated and paid monthly based on .45% of month-end Net Assets, as defined. Salomon Smith Barney will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for NFA fees, exchange, clearing, user, give-up and floor brokerage fees. Salomon Smith Barney has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's account during each month at a 30-day U.S. Treasury bill rate determined weekly by Salomon Smith Barney based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. The Customer Agreement provides that Salomon Smith Barney and the Partnership have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership. The Customer Agreement may be terminated upon notice by either party. The Partnership will reimburse Salomon Smith Barney for the Partnership's organizational and offering expenses in equal installments over the first 24 months of trading (see Note 5).

4. DISTRIBUTIONS AND REDEMPTIONS:

Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. A limited partner may require the Partnership to redeem his Units at their Redemption Net Asset Value as of the last day of each month ending at least 3 months after their issuance on 10 days' notice to the General Partner. No fee will be charged for redemptions. Redemption Net Asset Value differs from Net Asset Value calculated for financial reporting purposes in that the accrued liability for reimbursement of offering and organization expenses will not be included in the calculation of Redemption Net Asset Value.

5. ORGANIZATION AND OFFERING EXPENSES:

Salomon Smith Barney will initially bear the Partnership's organization and offering expenses (estimated at $750,000) incurred in connection with the issuance and distribution during the Initial Offering Period of the securities being registered. Salomon Smith Barney will be reimbursed the offering and organization expenses (together with interest at the prime rate quoted by The Chase Manhattan Bank) by the Partnership in equal installments over the first 24 months of trading. These expenses will be charged to Partners' Capital upon the commencement of operations; however, the accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units.

6. TRADING ACTIVITIES AND FINANCIAL INSTRUMENT RISK

The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. All of the commodity interests owned by the Partnership will be held for trading purposes; however, the Partnership has not yet commenced operations and currently owns no commodity interests.

The Partnership may be party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures, options and physicals, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Partnership expects that its sole counterparty with respect to OTC contracts will be Salomon Smith Barney. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership will have concentration risk because the sole broker with respect to the Partnership's assets will be Salomon Smith Barney.

The General Partner will monitor and control the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership will be subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. (the "Company", a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.) at December 3l, 1998, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this statement of financial condition based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
March 15, 1999

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
              SEPTEMBER 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998

                                                             SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                                             ------------------    -----------------
                                                                (UNAUDITED)
ASSETS
Receivable from limited partnerships.......................     $  5,065,410         $  4,635,696
Receivable from affiliate..................................        4,804,704            6,527,944
Investments in limited partnerships, at equity.............       11,610,753           11,159,677
Other assets...............................................          494,159               47,981
                                                                ------------         ------------
          Total Assets.....................................     $ 21,975,026         $ 22,371,298
                                                                ============         ============
LIABILITIES & STOCKHOLDER'S EQUITY
Dividend payable to Salomon Smith Barney Holdings..........     $  2,000,000         $  4,000,000
Accounts payable and accrued liabilities...................          143,964              433,593
                                                                ------------         ------------
          Total Liabilities................................        2,143,964            4,433,593
                                                                ------------         ------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value)......................              100                  100
Additional paid-in capital.................................       67,413,746           67,413,746
Retained earnings..........................................       10,417,216            8,523,859
                                                                ------------         ------------
                                                                  77,831,062           75,937,705
Less: Note receivable from Salomon Smith Barney Holdings...      (58,000,000)         (58,000,000)
                                                                ------------         ------------
                                                                  19,831,062           17,937,705
                                                                ------------         ------------
          Total Liabilities & Stockholder's Equity.........     $ 21,975,026         $ 22,371,298
                                                                ============         ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT OF FINANCIAL
                                   CONDITION.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                        SMITH BARNEY FUTURES MANAGEMENT

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI"). On October 8, 1998, Citicorp Inc. merged with and into a newly formed, wholly-owned subsidiary of Travelers Group Inc. ("Travelers"), the Company's ultimate parent. Following the merger, Travelers changed its name to Citigroup Inc. ("Citigroup"). On November 28, 1997, Smith Barney Holdings Inc. was merged with Salomon Inc to form SSBHI. The Company does not believe that its compliance with applicable law as a result of the Citigroup merger will have a material adverse effect on its ability to continue to operate the business in which it is presently engaged except, as more fully disclosed in footnote 8, the Company is no longer the general partner of three Limited Partnerships as of March 1, 1999, due to restrictions imposed resulting from this merger.

The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the CFTC.

At September 30, 1999 and December 31, 1998, the Company was the general partner or trading manager for 21 and 20 Limited Partnerships, respectively, (the "Limited Partnerships") with total assets of $898,172,316 (unaudited) and $885,267,009, total liabilities of $44,675,035 (unaudited) and $21,514,812 and total partners' capital of $853,497,281 (unaudited) and $863,752,197, respectively. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the Limited Partnerships.

The Company is also the Trading Manager for 7 offshore funds. As Trading Manager, the Company will select trading advisors who in the Trading Manager's opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

2. SIGNIFICANT ACCOUNTING POLICIES

The statement of financial condition is prepared in accordance with generally accepted accounting principles which requires the use of management's best judgment and estimates. Estimates may vary from actual results.

The carrying values of financial instruments in the statement of financial condition approximate their fair values as they are either short-term in nature or interest-bearing at floating rates.

Investments in Limited Partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations on the last business day of the year.

Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such Limited Partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, the Company may not reduce its percentage interest in such Limited Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the Limited Partnership agreements (excluding its investment in each such Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at September 30, 1999 (unaudited) and December 31, 1998.

Receivable from Limited Partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain Limited Partnerships during their original offering, such as legal fees, printing costs, etc. These costs are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to twenty-four months or as interest income is earned by the Limited Partnership in accordance with the Limited Partnership's prospectus. The offering costs reimbursable at September 30, 1999 and December 31, 1998 were $621,170 (unaudited) and $633,659, respectively. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees and commissions receivable at September 30, 1999 and December 31, 1998 were $3,595,861 (unaudited) and $4,002,037, respectively.

3. NOTE RECEIVABLE FROM SSBHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing and is included in additional paid-in-capital as of September 30, 1999 (unaudited) and December 31, 1998. The demand note was issued to the Company by SSBHI.

4. RELATED PARTY TRANSACTIONS

Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, Limited Partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Salomon Smith Barney Inc., a wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5. INCOME TAXES

Under income tax allocation agreements with SSBHI and Citigroup, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Citigroup's consolidated income tax returns. Under the tax sharing

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

agreement with SSBHI, the Company remits taxes to SSBHI. As of September 30, 1999 (unaudited) and December 31, 1998, all taxes have been remitted to SSBHI.

6. EMPLOYEE BENEFIT PLANS

The Company participates in a noncontributory defined benefit pension plan with Citigroup which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDER'S EQUITY

The Company declared dividends of $3,000,000 (unaudited) and $8,000,000 (and distributed $4,000,000) through the period ended September 30, 1999 (unaudited) and the year ended December 31, 1998, respectively, on its outstanding common stock. Other than net income there were no other changes to stockholder's equity.

8. SUBSEQUENT EVENTS

As of March 1, 1999, SFG Global Investments, Inc. is the general partner of Smith Barney Telesis Futures Fund L.P., Smith Barney Potomac Futures Fund L.P., and Smith Barney Tidewater Futures Fund L.P. The Company acts as Trading Manager of these funds. The Company intends to keep 1% interest in these funds as a Limited Partner.

                       SALOMON SMITH BARNEY HOLDINGS INC.

Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney Holdings") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to Salomon Smith Barney Holdings and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc. ("SBHC") and Salomon Smith Barney Inc. ("Salomon Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Salomon Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc. ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with Salomon Smith Barney Holdings continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading -- and use diverse channels to make them available to consumer and corporate customers around the world.

The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

The following is unaudited summary information for the Company for the nine month period ended September 30, 1999 and for the years ending December 31, 1998, December 31, 1997 and December 31, 1996.

                       SALOMON SMITH BARNEY HOLDINGS INC.

                         SUMMARY FINANCIAL INFORMATION

The selected financial data set forth below for the Company as of December 31, 1998, 1997, and 1996 and for each of the three years in the period ended December 31, 1998 are derived from the audited financial statements.

                                           NINE MONTHS
                                              ENDED         YEAR ENDED      YEAR ENDED      YEAR ENDED
                                          SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                              1999             1998            1997            1996
                                          -------------    ------------    ------------    ------------
                                           (UNAUDITED)
                                                              (AMOUNTS IN MILLIONS)
Income Statement Data
  Revenues..............................    $ 17,280         $ 20,673        $ 21,477        $ 18,843
  Income from Continuing Operations
     before Income Taxes and cumulative
     effect of change in accounting
     principle..........................    $  3,298         $  1,316        $  1,820        $  3,064
  Net Income............................    $  2,063         $    818        $  1,145        $  1,500
Balance Sheet Data
  Total Assets..........................    $212,837         $211,901        $276,620        $246,114
  Stockholder's Equity..................    $  9,879         $  8,768        $  8,518        $  7,615
Total Liabilities and Stockholder's
  Equity................................    $212,837         $211,901        $276,620        $246,114

The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                       SALOMON SMITH BARNEY HOLDINGS INC.

                   SALOMON SMITH BARNEY INC. AND SUBSIDIARIES

                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1998

The selected financial data set forth below for Salomon Smith Barney Inc. and subsidiaries as of December 31, 1998 is derived from the audited financial statements.

                                                              (DOLLARS IN MILLIONS)
ASSETS
Cash and cash equivalents...................................        $    581
Cash and securities segregated and on deposit with clearing
  organizations.............................................           2,244
Collateralized financing agreements.........................          68,914
Financial instruments owned and contractual commitments.....          35,912
Receivables.................................................          19,056
Property, equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $579.........             673
Other assets................................................           1,519
                                                                    --------
Total assets................................................        $128,899
                                                                    ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Short-term borrowings.......................................        $     82
Payable to affiliates.......................................          11,861
Collateralized financing agreements.........................          56,833
Financial instruments sold, not yet purchased, and
  contractual commitments...................................          26,831
Payables and accrued liabilities............................          23,738
Notes payable to SSBH.......................................             195
Subordinated indebtedness...................................           3,695
                                                                    --------
Total liabilities...........................................         123,235
Total stockholder's equity..................................           5,664
                                                                    --------
Total liabilities and stockholder's equity..................        $128,899
                                                                    ========

The General Partner will provide a complete copy of Salomon Smith Barney Inc.'s Consolidated Statement of Financial Condition to any limited partner requesting it.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                           SALOMON SMITH BARNEY INC.

                 (This page has been left blank intentionally.)

                 PART TWO: STATEMENT OF ADDITIONAL INFORMATION

                  15,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                              SALOMON SMITH BARNEY
                       DIVERSIFIED 2000 FUTURES FUND L.P.

                            ------------------------

                       THESE ARE SPECULATIVE SECURITIES.
       BEFORE YOU DECIDE WHETHER TO INVEST, READ THE PROSPECTUS CAREFULLY
            AND CONSIDER "THE RISKS YOU FACE" ON PAGE 7 IN PART ONE.

                            ------------------------

             THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT
                   AND A STATEMENT OF ADDITIONAL INFORMATION.
                      THESE PARTS ARE BOUND TOGETHER, AND
                      BOTH CONTAIN IMPORTANT INFORMATION.
                  UNDER NO CIRCUMSTANCES MAY THE TWO PARTS OF
                   THIS PROSPECTUS BE DISTRIBUTED SEPARATELY.

                            ------------------------

                           SALOMON SMITH BARNEY INC.
                                 SELLING AGENT

                      SMITH BARNEY FUTURES MANAGEMENT LLC
                                GENERAL PARTNER

                                    PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS

Diversifying Your Portfolio With Managed Futures............         105
Individual Advisor Performance..............................         112
Table C-Hypothetical Composite Performance..................         118
Commodity Markets...........................................         121
Glossary....................................................         126
Limited Partnership Agreement -- Exhibit A..................         A-1
Subscription Agreement -- Exhibit B.........................         B-1
Suitability Requirements -- Exhibit C.......................         C-1
Subscription Agreement -- Execution Copy....................  Back Cover

                DIVERSIFYING YOUR PORTFOLIO WITH MANAGED FUTURES

WHAT IS MANAGED FUTURES?

Managed futures is one of today's growing investment areas. As an alternative investment, it offers you access to the dynamic global futures markets through the use of professional money managers called commodity trading advisors.

Commodity trading advisors use tested trading methods and money management techniques to help investors achieve potential profits and control risk. Trading occurs 24 hours a day in commodity, foreign currency and financial instruments around the world.

SUBSTANTIAL INVESTOR PARTICIPATION

Worldwide assets invested in managed futures have grown from an estimated $500 million in 1980 to approximately $40 billion in 1998 -- an average growth rate of 28% per year.


                    MANAGED FUTURES ASSESTS UNDER MANAGEMENT
                                  1980 - 1998

                                    [CHART]

                                                                   GROWTH OF MANAGED FUTURES ASSETS
                                                                   --------------------------------
1980                                                                             0.50
1983                                                                             0.75
1986                                                                             2.00
1989                                                                             6.00
1992                                                                            19.00
1995                                                                            21.00
1996                                                                            25.80
1997                                                                            34.70
1998                                                                            40.00

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protected pools" (in which only a fraction of the assets invested are committed to trading) and individual managed accounts. Source: Managed Account Reports, Inc.

INCREASING PARTICIPATION IN GLOBAL MARKETS

Unlike the stock and bond markets, the managed futures industry has a relatively short history. Futures trading originated in the 1800's in the United States, primarily in agricultural commodities, such as soybeans, grains, cotton and coffee. Modern day futures markets effectively began in the late 1970s. Over the past two decades, global futures trading has shifted from traditional commodities to predominantly financial futures, such as interest rates, currencies and stock market indices.

                                    CHART 2
                        FUTURES VOLUME BY MARKET SECTOR

                           INTEREST RATES      ENERGY          METALS           OTHER        AGRICULTURE       CURRENCIES
                           --------------      ------          ------           -----        -----------       ----------
1980                           13.5             0.3             16.3             1.1             64.2              4.6


                     INTEREST RATES      ENERGY          METALS           OTHER        AGRICULTURE    STOCK INDICES   CURRENCIES
                     --------------      ------          ------           -----        -----------    -------------   ----------
1998                     53.2             5.7              6.6             0.1             8.2             22.3           4.0

The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association.

A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the chart above. The average daily turnover of traditional foreign exchange instruments (spot currency transactions, outright forwards and foreign exchange swaps) was estimated to be US$590 billion in 1989. It increased to an estimated US$1.5 trillion in 1998. Source: Bank for International Settlements

POTENTIAL RETURNS INDEPENDENT OF STOCK AND BOND MARKETS

Chart 3 compares a managed futures index, the Managed Account Reports Trading Advisor Qualified Universe Index (dollar weighted version, referred to hereafter as "MAR CTA-$"), with a U.S. stock market index, the S&P 500 Stock Index (assuming the reinvestment of all dividends).

Managed Account Reports, Inc., a managed futures industry publisher, creates and monitors several managed futures indices that track performance of managed futures advisors and funds. The MAR CTA-$ Index is a dollar-weighted index of the returns of approximately 350 commodity trading advisors. To qualify for the MAR CTA-$ Index, a commodity trading advisor must have at least $500,000 under management and 12 months of trading client assets, or act as a commodity trading advisor in a public fund that is listed in MAR's fund tables. The MAR CTA-$ Index is reported net of all fees and expenses.

                                    CHART 3
                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS
                           JANUARY 1986-OCTOBER 1999

                                 [LINE GRAPH]

                                                        MAR CTA-$                    S&P 500
                                                        ---------                    -------
                                                         1000.00                     1000.00
Jan-86                                                   1012.00                     1006.00
Feb-86                                                   1132.00                     1081.00
Mar-86                                                   1226.00                     1141.00
Apr-86                                                   1155.00                     1128.00
May-86                                                   1109.00                     1188.00
Jun-86                                                   1078.00                     1208.00
Jul-86                                                   1113.00                     1141.00
Aug-86                                                   1150.00                     1225.00
Sep-86                                                   1102.00                     1124.00
Oct-86                                                   1058.00                     1189.00
Nov-86                                                   1036.00                     1218.00
Dec-86                                                   1031.00                     1187.00
Jan-87                                                   1161.00                     1347.00
Feb-87                                                   1165.00                     1400.00
Mar-87                                                   1197.00                     1440.00
Apr-87                                                   1346.00                     1428.00
May-87                                                   1336.00                     1440.00
Jun-87                                                   1345.00                     1512.00
Jul-87                                                   1410.00                     1589.00
Aug-87                                                   1398.00                     1648.00
Sep-87                                                   1354.00                     1612.00
Oct-87                                                   1390.00                     1265.00
Nov-87                                                   1516.00                     1160.00
Dec-87                                                   1626.00                     1249.00
Jan-88                                                   1539.00                     1303.00
Feb-88                                                   1565.00                     1362.00
Mar-88                                                   1546.00                     1320.00
Apr-88                                                   1500.00                     1336.00
May-88                                                   1608.00                     1345.00
Jun-88                                                   1922.00                     1407.00
Jul-88                                                   1826.00                     1404.00
Aug-88                                                   1857.00                     1354.00
Sep-88                                                   1871.00                     1412.00
Oct-88                                                   1899.00                     1453.00
Nov-88                                                   1902.00                     1430.00
Dec-88                                                   1864.00                     1456.00
Jan-89                                                   1934.00                     1564.00
Feb-89                                                   1874.00                     1523.00
Mar-89                                                   1914.00                     1560.00
Apr-89                                                   1890.00                     1643.00
May-89                                                   2083.00                     1706.00
Jun-89                                                   2073.00                     1697.00
Jul-89                                                   2094.00                     1852.00
Aug-89                                                   2015.00                     1886.00
Sep-89                                                   1969.00                     1879.00
Oct-89                                                   1881.00                     1837.00
Nov-89                                                   1930.00                     1872.00
Dec-89                                                   1999.00                     1918.00
Jan-90                                                   2063.00                     1791.00
Feb-90                                                   2106.00                     1811.00
Mar-90                                                   2169.00                     1861.00
Apr-90                                                   2269.00                     1816.00
May-90                                                   2133.00                     1989.00
Jun-90                                                   2162.00                     1976.00
Jul-90                                                   2283.00                     1972.00
Aug-90                                                   2431.00                     1791.00
Sep-90                                                   2502.00                     1705.00
Oct-90                                                   2548.00                     1699.00
Nov-90                                                   2568.00                     1807.00
Dec-90                                                   2545.00                     1858.00
Jan-91                                                   2446.00                     1941.00
Feb-91                                                   2437.00                     2077.00
Mar-91                                                   2576.00                     2129.00
Apr-91                                                   2567.00                     2136.00
May-91                                                   2544.00                     2224.00
Jun-91                                                   2594.00                     2123.00
Jul-91                                                   2500.00                     2225.00
Aug-91                                                   2502.00                     2274.00
Sep-91                                                   2608.00                     2236.00
Oct-91                                                   2591.00                     2269.00
Nov-91                                                   2597.00                     2175.00
Dec-91                                                   2973.00                     2424.00
Jan-92                                                   2807.00                     2382.00
Feb-92                                                   2724.00                     2410.00
Mar-92                                                   2717.00                     2364.00
Apr-92                                                   2655.00                     2436.00
May-92                                                   2667.00                     2444.00
Jun-92                                                   2822.00                     2408.00
Jul-92                                                   3054.00                     2509.00
Aug-92                                                   3176.00                     2455.00
Sep-92                                                   3194.00                     2484.00
Oct-92                                                   3268.00                     2495.00
Nov-92                                                   3309.00                     2577.00
Dec-92                                                   3268.00                     2610.00
Jan-93                                                   3293.00                     2634.00
Feb-93                                                   3530.00                     2668.00
Mar-93                                                   3482.00                     2724.00
Apr-93                                                   3595.00                     2661.00
May-93                                                   3635.00                     2728.00
Jun-93                                                   3731.00                     2736.00
Jul-93                                                   3904.00                     2728.00
Aug-93                                                   3893.00                     2829.00
Sep-93                                                   3854.00                     2807.00
Oct-93                                                   3849.00                     2868.00
Nov-93                                                   3833.00                     2837.00
Dec-93                                                   3917.00                     2873.00
Jan-94                                                   3810.00                     2973.00
Feb-94                                                   3714.00                     2889.00
Mar-94                                                   3820.00                     2764.00
Apr-94                                                   3771.00                     2802.00
May-94                                                   3881.00                     2844.00
Jun-94                                                   4023.00                     2774.00
Jul-94                                                   3938.00                     2868.00
Aug-94                                                   3815.00                     2984.00
Sep-94                                                   3874.00                     2910.00
Oct-94                                                   3874.00                     2978.00
Nov-94                                                   3936.00                     2867.00
Dec-94                                                   3889.00                     2909.00
Jan-95                                                   3807.00                     2987.00
Feb-95                                                   3967.00                     3102.00
Mar-95                                                   4292.00                     3194.00
Apr-95                                                   4364.00                     3290.00
May-95                                                   4404.00                     3418.00
Jun-95                                                   4335.00                     3498.00
Jul-95                                                   4248.00                     3616.00
Aug-95                                                   4304.00                     3623.00
Sep-95                                                   4239.00                     3776.00
Oct-95                                                   4254.00                     3765.00
Nov-95                                                   4322.00                     3927.00
Dec-95                                                   4478.00                     4003.00
Jan-96                                                   4627.00                     4142.00
Feb-96                                                   4407.00                     4178.00
Mar-96                                                   4439.00                     4219.00
Apr-96                                                   4649.00                     4284.00
May-96                                                   4566.00                     4390.00
Jun-96                                                   4598.00                     4408.00
Jul-96                                                   4538.00                     4214.00
Aug-96                                                   4552.00                     4302.00
Sep-96                                                   4670.00                     4543.00
Oct-96                                                   4935.00                     4670.00
Nov-96                                                   5216.00                     5021.00
Dec-96                                                   5134.00                     4922.00
Jan-97                                                   5288.00                     5232.00
Feb-97                                                   5419.00                     5271.00
Mar-97                                                   5413.00                     5054.00
Apr-97                                                   5345.00                     5358.00
May-97                                                   5291.00                     5681.00
Jun-97                                                   5310.00                     5937.00
Jul-97                                                   5595.00                     6410.00
Aug-97                                                   5367.00                     6050.00
Sep-97                                                   5438.00                     6380.00
Oct-97                                                   5404.00                     6169.00
Nov-97                                                   5491.00                     6452.00
Dec-97                                                   5650.00                     6563.00
Jan-98                                                   5697.00                     6639.00
Feb-98                                                   5633.00                     7115.00
Mar-98                                                   5699.00                     7480.00
Apr-98                                                   5526.00                     7557.00
May-98                                                   5626.00                     7423.00
Jun-98                                                   5631.00                     7725.00
Jul-98                                                   5651.00                     7645.00
Aug-98                                                   5955.00                     6538.00
Sep-98                                                   6150.00                     6955.00
Oct-98                                                   6110.00                     7524.00
Nov-98                                                   6034.00                     7978.00
Dec-98                                                   6180.00                     8438.00
Jan-99                                                   6095.00                     8793.00
Feb-99                                                   6187.00                     8518.00
Mar-99                                                   6182.00                     8859.00
Apr-99                                                   6315.00                     9205.00
May-99                                                   6265.00                     8984.00
Jun-99                                                   6392.00                     9483.00
Jul-99                                                   6361.00                     9189.00
Aug-99                                                   6356.00                     9141.00
Sep-99                                                   6362.00                     8889.00
Oct-99                                                   6144.00                     9455.00

                                                        MANAGED FUTURES INDEX                   S&P 500 INDEX
                                                        ---------------------                   -------------
Sep-Dec 1987 (Stock Market Correction)                          16%                                  -24%
Aug-Dec 1990 (Mid-East Oil Crisis)                              11%                                   -6%
Mar-Jun 1994 (Global Bond Market Reversal)                       8%                                   -4%
Aug-Sep 1998 (International Market Uncertainty)                  9%                                   -9%

In Chart 3, periods of significant stock market decline are highlighted. Historically, the MAR CTA-$ Index has, at times, moved in tandem with the S&P 500 Index. At other times, its performance has diverged. For example, in the third quarter of 1998, the managed futures index rose 9% while the S&P 500 Index decreased by 9%.

Account fees associated with the composite of the advisors in the MAR CTA-$ Index vary widely and may be higher or lower than the Fund's fees.

Campbell, Rabar, & Beacon are included in the MAR CTA-$ Index, Bridgewater is not. The collective performance of these four advisors will likely be different than the composite of the 350 advisors in the MAR CTA-$ Index. Similarly, the blended performance of four stocks included in the S&P 500 Index would not necessarily have the same performance as the S&P 500 Index itself. In addition, the advisors in the MAR CTA-$ Index may have different trading styles and trade different markets than the advisors in the Fund. It is not possible to invest in a managed futures product that tracks the MAR CTA-$ Index. Therefore, performance of the Fund is likely to differ from the MAR CTA-$ Index.

Past performance, including past non-correlation patterns, is not necessarily indicative of future results. There have been periods when the MAR CTA-$ Index performed negatively and the S&P 500 Index performed negatively. There is no assurance that an investment in Salomon Smith Barney Diversified 2000 Futures Fund will have the results illustrated in Chart 3.

The potential of managed futures to produce returns independent of the stock market is also illustrated in Table 1. Table 1 shows the annual rates of return of a managed futures index

(MAR CTA- $ Index) compared to the annual rates of return of indices for U.S. stocks and international stocks.

                                    TABLE 1
               RETURNS INDEPENDENT OF US AND INTERNATIONAL STOCKS

                         AVERAGE ANNUAL RATES OF RETURN

                                   1987-1999

                                                     MANAGED         U.S.         INT'L
                                                   FUTURES (%)    STOCKS (%)    STOCKS (%)
                                                   -----------    ----------    ----------
1987.............................................     57.8            5.2          16.8
1988.............................................     14.6           16.5          24.0
1989.............................................      7.3           31.7          17.2
1990.............................................     27.3           -3.1         -16.5
1991.............................................     16.8           30.5          19.0
1992.............................................      9.9            7.6          -4.7
1993.............................................     19.9           10.1          23.1
1994.............................................      0.7            1.3           5.6
1995.............................................     15.2           37.6          21.3
1996.............................................     14.6           23.0          14.0
1997.............................................     10.1           33.4          16.2
1998.............................................      9.4           28.8          24.8
1999*............................................     -0.6           12.1          12.8
AVERAGE ANNUAL RETURN............................     14.9           17.6          12.9
ANNUALIZED STANDARD DEVIATION....................     13.1           15.0          14.7

--------------------
* January-October

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

ABILITY TO REGISTER POSITIVE RETURNS IN UP AND DOWN MARKETS

Historically, the MAR CTA-$ Index has performed positively both when the S&P 500 Index performed positively and also when it performed negatively. This potential to register positive returns in both rising and declining stock market environments is seen as one of the positive attributes of managed futures.

To demonstrate this, the monthly returns of the S&P 500 Stock Index for the period January 1987 through October 1999 (a total of 154 months) were sorted lowest to highest and then segmented into 14 month groups. The monthly returns for the managed futures index for the corresponding months were then gathered and the average monthly return calculated for each grouping of months.

Chart 4 illustrates one feature of the relationship between returns of the S&P 500 Stock Index and the MAR CTA-$ Index. For the stock market's worst group of months (Group 1), the average return was -7.1%, while the managed futures index's average monthly return for the same months was +2.3%. For the stock market's best monthly group (Group 11), the average monthly return was +8.3% and the average monthly return of the managed futures index was +3.1%.

Chart 5 uses the same methodology as Chart 4. The monthly returns of the managed futures index for the period January 1987 though October 1999 were sorted lowest to highest, and then segmented into 14-month groups. The monthly returns of the S&P 500 Index for the corresponding months were then gathered. The monthly average return was calculated for each group.

In Chart 5, the average monthly return for the managed futures index worst group of months was -4.2%, while the S&P 500 Index average monthly return for the same months was +1.5%. For the managed futures index best monthly group, the average monthly return was +9.6% and the average return of the S&P 500 Index was +2.7%.


                                   CHART 4
                        S&P 500 VERRSUS MAR CTA -$ INDEX
                   14 MONTH GROUPINGS: AVERAGE MONTHLY RETURNS
                                  1/87 - 10/99

                                  [BAR CHART]

                   MAR CTA-$                  S&P 500
                   ---------                  -------
   1 (worst)       2.3279                     -7.0929
   2                -0.12                       -2.66
   3               1.5243                     -1.3736
   4               1.3514                      0.0257
   5               0.0736                      1.0757
   6               0.4857                      1.7979
   7               1.9436                      2.6250
   8               0.9943                      3.5600
   9              -0.1386                      4.2800
  10               2.0857                      5.4836
  11 (best)        3.0464                      8.2586

                                    CHART 5
                        MAR CTA-$ INDEX VERSUS S&P 500
                  14 MONTH GROUPINGS: AVERAGE MONTHLY RETURNS
                                  1/87 - 10/99

                                  [BAR CHART]

                   S&P 500                    MAR CTA-$
                   -------                    ---------
   1 (worst)       1.5421                       -4.235
   2               1.4914                      -2.2807
   3               2.6457                      -1.2436
   4               1.5571                       -0.605
   5               0.3764                       0.0693
   6               2.8429                       0.7186
   7               1.4193                       1.4907
   8               1.6043                       2.2314
   9              -0.7364                       3.0879
  10                 0.53                       4.7379
  11 (best)        2.7071                       9.6029

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Independent or non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that managed futures' performance will likely have no relation to the performance of stocks and bonds. The general partner does not expect the Fund's performance to be consistently non-correlated with general stock and bond markets.

MANAGED FUTURES AS PART OF A WELL DIVERSIFIED PORTFOLIO

The potential to produce returns independent of stocks and bonds forms the rationale for including managed futures in a traditional stock and bond portfolio. Diversification among portfolio assets has evolved from a concept called "Modern Portfolio Theory." Dr. Harry Markowitz was awarded the Nobel Prize for Economics in 1990 for developing this theory. The underlying premise of Modern Portfolio Theory is that the inherent risk of a portfolio can be substantially reduced by holding a number of unrelated and positive performing investments. Therefore, by diversifying a traditional stock and bond portfolio with other types of positively performing and non-correlated investments, it may be possible to improve the total rate of return and reduce the overall risk of that portfolio.

In Chart 6, an investment in managed futures, represented by the MAR CTA-$ Index, is added in increments to a traditional portfolio of 55% U.S. stocks and 5% international stocks, represented by the S&P 500 Index and the Morgan Stanley Capital International (MSCI) World Index, respectively, and 40% bonds, represented by the Lehman Brothers Bond Index (LBBI). The addition of managed futures to the portfolio lowers the overall standard deviation, a statistical measure of risk, and increases the rate of return. If suitable for your investment objectives, Salomon Smith Barney recommends an allocation to managed futures of 5%-15% of your portfolio.

Standard deviation, expressed as a percentage, is a measure of the volatility or variation of an investment's return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return.


                                   CHART 6
           ILLUSTRATION OF THE HYPOTHETICAL IMPACT OF ADDING MANAGED
                       FUTURES TO A TRADITIONAL PORTFOLIO
                          JANUARY 1987 - OCTOBER 1999

                                   [CHART]

COMPOUNDED ANNUAL ROR                                                ANNUALIZED STANDARD DEVIATION
---------------------                                                -----------------------------
14.49                                                                            10.70
14.51                                                                            10.08
14.53                                                                             9.58
14.55                                                                             9.18
14.58                                                                             8.89
14.62                                                                             8.63
14.66                                                                             8.74
14.71                                                                             9.13

There is no assurance that an investment in a portfolio that includes managed futures will have these results, nor that an investment in the Fund will have the results represented by the indices. An investor's portfolio will only realize these benefits if the advisors' strategies are successful. Additionally, although adding managed futures to a portfolio may provide diversification, managed futures is not a hedging mechanism and there is no guarantee that managed futures will appreciate during periods of inflation or stock and bond market declines.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HOW TO INVEST IN MANAGED FUTURES

Investors may participate in managed futures through an individually managed account or a fund structure.

Managed accounts allow investors to select a commodity trading advisor who meets their preferences for market sectors, trading styles and risk/reward characteristics. This custom-tailored approach is, however, balanced by the potential for unlimited loss.

Managed accounts generally require a minimum investment of $1 million or more. Managed futures funds are more accessible to individual investors since minimum investment requirements are as low as $5,000 ($2,000 for IRAs). In addition, managed futures funds offer a limited liability structure that allows you to participate in a well-capitalized portfolio while limiting risk.

Managed futures funds also offer investors access to more than one commodity trading advisor combined in one investment.

DEFINITIONS

S&P 500 STOCK INDEX (or U.S. Stocks) consists of 500 U.S. stocks representing a broad range of various industry groups and assumes dividend reinvestment.

BONDS are represented by the Lehman Brothers Bond Index, which is comprised of fixed rate debt issues rated investment grade or higher by Moody's, S&P or Fitch and includes interest. All issues have at least one year to maturity and an outstanding par value of at least $100 million.

INTERNATIONAL STOCKS are represented by the Morgan Stanley Capital International World Index (MSCI) which consists of over 1,500 stocks representing a broad range of industry groups in over 22 countries and is calculated in U.S. dollars.

Salomon Smith Barney does not guarantee the accuracy of the indices used.

                         INDIVIDUAL ADVISOR PERFORMANCE

The following charts are based on the monthly pro forma returns (adjusted for fees and expenses to be charged to the Fund) for each program to be traded in the Fund. The charts and graphs show the history of returns and the degree of volatility for the composite accounts of each program.

The results shown here do not represent an investment in the Fund. They are based on an assumed, or hypothetical, investment of $1,000 with each advisor. The rates of return are actual for the composite of accounts of each advisor, but no representation is made that any one account experienced all of the returns presented. In addition, the Fund is a combination of four advisors so the Fund's actual performance will reflect the results of all four advisors' programs working together.

NOTES TO ADVISOR CHARTS:

The performance illustrated was derived from Table B-1, Pro Forma Performance for each advisor.

The following terms are used in the charts:

The charts entitled VALUE OF HYPOTHETICAL $1,000 INVESTMENTS represent the value of a hypothetical $1,000 investment with monthly returns based on the composite pro forma performance of the advisor's program as presented in each advisor's Table B. The chart does not represent performance of any one account.

LARGEST PEAK-TO-VALLEY DRAW-DOWN (defined in notes to each advisor's tables)

ANNUAL STANDARD DEVIATION is a measure of volatility or variation of an investment's return around the average return of that investment. A high standard deviation implies high volatility, which means that an investment is less likely to realize its average return. Two-thirds of expected returns will fall within the range of the average monthly return plus or minus the standard deviation.

SHARPE RATIO is a measure of the amount of return per unit of risk. It is calculated by subtracting the risk-free rate of return (90 day Treasury bill rate) from the advisor's annual compound rate of return and dividing the result by the Annual Standard Deviation.

In the 12 MONTH ROLLING WINDOWS chart, each bar illustrates the compounded return for a 12 month period. Each consecutive 12 month period is derived by eliminating the first month of the prior 12 month period and adding the month following the last month of the prior 12 month period. The 24 MONTH ROLLING WINDOWS chart uses the same concept as the 12 Month Rolling Windows chart, only using 24 month periods.

MAR CTA-E, the Managed Account Reports' Trading Advisor Qualified Universe Index (equal weighted version, referred to as "MAR CTA-E"), is an equal weighted index of approximately 350 advisor returns. To qualify for the Index, a trading advisor must have at least $500,000 under management and 12 months of trading client assets, or act as a trading advisor in a public fund that is listed in MAR's fund tables.

                         BEACON MANAGEMENT CORPORATION
                                  MEKA PROGRAM
                             PRO FORMA PERFORMANCE
                           AUGUST 1995 - OCTOBER 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                 [LINE GRAPH]

                                                                       BEACON MEKA PF                        MARCTA-E
                                                                       --------------                        --------
Jul-95                                                                    1000.00                            1000.00
Aug-95                                                                    1100.00                            1018.00
Sep-95                                                                    1022.00                            1016.00
Oct-95                                                                     946.00                            1015.00
Nov-95                                                                    1020.00                            1027.00
Dec-95                                                                    1168.00                            1064.00
Jan-96                                                                    1202.00                            1093.00
Feb-96                                                                     982.00                            1048.00
Mar-96                                                                    1027.00                            1057.00
Apr-96                                                                    1205.00                            1114.00
May-96                                                                    1107.00                            1096.00
Jun-96                                                                    1208.00                            1097.00
Jul-96                                                                    1016.00                            1079.00
Aug-96                                                                     977.00                            1072.00
Sep-96                                                                    1063.00                            1100.00
Oct-96                                                                    1264.00                            1164.00
Nov-96                                                                    1514.00                            1210.00
Dec-96                                                                    1475.00                            1196.00
Jan-97                                                                    1673.00                            1247.00
Feb-97                                                                    1802.00                            1284.00
Mar-97                                                                    1703.00                            1277.00
Apr-97                                                                    1810.00                            1249.00
May-97                                                                    1825.00                            1258.00
Jun-97                                                                    1692.00                            1264.00
Jul-97                                                                    1975.00                            1341.00
Aug-97                                                                    1688.00                            1293.00
Sep-97                                                                    1795.00                            1309.00
Oct-97                                                                    1653.00                            1296.00
Nov-97                                                                    1762.00                            1311.00
Dec-97                                                                    2010.00                            1361.00
Jan-98                                                                    2042.00                            1378.00
Feb-98                                                                    2317.00                            1364.00
Mar-98                                                                    2632.00                            1379.00
Apr-98                                                                    2731.00                            1332.00
May-98                                                                    2732.00                            1345.00
Jun-98                                                                    2667.00                            1347.00
Jul-98                                                                    2956.00                            1343.00
Aug-98                                                                    3043.00                            1440.00
Sep-98                                                                    3171.00                            1505.00
Oct-98                                                                    3284.00                            1505.00
Nov-98                                                                    3528.00                            1485.00
Dec-98                                                                    3312.00                            1505.00
Jan-99                                                                    3208.00                            1486.00
Feb-99                                                                    3523.00                            1545.00
Mar-99                                                                    3389.00                            1533.00
Apr-99                                                                    3982.00                            1566.00
May-99                                                                    3493.00                            1551.00
Jun-99                                                                    3440.00                            1574.00
Jul-99                                                                    2973.00                            1560.00
Aug-99                                                                    2740.00                            1553.00
Sep-99                                                                    2377.00                            1560.00
Oct-99                                                                    2088.00                            1491.00

  Compounded Average Annual Rate of Return....    18.92%    Maximum Drawdown............................   -47.56%
  Annual Standard Deviation...................    34.90%    Sharpe Ratio................................      0.53
  Average Monthly Rate of Return..............     1.45%    High Month..................................    19.82%
  Percentage of Positive Months...............    58.82%    Low Month...................................   -18.26%
  Percentage of Negative Months...............    41.18%    Average Positive Monthly Return.............     9.15%
                                                            Average Negative Monthly Return.............    -8.31%

12 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                         BEACON PF                           MARCTA-E
                                                                         ---------                           --------
Jul-96                                                                       1.64                              7.88
Aug-96                                                                     -11.23                              5.33
Sep-96                                                                       4.01                              8.20
Oct-96                                                                      33.58                             14.73
Nov-96                                                                      48.49                             17.88
Dec-96                                                                      26.28                             12.48
Jan-97                                                                      39.15                             14.08
Feb-97                                                                      83.43                             22.55
Mar-97                                                                      65.78                             20.85
Apr-97                                                                      50.18                             12.13
May-97                                                                      64.86                             14.86
Jun-97                                                                      40.10                             15.21
Jul-97                                                                      94.28                             24.27
Aug-97                                                                      72.86                             20.59
Sep-97                                                                      68.86                             19.00
Oct-97                                                                      30.80                             11.37
Nov-97                                                                      16.41                              8.32
Dec-97                                                                      36.29                             13.74
Jan-98                                                                      22.08                             10.52
Feb-98                                                                      28.58                              6.19
Mar-98                                                                      54.52                              7.96
Apr-98                                                                      50.90                              6.64
May-98                                                                      49.67                              6.88
Jun-98                                                                      57.57                              6.58
Jul-98                                                                      49.71                              0.18
Aug-98                                                                      80.27                             11.39
Sep-98                                                                      76.71                             15.00
Oct-98                                                                      98.72                             16.10
Nov-98                                                                     100.17                             13.27
Dec-98                                                                      64.74                             10.60
Jan-99                                                                      57.10                              7.84
Feb-99                                                                      52.03                             13.34
Mar-99                                                                      28.79                             11.22
Apr-99                                                                      45.81                             17.61
May-99                                                                      27.87                             15.30
Jun-99                                                                      29.02                             16.83
Jul-99                                                                       0.58                             16.13
Aug-99                                                                      -9.96                              7.89
Sep-99                                                                     -25.04                              3.70
Oct-99                                                                     -36.42                             -0.94

24 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                         BEACON PF                           MARCTA-E
                                                                         ---------                           --------
Jul-97                                                                      97.47                             34.07
Aug-97                                                                      53.44                             27.02
Sep-97                                                                      75.63                             28.75
Oct-97                                                                      74.72                             27.78
Nov-97                                                                      72.86                             27.69
Dec-97                                                                      72.10                             27.94
Jan-98                                                                      69.88                             26.08
Feb-98                                                                     135.84                             30.13
Mar-98                                                                     156.16                             30.47
Apr-98                                                                     126.62                             19.58
May-98                                                                     146.75                             22.76
Jun-98                                                                     120.76                             22.80
Jul-98                                                                     190.85                             24.50
Aug-98                                                                     211.62                             34.33
Sep-98                                                                     198.39                             36.85
Oct-98                                                                     159.92                             29.31
Nov-98                                                                     133.02                             22.69
Dec-98                                                                     124.53                             25.80
Jan-99                                                                      91.79                             19.19
Feb-99                                                                      95.48                             20.35
Mar-99                                                                      99.01                             20.07
Apr-99                                                                     120.03                             25.41
May-99                                                                      91.38                             23.23
Jun-99                                                                     103.29                             24.52
Jul-99                                                                      50.58                             16.34
Aug-99                                                                      62.31                             20.18
Sep-99                                                                      32.46                             19.25
Oct-99                                                                      26.35                             15.01

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                          BRIDGEWATER ASSOCIATES, INC.
                   AGGRESSIVE PURE ALPHA FUTURES ONLY PROGRAM
                             PRO FORMA PERFORMANCE
                           AUGUST 1998 - OCTOBER 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                 [LINE GRAPH]

                                                                       BRIDGEWATER PF                        MARCTA-E
                                                                       --------------                        --------
Jul-98                                                                    1000.00                            1000.00
Aug-98                                                                     987.00                            1072.00
Sep-98                                                                    1011.00                            1120.00
Oct-98                                                                    1106.00                            1121.00
Nov-98                                                                    1125.00                            1106.00
Dec-98                                                                    1185.00                            1120.00
Jan-99                                                                    1188.00                            1106.00
Feb-99                                                                    1228.00                            1151.00
Mar-99                                                                    1201.00                            1142.00
Apr-99                                                                    1190.00                            1166.00
May-99                                                                    1208.00                            1155.00
Jun-99                                                                    1209.00                            1172.00
Jul-99                                                                    1213.00                            1161.00
Aug-99                                                                    1193.00                            1157.00
Sep-99                                                                    1174.00                            1162.00
Oct-99                                                                    1144.00                            1110.00

  Compounded Average Annual Rate of Return....    11.39%    Maximum Drawdown............................    -6.79%
  Annual Standard Deviation...................    10.76%    Sharpe Ratio................................      0.63
  Average Monthly Rate of Return..............     0.90%    High Month..................................     9.39%
  Percentage of Positive Months...............    60.00%    Low Month...................................    -2.55%
  Percentage of Negative Months...............    40.00%    Average Positive Monthly Return.............     2.71%
                                                            Average Negative Monthly Return.............    -1.69%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METALS AND ENERGY SMALL PORTFOLIO
                             PRO FORMA PERFORMANCE
                          JANUARY 1994 - OCTOBER 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                 [LINE GRAPH]

                                                                      CAMPBELL FME PF                        MARCTA-E
                                                                      ---------------                        --------
                                                                          1000.00                            1000.00
Jan-94                                                                     946.00                             971.00
Feb-94                                                                     875.00                             961.00
Mar-94                                                                     930.00                             985.00
Apr-94                                                                     904.00                             968.00
May-94                                                                     873.00                             986.00
Jun-94                                                                     912.00                            1011.00
Jul-94                                                                     866.00                             997.00
Aug-94                                                                     829.00                             967.00
Sep-94                                                                     880.00                             977.00
Oct-94                                                                     876.00                             980.00
Nov-94                                                                     809.00                            1002.00
Dec-94                                                                     761.00                            1000.00
Jan-95                                                                     724.00                             981.00
Feb-95                                                                     757.00                            1010.00
Mar-95                                                                     828.00                            1068.00
Apr-95                                                                     834.00                            1077.00
May-95                                                                     820.00                            1087.00
Jun-95                                                                     800.00                            1075.00
Jul-95                                                                     776.00                            1057.00
Aug-95                                                                     830.00                            1076.00
Sep-95                                                                     781.00                            1074.00
Oct-95                                                                     790.00                            1072.00
Nov-95                                                                     787.00                            1085.00
Dec-95                                                                     844.00                            1124.00
Jan-96                                                                     922.00                            1155.00
Feb-96                                                                     869.00                            1107.00
Mar-96                                                                     905.00                            1117.00
Apr-96                                                                     926.00                            1177.00
May-96                                                                     900.00                            1158.00
Jun-96                                                                     909.00                            1159.00
Jul-96                                                                     890.00                            1140.00
Aug-96                                                                     916.00                            1133.00
Sep-96                                                                     933.00                            1162.00
Oct-96                                                                    1052.00                            1230.00
Nov-96                                                                    1168.00                            1279.00
Dec-96                                                                    1121.00                            1264.00
Jan-97                                                                    1160.00                            1318.00
Feb-97                                                                    1172.00                            1357.00
Mar-97                                                                    1150.00                            1349.00
Apr-97                                                                    1116.00                            1320.00
May-97                                                                    1079.00                            1330.00
Jun-97                                                                    1113.00                            1336.00
Jul-97                                                                    1202.00                            1417.00
Aug-97                                                                    1127.00                            1366.00
Sep-97                                                                    1173.00                            1383.00
Oct-97                                                                    1191.00                            1370.00
Nov-97                                                                    1193.00                            1385.00
Dec-97                                                                    1249.00                            1438.00
Jan-98                                                                    1278.00                            1456.00
Feb-98                                                                    1238.00                            1441.00
Mar-98                                                                    1309.00                            1457.00
Apr-98                                                                    1235.00                            1407.00
May-98                                                                    1283.00                            1421.00
Jun-98                                                                    1299.00                            1424.00
Jul-98                                                                    1245.00                            1419.00
Aug-98                                                                    1358.00                            1522.00
Sep-98                                                                    1400.00                            1590.00
Oct-98                                                                    1467.00                            1591.00
Nov-98                                                                    1448.00                            1569.00
Dec-98                                                                    1461.00                            1590.00
Jan-99                                                                    1390.00                            1571.00
Feb-99                                                                    1405.00                            1633.00
Mar-99                                                                    1423.00                            1620.00
Apr-99                                                                    1494.00                            1655.00
May-99                                                                    1435.00                            1639.00
Jun-99                                                                    1504.00                            1663.00
Jul-99                                                                    1495.00                            1648.00
Aug-99                                                                    1508.00                            1642.00
Sep-99                                                                    1528.00                            1649.00
Oct-99                                                                    1473.00                            1576.00

  Compounded Average Annual Rate of Return....     6.87%    Maximum Drawdown............................   -27.72%
  Annual Standard Deviation...................    16.50%    Sharpe Ratio................................      0.19
  Average Monthly Rate of Return..............     0.55%    High Month..................................    12.77%
  Percentage of Positive Months...............    55.71%    Low Month...................................    -7.66%
  Percentage of Negative Months...............    44.29%    Average Positive Monthly Return.............     4.19%
                                                            Average Negative Monthly Return.............    -3.77%

12 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                        CAMPBELL PF                          MARCTA-E
                                                                        -----------                          --------
Dec-94                                                                      -23.9                             -0.04
Jan-95                                                                     -23.45                              1.06
Feb-95                                                                     -13.52                              5.11
Mar-95                                                                     -10.98                              8.42
Apr-95                                                                      -7.82                             11.27
May-95                                                                      -6.04                             10.21
Jun-95                                                                      -12.3                              6.30
Jul-95                                                                      -10.4                              6.01
Aug-95                                                                       0.09                             11.27
Sep-95                                                                     -11.28                              9.90
Oct-95                                                                      -9.84                              9.39
Nov-95                                                                      -2.67                              8.27
Dec-95                                                                      10.97                             12.46
Jan-96                                                                      27.31                             17.69
Feb-96                                                                      14.81                              9.64
Mar-96                                                                       9.40                              4.54
Apr-96                                                                      11.06                              9.32
May-96                                                                       9.70                              6.55
Jun-96                                                                      13.60                              7.86
Jul-96                                                                      14.76                              7.88
Aug-96                                                                      10.34                              5.33
Sep-96                                                                      19.54                              8.20
Oct-96                                                                      33.25                             14.73
Nov-96                                                                      48.34                             17.88
Dec-96                                                                      32.80                             12.48
Jan-97                                                                      25.92                             14.08
Feb-97                                                                      34.87                             22.55
Mar-97                                                                      27.08                             20.85
Apr-97                                                                      20.49                             12.13
May-97                                                                      19.93                             14.86
Jun-97                                                                      22.44                             15.21
Jul-97                                                                      35.10                             24.27
Aug-97                                                                      23.06                             20.59
Sep-97                                                                      25.69                             19.00
Oct-97                                                                      13.23                             11.37
Nov-97                                                                       2.14                              8.32
Dec-97                                                                      11.37                             13.74
Jan-98                                                                      10.15                             10.52
Feb-98                                                                       5.67                              6.19
Mar-98                                                                      13.74                              7.96
Apr-98                                                                      10.74                              6.64
May-98                                                                      18.96                              6.88
Jun-98                                                                      16.72                              6.58
Jul-98                                                                       3.53                              0.18
Aug-98                                                                      20.43                             11.39
Sep-98                                                                      19.41                             15.00
Oct-98                                                                      23.10                             16.10
Nov-98                                                                      21.42                             13.27
Dec-98                                                                      17.02                             10.60
Jan-99                                                                       8.71                              7.84
Feb-99                                                                      13.48                             13.34
Mar-99                                                                       8.76                             11.22
Apr-99                                                                      20.93                             17.61
May-99                                                                      11.78                             15.30
Jun-99                                                                      15.77                             16.83
Jul-99                                                                      20.07                             16.13
Aug-99                                                                      11.09                              7.89
Sep-99                                                                       9.13                              3.70
Oct-99                                                                       0.44                             -0.94

24 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                        CAMPBELL PF                          MARCTA-E
                                                                        -----------                          --------
Dec-95                                                                     -15.56                             12.41
Jan-96                                                                      -2.54                             18.93
Feb-96                                                                      -0.71                             15.24
Mar-96                                                                      -2.61                             13.34
Apr-96                                                                       2.38                             21.64
May-96                                                                       3.07                             17.43
Jun-96                                                                      -0.38                             14.66
Jul-96                                                                       2.83                             14.37
Aug-96                                                                      10.45                             17.20
Sep-96                                                                       6.06                             18.91
Oct-96                                                                      20.13                             25.50
Nov-96                                                                      44.39                             27.63
Dec-96                                                                      47.36                             26.49
Jan-97                                                                      60.31                             34.26
Feb-97                                                                      54.84                             34.36
Mar-97                                                                      39.02                             26.33
Apr-97                                                                      33.82                             22.58
May-97                                                                      31.56                             22.38
Jun-97                                                                      39.09                             24.27
Jul-97                                                                      55.04                             34.07
Aug-97                                                                      35.79                             27.02
Sep-97                                                                      50.25                             28.75
Oct-97                                                                      50.87                             27.78
Nov-97                                                                      51.51                             27.69
Dec-97                                                                      47.89                             27.94
Jan-98                                                                      38.70                             26.08
Feb-98                                                                      42.51                             30.13
Mar-98                                                                      44.54                             30.47
Apr-98                                                                      33.43                             19.58
May-98                                                                      42.67                             22.76
Jun-98                                                                      42.91                             22.80
Jul-98                                                                      39.88                             24.50
Aug-98                                                                      48.21                             34.33
Sep-98                                                                      50.08                             36.85
Oct-98                                                                      39.38                             29.31
Nov-98                                                                      24.01                             22.69
Dec-98                                                                      30.33                             25.80
Jan-99                                                                      19.75                             19.19
Feb-99                                                                      19.91                             20.35
Mar-99                                                                      23.70                             20.07
Apr-99                                                                      33.92                             25.41
May-99                                                                      32.98                             23.23
Jun-99                                                                      35.13                             24.52
Jul-99                                                                      24.31                             16.34
Aug-99                                                                      33.78                             20.18
Sep-99                                                                      30.31                             19.25
Oct-99                                                                      23.64                             15.01

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                             RABAR MARKET RESEARCH
                              DIVERSIFIED PROGRAM
                             PRO FORMA PERFORMANCE
                          JANUARY 1994 - OCTOBER 1999

                    VALUE OF HYPOTHETICAL $1,000 INVESTMENTS

                                 [LINE GRAPH]

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
                                                                          1000.00                            1000.00
Jan-94                                                                     893.00                             971.00
Feb-94                                                                     839.00                             961.00
Mar-94                                                                    1002.00                             985.00
Apr-94                                                                    1025.00                             968.00
May-94                                                                    1140.00                             986.00
Jun-94                                                                    1344.00                            1011.00
Jul-94                                                                    1288.00                             997.00
Aug-94                                                                    1238.00                             967.00
Sep-94                                                                    1271.00                             977.00
Oct-94                                                                    1225.00                             980.00
Nov-94                                                                    1332.00                            1002.00
Dec-94                                                                    1315.00                            1000.00
Jan-95                                                                    1178.00                             981.00
Feb-95                                                                    1344.00                            1010.00
Mar-95                                                                    1553.00                            1068.00
Apr-95                                                                    1644.00                            1077.00
May-95                                                                    1790.00                            1087.00
Jun-95                                                                    1741.00                            1075.00
Jul-95                                                                    1604.00                            1057.00
Aug-95                                                                    1490.00                            1076.00
Sep-95                                                                    1377.00                            1074.00
Oct-95                                                                    1308.00                            1072.00
Nov-95                                                                    1338.00                            1085.00
Dec-95                                                                    1498.00                            1124.00
Jan-96                                                                    1494.00                            1155.00
Feb-96                                                                    1348.00                            1107.00
Mar-96                                                                    1325.00                            1117.00
Apr-96                                                                    1367.00                            1177.00
May-96                                                                    1317.00                            1158.00
Jun-96                                                                    1334.00                            1159.00
Jul-96                                                                    1303.00                            1140.00
Aug-96                                                                    1284.00                            1133.00
Sep-96                                                                    1329.00                            1162.00
Oct-96                                                                    1471.00                            1230.00
Nov-96                                                                    1553.00                            1279.00
Dec-96                                                                    1474.00                            1264.00
Jan-97                                                                    1549.00                            1318.00
Feb-97                                                                    1614.00                            1357.00
Mar-97                                                                    1603.00                            1349.00
Apr-97                                                                    1508.00                            1320.00
May-97                                                                    1472.00                            1330.00
Jun-97                                                                    1469.00                            1336.00
Jul-97                                                                    1665.00                            1417.00
Aug-97                                                                    1545.00                            1366.00
Sep-97                                                                    1587.00                            1383.00
Oct-97                                                                    1534.00                            1370.00
Nov-97                                                                    1539.00                            1385.00
Dec-97                                                                    1599.00                            1438.00
Jan-98                                                                    1628.00                            1456.00
Feb-98                                                                    1648.00                            1441.00
Mar-98                                                                    1647.00                            1457.00
Apr-98                                                                    1547.00                            1407.00
May-98                                                                    1609.00                            1421.00
Jun-98                                                                    1638.00                            1424.00
Jul-98                                                                    1653.00                            1419.00
Aug-98                                                                    1962.00                            1522.00
Sep-98                                                                    2078.00                            1590.00
Oct-98                                                                    1999.00                            1591.00
Nov-98                                                                    1932.00                            1569.00
Dec-98                                                                    1957.00                            1590.00
Jan-99                                                                    1916.00                            1571.00
Feb-99                                                                    1985.00                            1633.00
Mar-99                                                                    1899.00                            1620.00
Apr-99                                                                    1959.00                            1655.00
May-99                                                                    1814.00                            1639.00
Jun-99                                                                    1812.00                            1663.00
Jul-99                                                                    1751.00                            1648.00
Aug-99                                                                    1737.00                            1642.00
Sep-99                                                                    1735.00                            1649.00
Oct-99                                                                    1624.00                            1576.00

  Compounded Average Annual Rate of Return....     8.67%    Maximum Drawdown............................   -28.26%
  Annual Standard Deviation...................    23.98%    Sharpe Ratio................................      0.26
  Average Monthly Rate of Return..............     0.70%    High Month..................................    19.48%
  Percentage of Positive Months...............    47.14%    Low Month...................................   -10.70%
  Percentage of Negative Months...............    52.86%    Average Positive Monthly Return.............     6.58%
                                                            Average Negative Monthly Return.............    -4.11%

12 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
Dec-94                                                                      31.51                             -0.04
Jan-95                                                                      31.89                              1.06
Feb-95                                                                      60.21                              5.11
Mar-95                                                                      54.88                              8.42
Apr-95                                                                      60.44                             11.27
May-95                                                                      56.97                             10.21
Jun-95                                                                      29.58                              6.30
Jul-95                                                                      24.56                              6.01
Aug-95                                                                      20.37                             11.27
Sep-95                                                                       8.38                              9.90
Oct-95                                                                       6.78                              9.39
Nov-95                                                                       0.48                              8.27
Dec-95                                                                      13.90                             12.46
Jan-96                                                                      26.84                             17.69
Feb-96                                                                       0.30                              9.64
Mar-96                                                                     -14.67                              4.54
Apr-96                                                                     -16.87                              9.32
May-96                                                                     -26.43                              6.55
Jun-96                                                                     -23.37                              7.86
Jul-96                                                                     -18.77                              7.88
Aug-96                                                                     -13.85                              5.33
Sep-96                                                                      -3.49                              8.20
Oct-96                                                                      12.44                             14.73
Nov-96                                                                      16.01                             17.88
Dec-96                                                                      -1.62                             12.48
Jan-97                                                                       3.66                             14.08
Feb-97                                                                      19.75                             22.55
Mar-97                                                                      21.03                             20.85
Apr-97                                                                      10.29                             12.13
May-97                                                                      11.79                             14.86
Jun-97                                                                      10.10                             15.21
Jul-97                                                                      27.78                             24.27
Aug-97                                                                      20.32                             20.59
Sep-97                                                                      19.39                             19.00
Oct-97                                                                       4.32                             11.37
Nov-97                                                                      -0.88                              8.32
Dec-97                                                                       8.51                             13.74
Jan-98                                                                       5.14                             10.52
Feb-98                                                                       2.08                              6.19
Mar-98                                                                       2.74                              7.96
Apr-98                                                                       2.60                              6.64
May-98                                                                       9.31                              6.88
Jun-98                                                                      11.54                              6.58
Jul-98                                                                      -0.72                              0.18
Aug-98                                                                      27.01                             11.39
Sep-98                                                                      30.94                             15.00
Oct-98                                                                      30.25                             16.10
Nov-98                                                                      25.54                             13.27
Dec-98                                                                      22.36                             10.60
Jan-99                                                                      17.67                              7.84
Feb-99                                                                      20.45                             13.34
Mar-99                                                                      15.27                             11.22
Apr-99                                                                      26.61                             17.61
May-99                                                                      12.74                             15.30
Jun-99                                                                      10.60                             16.83
Jul-99                                                                       5.91                             16.13
Aug-99                                                                     -11.45                              7.89
Sep-99                                                                     -16.47                              3.70
Oct-99                                                                     -18.74                             -0.94

24 MONTH ROLLING WINDOWS

[BAR GRAPH]

                                                                          RABAR PF                           MARCTA-E
                                                                          --------                           --------
Dec-95                                                                      49.79                             12.41
Jan-96                                                                      67.29                             18.93
Feb-96                                                                      60.68                             15.24
Mar-96                                                                      32.17                             13.34
Apr-96                                                                      33.37                             21.64
May-96                                                                      15.48                             17.43
Jun-96                                                                      -0.71                             14.66
Jul-96                                                                       1.18                             14.37
Aug-96                                                                       3.69                             17.20
Sep-96                                                                       4.59                             18.91
Oct-96                                                                      20.06                             25.50
Nov-96                                                                      16.56                             27.63
Dec-96                                                                      12.05                             26.49
Jan-97                                                                      31.48                             34.26
Feb-97                                                                      20.10                             34.36
Mar-97                                                                       3.28                             26.33
Apr-97                                                                      -8.32                             22.58
May-97                                                                     -17.75                             22.38
Jun-97                                                                     -15.63                             24.27
Jul-97                                                                       3.79                             34.07
Aug-97                                                                       3.66                             27.02
Sep-97                                                                      15.22                             28.75
Oct-97                                                                      17.30                             27.78
Nov-97                                                                      14.98                             27.69
Dec-97                                                                       6.75                             27.94
Jan-98                                                                       8.99                             26.08
Feb-98                                                                      22.24                             30.13
Mar-98                                                                      24.34                             30.47
Apr-98                                                                      13.16                             19.58
May-98                                                                      22.20                             22.76
Jun-98                                                                      22.81                             22.80
Jul-98                                                                      26.86                             24.50
Aug-98                                                                      52.82                             34.33
Sep-98                                                                      56.34                             36.85
Oct-98                                                                      35.88                             29.31
Nov-98                                                                      24.43                             22.69
Dec-98                                                                      32.78                             25.80
Jan-99                                                                      23.72                             19.19
Feb-99                                                                      22.96                             20.35
Mar-99                                                                      18.43                             20.07
Apr-99                                                                      29.90                             25.41
May-99                                                                      23.24                             23.23
Jun-99                                                                      23.36                             24.52
Jul-99                                                                       5.14                             16.34
Aug-99                                                                      12.46                             20.18
Sep-99                                                                       9.38                             19.25
Oct-99                                                                       5.85                             15.01

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                               CORRELATION MATRIX
                           COMMODITY TRADING ADVISORS
                            AUGUST 1995-OCTOBER 1999

                                                            S&P 500    MSCI WORLD    LBBI
                       CAMPBELL PF   RABAR PF   BEACON PF    INDEX       INDEX       INDEX
  Campbell Pro forma       1.00
  Rabar Pro forma          0.69        1.00
  Beacon Pro forma         0.57        0.60        1.00
  S&P 500 Index            0.10       -0.05        0.38      1.00
  MSCI World Index         0.07       -0.08        0.33      0.93         1.00
  LBBI Index               0.47        0.50        0.35      0.25         0.12       1.00

Note: Bridgewater is not included in the table because the Aggressive Pure Alpha Future Only Program did not begin trading until August 1998.

The Correlation Matrix above illustrates the correlation of three of the Fund's advisors to U.S. and international stock market indices and a U.S. bond index.

CORRELATION is a statistical measure of the extent to which two or more variables move together (in this case, rates of return on a point-by-point basis). This measure is then adjusted for volatility of the two series as measured by their standard deviation. What emerges is a variable which will range from +1.00 to -1.00 and is a statistical measurement tool by which to judge the standardized historical relative return movement (e.g., correlation).

A value of +1.00 indicates perfect positive movement and a value of -1.00 indicates perfect negative movement in terms of the direction and standardized magnitude of historic returns. A value of zero indicates no consistent similarity in movement between the variables or non-correlation. In general, a rating less than 0.50 indicates a certain degree of non-correlation.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
                                       117

                                    TABLE C
               HYPOTHETICAL COMPOSITE ADJUSTED PERFORMANCE RECORD
              FOR THE PERIOD AUGUST 1998 THROUGH OCTOBER 31, 1999

                                                                         HYPOTHETICAL COMPOSITE                   HYPOTHETICAL
                         COMPOSITE OF                      COMPOUND         WEIGHTED AVERAGE                        COMPOUND
                        ACTUAL MONTHLY   HYPOTHETICAL       ANNUAL             PRO FORMA          HYPOTHETICAL       ANNUAL
    PERIOD ENDING       RATE OF RETURN   $1,000 UNIT    RATE OF RETURN       RATE OF RETURN       $1,000 UNIT    RATE OF RETURN
    -------------       --------------   ------------   --------------   ----------------------   ------------   --------------
1998..................                      $1,000                                                   $1,000
August................       9.84%           1,098                                8.65%               1,087
September.............       4.45            1,147                                4.12                1,131
October...............       2.82            1,180                                2.50                1,160
November..............       0.43            1,185                                0.32                1,163
December..............       0.72            1,193           19.32%               0.44                1,168           16.84%
1999
January...............      (2.22)           1,167                               (2.67)               1,137
February..............       4.28            1,217                                4.01                1,183
March.................      (2.03)           1,192                               (2.18)               1,157
April.................       5.97            1,263                                5.69                1,223
May...................      (5.25)           1,197                               (5.72)               1,153
June..................       1.32            1,213                                1.12                1,166
July..................      (3.39)           1,172                               (3.78)               1,122
August................      (1.36)           1,156                               (1.70)               1,103
September.............      (1.83)           1,134                               (2.15)               1,079
October...............      (5.38)           1,073          (10.04)              (5.47)               1,020          (12.71)

Table based on partnership size of $15 million.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
                                       118

                                NOTES TO TABLE C

The Compound Annual Rate of Return and the Hypothetical Compound Annual Rate of Return for each year is calculated by applying on a compound basis each of the Composite of Actual Monthly Rates of Return and each of the Hypothetical Composite Weighted Average Pro Forma Rates of Return for such month, not by adding or averaging such monthly rates of return. For purposes of this table, August 1998 was used as the starting month since it was the common date that all programs (that will be traded for the Fund) were trading.

The Hypothetical Composite Adjusted Performance Record was prepared by the general partner and is a result of (a) making certain pro forma adjustments to the historical performance records of the four Advisors' programs to be used for the Fund in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses, and interest income calculated in accordance with the fee and income structure of the Fund as opposed to the corresponding fees, expenses or income actually charged or earned in the historical performance records (For purposes of the calculation of Fund interest income, historical 30-day Treasury bill rates of the time period presented on Tables B-1 were used. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Fund interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the prevailing interest rates of a particular time period), (b) assuming the following initial allocation of Fund assets is made to the
Advisors: Beacon -- 20%; Bridgewater -- 20%; Campbell -- 30% and Rabar -- 30%,
(c) calculating a combined weighted average pro forma rate of return, and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000 made at the beginning of the period. For example, Beacon's initial allotment of $200 to the Meka Trading System was multiplied by its Pro Forma Monthly Rate of Return from Table B-1. In August 1998, Beacon's Pro Forma Monthly Rate of Return was 2.94% which resulted in an increase of $6 for the first month and a corresponding increase to its trading allotment to $206. Next, this process was repeated for each program or portfolio traded by the Advisors for the Fund, then added to reach a net asset value as of the end of the month of $1,087, an increase of 8.65% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month's assets allocated to each program or portfolio plus trading profits or losses. The Composite of Actual Monthly Rates of Return is similarly calculated using each of the Advisor's actual composite performance data for the same period.

The Hypothetical Composite Adjusted Performance Record does not reflect how the Fund may operate, but is based instead upon estimates and assumptions considered by the general partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

Irrespective of the limitations of the pro forma adjustments that have been made to the Advisors' historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. However, the table is nevertheless hypothetical in that no single account has been managed by the Advisors utilizing all four programs in the same proportions as the Fund's assets will be allocated. CFTC and NFA regulations require that the following cautionary legend accompany all hypothetical trading records:

THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THE ADVISORS' TRADING PROGRAMS HAVE NOT BEEN TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-PROGRAM MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING PROGRAMS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING PROGRAMS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING PROGRAMS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each program were calculated set forth under "The Advisors -- Notes to Tables B-1 for all Advisors." The Hypothetical Composite Adjusted Performance Record, for the period August 1998 through October 31, 1999, has been calculated on the basis of Pro Forma Monthly Rate of Return figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Fund is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

Although the general partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Fund, prospective investors must carefully consider its limitations.

                               COMMODITY MARKETS

COMMODITY FUTURES

Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2000 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2000 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery
(sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

FORWARD CONTRACTS

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Fund will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See "-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily cash settlements of unrealized profit or loss are made in the case of open forward contract positions. Unrealized profit or loss, however, will be reflected daily in the Fund's net assets.

Commodity futures and forward transactions are highly leveraged and prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Fund will be speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Fund's.

OPTIONS

The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Fund may trade in such commodity options as are established on domestic exchanges. Trading policies of the Fund place no limitation on the percentage of Net Assets that may be invested in options, and the Fund may write options. The Fund may trade over-the-counter currency options to the extent permitted by CFTC regulations.

The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

SWAPS

Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearing house.

The Fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the Fund is contractually obligated to make. In some of the Fund's swap transactions the counterparty may require the Fund to deposit collateral to support the Fund's obligation under the swap agreement. If the counterparty to such a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive in addition to any collateral deposits made with the counterparty.

REGULATION

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. Under the amendments to the CEA effected by the CFTC Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The general partner is registered as a commodity pool operator and a commodity trading advisor and all of the advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Salomon Smith Barney, the commodity broker for the Fund, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "The Risk You Face -- Commodity Trading Risks -- Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses" in Part One of this prospectus.

The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted rules with respect to the treatment of positions held by a commodity pool, such as the Fund, for purposes of determining compliance with speculative position limits. Futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the

Fund and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the advisors and their principals will be aggregated with the Fund's positions. Depending upon the total amount of assets being managed in both the Fund's account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The advisors, the general partner and Salomon Smith Barney are each members of the NFA.

The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner and Salomon Smith Barney does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

MARGINS

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. Salomon Smith Barney intends to require the Fund to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to the margin calls.

Salomon Smith Barney will not require the Fund to meet and maintain margin on its forward contracts.

                                    GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this prospectus.

Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

CFTC.  Commodity Futures Trading Commission.

Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. Salomon Smith Barney charges most customers, but not the Fund, commissions per futures contract on a "round-turn" basis, that is, only upon the closing of an open position.

Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his or her own account.

Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Continuous Offering. Offers and sales of Units after the initial offering period.

Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

Market order. An order to execute a trade at the prevailing price as soon as possible.

NFA.  National Futures Association.

Net Assets. The total assets of the Fund including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Fund, less brokerage charges accrued and less all other liabilities of the Fund, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

Notional Funds. The difference between the nominal size of an account as agreed between the advisor and the client and the actual amount of funds held in the client's account at the commodity broker.

Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

Organizational and Offering Expenses. All expenses incurred by the Fund in connection with and in preparing the Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

Pit brokerage fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

Salomon Smith Barney standard public customer rates. Brokerage commissions that Salomon Smith Barney charges to its public customers, including individuals, which rates change from time to time.

Settlement price. The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

Sponsor. Any person directly or indirectly instrumental in organizing the Fund or any person who will manage or participate in the management of the Fund, including a commodity broker who pays any portion of the organizational expenses of the Fund, the general partner and any other person who regularly performs or selects the persons who perform services for the Fund. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

Swaps. Swap transactions generally involve contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are not guaranteed by an exchange or clearinghouse.

Unrealized profit or loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.  The date as of which the Net Assets of the Fund are determined.

Valuation Period.  A regular period of time between Valuation Dates.

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

                                                                       EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

PARAGRAPH AND SUBJECT                                              PAGE
---------------------                                              ----
 1.  Formation and Name..........................................   A-1
 2.  Principal Office............................................   A-1
 3.  Business....................................................   A-1
 4.  Term, Dissolution and Fiscal Year...........................   A-2
     Term........................................................   A-2
     Dissolution.................................................   A-2
     Fiscal Year.................................................   A-2
 5.  Net Worth of General Partner................................   A-2
 6.  Capital Contributions and Units of Partnership Interest.....   A-3
 7.  Allocation of Profits and Losses............................   A-4
     Capital Accounts............................................   A-4
     Allocations.................................................   A-4
     Allocation of Profit and Loss for Federal Income Tax           A-4
     Purposes....................................................
     Definitions.................................................   A-4
     Expenses and Limitation Thereof.............................   A-6
     Limited Liability of Limited Partners.......................   A-6
     Return of Limited Partners' Capital Contribution............   A-6
     Distributions...............................................   A-6
 8.  Management of the Partnership...............................   A-7
 9.  Audits and Reports to Limited Partners......................   A-9
10.  Transfer and Redemption of Units............................  A-10
     Initial Limited Partner.....................................  A-10
     Transfer....................................................  A-10
     Redemption..................................................  A-11
11.  Public Offering of Units of Limited Partnership Interest....  A-12
12.  Admission of Additional Partners............................  A-12
13.  Special Power of Attorney...................................  A-12
14.  Withdrawal of a Partner.....................................  A-12
15.  No Personal Liability for Return of Capital.................  A-13
16.  Indemnification.............................................  A-13
17.  Amendments; Meetings........................................  A-14
     Amendments with Consent of the General Partner..............  A-14
     Meetings....................................................  A-14
     Amendments and Actions without Consent of the General         A-14
     Partner.....................................................
     Continuation................................................  A-15
18.  Governing Law...............................................  A-15
19.  Miscellaneous...............................................  A-15
     Priority among Limited Partners.............................  A-15
     Notices.....................................................  A-15
     Binding Effect..............................................  A-15
     Captions....................................................  A-15

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of August 25, 1999, and amended and restated as of October 1, 1999 by and between Smith Barney Futures Management LLC, 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and David J. Vogel (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Salomon Smith Barney Diversified 2000 Futures Fund L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests, directly or indirectly, in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

     (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

     (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker or swap dealer nor obtaining and drawing on a line of credit with respect to forward contracts or swaps shall constitute borrowing; or

     (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

(a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2019; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

(b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

(c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 15,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be canceled. If subscriptions for at least 15,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

(a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

(b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

          (3) Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d) Definitions:

           (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

           (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

           (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

           (4) New Trading Profits. The excess, if any, of Net Assets managed by an Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Net Assets will also be adjusted to eliminate the effect of organizational and offering expenses.

           (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

           (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

           (7) Valuation Period.  A regular period of time between Valuation
     Dates.

           (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

           (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from Salomon Smith Barney to the Partnership for payment of organizational and offering expenses, if any.

     (f) Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partners' Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons, provided that the General Partner shall retain the ability to allocate and reallocate assets among advisors and the right to override decisions and take such other actions as may be necessary or desirable to liquidate accounts or protect the Partnership. The General Partner may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date. The General Partner will not raise the incentive fee cap regardless of whether there is an increase in the fee cap set forth in the NASAA Guidelines for the Registration of Commodity Pool Programs while the Units of Limited Partnership Interest are registered in any jurisdiction that imposes the lower fee cap in the Guidelines as of the date of this Agreement.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. ("Salomon Smith Barney") described in the Prospectus and to cause the Partnership to pay Salomon Smith Barney a monthly brokerage fee equal to up to .45% of month-end Net Assets (5.4% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and National Futures Association fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interest. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with Salomon Smith Barney to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts that would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iii) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis; (iv) any change in the General Partner; or (v) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the end of three full months after the purchase of a Unit, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, "request for redemption" shall mean a written or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with Salomon Smith Barney as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership or dissolution of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with Salomon Smith Barney or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.


General Partner:                                       Initial Limited Partner:

SMITH BARNEY                                           /s/ DAVID J. VOGEL
FUTURES MANAGEMENT LLC                                 -----------------------------------------------------

By: /s/ DAVID J. VOGEL                                 David J. Vogel
-------------------------------------------------      Limited Partners:
David J. Vogel, President                              All Limited Partners now and hereafter admitted as
                                                       limited partners of the Partnership pursuant to
                                                       powers of attorney now and hereafter executed in
                                                       favor of and delivered to the General Partner

                                                       By: SMITH BARNEY FUTURES
                                                            MANAGEMENT LLC
                                                            Attorney-in-Fact

                                                       By: /s/ DAVID J. VOGEL
                                                            ------------------------------------------------
                                                            David J. Vogel, President

       EXHIBIT

                                                                       EXHIBIT B

                     SALOMON SMITH BARNEY DIVERSIFIED 2000
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT
Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as those terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE FUND, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THE REGISTRATION RULES OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                            ------------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                            ------------------------

    C. RISK DISCLOSURE.

        1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

        2. Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance.

        4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

     EXHIBIT

                     SALOMON SMITH BARNEY DIVERSIFIED 2000             EXHIBIT B

                               FUTURES FUND L.P.
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)

-----------------------------------
 $                                                      -           - - -
-----------------------------------          --- --- --- --- --- --- - - -------
                                             SALOMON SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME
                          ----------------------------------------------------------------------
                          ----------------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE              ----------------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT               3 CORPORATION         6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                    4 PARTNERSHIP         7 EMPLOYEE BENEFIT PLAN
                                   5 TRUST               8 OTHER
                                                                 ---------------

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


-----------------------------------------------------------  -----------------------------------------------------------
                           DATE                                                         DATE

-----------------------------------------------------------  -----------------------------------------------------------
                  SUBSCRIBER'S SIGNATURE                                       SUBSCRIBER'S SIGNATURE

-----------------------------------------------------------  -----------------------------------------------------------
                   TITLE (IF APPLICABLE)                                        TITLE (IF APPLICABLE)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE
---------------------------------------------------------------------------

PRINT BOM NAME:
---------------------------------------

================================================================================

FOR BRANCH USE PLEASE COMPLETE
ENTER IOI FOR SECURITY NO. (CHECK ONE):             8952000             8952005
                                        ------------        ------------


-----------------------------------------------------------  ---------------------------------------  ---------------------
                 FINANCIAL CONSULTANT NAME                                TELEPHONE NO.                     WIRE CODE

                   Send completed Subscription Agreement to:

                      Smith Barney Futures Management LLC
                       390 Greenwich Street -- 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976

                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

 SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED JANUARY 31,
                                      2000

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

Alaska...............  $225,000 NW or $75,000 NW and $75,000 AI
Arizona..............  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
California...........  $250,000 NW or $100,000 NW and $65,000 AI
Iowa.................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
Maine................  $200,000 NW or $50,000 NW and $50,000 AI
Massachusetts........  $225,000 NW or $60,000 NW and $60,000 AI
Michigan.............  $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
Minnesota............  $225,000 NW or $60,000 NW and $60,000 AI
Mississippi..........  $225,000 NW and $60,000 AI
Missouri.............  $225,000 NW or $75,000 NW and $75,000 AI
North Carolina.......  $225,000 NW or $60,000 NW and $60,000 TI
Oregon...............  $225,000 NW or $60,000 NW and $60,000 TI
Pennsylvania.........  $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
South Dakota.........  $225,000 NW or $60,000 NW and $60,000 Annual Gross Income
Tennessee............  $225,000 NW or $60,000 NW and $60,000 AI
Texas................  $225,000 NW or $60,000 NW and $60,000 TI

--------------------
(1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

(2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

     (f) [For Arizona, New Mexico and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ARIZONA, NEW MEXICO AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

                 (This page has been left blank intentionally.)

                 (This page has been left blank intentionally.)

                 (This page has been left blank intentionally.)

                                                                  EXECUTION COPY

                     SALOMON SMITH BARNEY DIVERSIFIED 2000
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT
Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P. (the "Fund") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as those terms are defined in the Fund's Prospectus and Disclosure Document) (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimums in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Fund to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) represent and warrant to the General Partner and the Fund as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE FUND, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THE REGISTRATION RULES OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I consent to the execution and delivery of the Customer Agreement between the Fund and Salomon Smith Barney Inc. ("Salomon Smith Barney") and to the payment to Salomon Smith Barney of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or Salomon Smith Barney for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither Salomon Smith Barney nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and Salomon Smith Barney or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Fund is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although a Salomon Smith Barney Financial Consultant may have suggested that the Director consider the investment in the Fund, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I apply to become a limited partner as of the date the sale of my Units becomes effective, and I agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I irrevocably constitute and appoint Smith Barney Futures Management LLC, the General Partner of the Fund, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Fund and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Fund; (iii) certificates of assumed name; and (iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                            ------------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                            ------------------------

    C. RISK DISCLOSURE.

        1. Investment in the Fund is speculative and includes the risks summarized under "The Risks You Face" in the Prospectus. Each investor must be able to afford the risks of an investment in the Fund.

        2. Smith Barney Futures Management LLC, is an affiliate of Salomon Smith Barney. Salomon Smith Barney is the Selling Agent and the Commodity Broker and recipient of brokerage fees. Therefore, conflicts of interest exist as described in the Prospectus. Salomon Smith Barney will receive substantial brokerage fees from the Fund regardless of the Fund's trading performance (see "Fees and Expenses to the Fund" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance.

        4. The offering of Units is made solely on the information in the Prospectus and Disclosure Document including the Exhibits thereto. No person is authorized to make any other representations.

                     SALOMON SMITH BARNEY DIVERSIFIED 2000        EXECUTION COPY

                               FUTURES FUND L.P.
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)

-----------------------------------
 $                                                      -           - - -
-----------------------------------          --- --- --- --- --- --- - - -------
                                             SALOMON SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME
                          ----------------------------------------------------------------------
                          ----------------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE              ----------------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT              3 CORPORATION       6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                   4 PARTNERSHIP       7 EMPLOYEE BENEFIT PLAN
                                  5 TRUST             8 OTHER
                                                              ------------------

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


-----------------------------------------------------------  -----------------------------------------------------------
                           DATE                                                         DATE

-----------------------------------------------------------  -----------------------------------------------------------
                  SUBSCRIBER'S SIGNATURE                                       SUBSCRIBER'S SIGNATURE

-----------------------------------------------------------  -----------------------------------------------------------
                   TITLE (IF APPLICABLE)                                        TITLE (IF APPLICABLE)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rule 2810, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE
---------------------------------------------------------------------------

PRINT BOM NAME:
---------------------------------------

==============================================================================
FOR BRANCH USE PLEASE COMPLETE
ENTER IOI FOR SECURITY NO. (CHECK ONE):             8952000             8952005
                                        ------------        ------------


-----------------------------------------------------------  ---------------------------------------  ---------------------
                 FINANCIAL CONSULTANT NAME                                TELEPHONE NO.                     WIRE CODE

                   Send completed Subscription Agreement to:

                      Smith Barney Futures Management LLC
                       390 Greenwich Street -- 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976

                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

 SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED JANUARY 31,
                                      2000